Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT (herein called this “Agreement”) dated as of December 13, 2019, by and among DEVON ENERGY CORPORATION, a Delaware corporation (the “U.S. Borrower”), and DEVON CANADA CORPORATION, an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, collectively, the “Borrowers”), BANK OF AMERICA, N.A., individually and as administrative agent (the “Administrative Agent”), and the Lenders party to this Agreement (the “Consenting Lenders”).

W I T N E S S E T H:

A. The Borrowers, the Administrative Agent and the Lenders entered into that certain Credit Agreement dated as of October 5, 2018 (the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans to the Borrowers as therein provided.

B. Pursuant to the notice delivered to the Administrative Agent on June 19, 2019, the Borrowers permanently reallocated the then-existing Canadian Commitments to U.S. Commitments and irrevocably terminated the Canadian Commitments, effective as of June 27, 2019 (the “Canadian Subfacility Termination”).

C. As a result of the Canadian Subfacility Termination, there are no Canadian Lenders party to the Original Agreement.

D. The Borrowers, the Administrative Agent and the Consenting Lenders (constituting the Required Lenders) desire to amend the Original Agreement as set forth herein to, among other things, (i) first, delete certain provisions relating to the Canadian Subfacility in the Original Agreement and (ii) second, evidence the U.S. Borrower’s requested extension of the Maturity Date from October 5, 2023 to October 5, 2024 pursuant to Section 4.08 of the Credit Agreement (including the waiver of the notice requirements set forth in Section 4.08(a) of the Credit Agreement and the modification of the maximum number of such extensions during the term of the Credit Agreement from two to three, the “Extension”);

In consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the Loans which may hereafter be made by the Lenders to the U.S. Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND REFERENCES

1.01. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Agreement.

1.02. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Agreement shall have the meanings assigned to them in this section.

“Amendment” means the Amendment to the Original Agreement as set forth in Article 2 of this Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE 2.

AMENDMENT

2.01. Amendments to Original Agreement, Original Agreement Exhibits and Certain Schedules to Original Agreement. Subject to the satisfaction of the conditions precedent set forth in Article 4 below, the Original Agreement, the Original Agreement Exhibits and certain Schedules to the Original Agreement shall be amended, effective as of the Effective Date, in the manner provided in this Article 2.

(a) Amendments to Original Agreement and Original Agreement Exhibits. The Original Agreement and the Exhibits to the Original Agreement (but not any schedules except as set forth herein) are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement and the Exhibits to the Credit Agreement attached as Annex A hereto.

(b) Amendments to Section 9.01 of Schedule 7 to the Original Agreement. Section 9.01 of Schedule 7 to the Original Agreement is hereby supplemented to reflect incorporation of the information set forth on Annex B attached hereto.

(c) Amendments to Schedule 2.01 to the Original Agreement. Schedule 2.01 to the Original Agreement is hereby amended in its entirety to read as set forth on Schedule 2.01 attached hereto.

(d) Amendments to Schedule 12.02 to the Original Agreement. Schedule 12.02 to the Original Agreement is hereby amended in its entirety to read as set forth on Schedule 12.02 attached hereto.

ARTICLE 3.

EXTENSION

3.01. Consent to Extension. Subject to the satisfaction of the conditions precedent set forth in Article 5 below, each Consenting Lender hereby consents to the Extension, and effective as of the Effective Date, the Maturity Date applicable to each Consenting Lender is October 5, 2024. In connection with the Extension, the Consenting Lenders waive the notice requirements set forth in Section 4.08(a) of the Credit Agreement.

3.02. Restoration of Permitted Extensions. Immediately following the consummation of all transactions contemplated herein, on the Effective Date, the number of extension requests permitted pursuant to Section 4.08(a) of the Credit Agreement will be restored to two (2).

ARTICLE 4.

CONDITIONS TO EFFECTIVENESS OF AMENDMENT

4.01. Conditions to Effectiveness of the Amendment. The Amendment shall become effective at the time (such time, the “Effective Time” and such date on which the Effective Time occurs,

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the “Effective Date”) when Administrative Agent shall have received the counterparts of this Agreement, executed by the Borrowers and the Required Lenders.

ARTICLE 5.

CONDITIONS TO EFFECTIVENESS OF EXTENSION

5.01. Conditions to Effectiveness of the Extension. The Extension shall become effective immediately following the occurrence of the Effective Time on the Effective Date when the Administrative Agent shall have received the following: (a) a certificate of the U.S. Borrower dated as of the date hereof containing the certifications required by Section 4.08(b) of the Credit Agreement, and (b) payment of fees in the amount separately agreed by the U.S. Borrower pursuant to the letter agreement dated as of the date hereof among the U.S. Borrower, Administrative Agent and BofA Securities, Inc.

ARTICLE 6.

REPRESENTATIONS AND WARRANTIES

6.01. Representations and Warranties of the Borrowers. In order to induce each Consenting Lender to enter into this Agreement, the Canadian Borrower represents and warrants to each Consenting Lender with respect to all of the following matters applicable to it and its Subsidiaries that, and the U.S. Borrower represents and warrants to each Consenting Lender with respect to all of the following matters that:

(a) The representations and warranties contained in Article 7 of the Credit Agreement and the other Loan Documents made by it are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(b) Each Borrower is duly authorized to execute and deliver this Agreement and is duly authorized to perform its obligations under the Credit Agreement. Each Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement and to authorize the performance of the obligations of such Borrower hereunder.

(c) The execution and delivery by each Borrower of this Agreement, the performance by such Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of (A) any Law, (B) the Organization Documents of such Borrower, or (C) any agreement, judgment, license, order or permit applicable to or binding upon such Borrower unless with respect to clause (A) and clause (C) above such conflict would not reasonably be expected to have a Material Adverse Effect, result in the acceleration of any Indebtedness of such Borrower which would reasonably be expected to have a Material Adverse Effect, or result in or require the creation of any Lien upon any assets or properties of such Borrower which would reasonably be expected to have a Material Adverse Effect, except as expressly contemplated or permitted in the Loan Documents. Except (A) as expressly contemplated in the Loan Documents or (B) for any filings required for compliance with any applicable requirements under securities laws or a national securities exchange, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Borrower of this Agreement or to consummate any transactions contemplated by this Agreement, unless failure to obtain such consent, approval, authorization or

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order or provide for such notice or filing would not reasonably be expected to have a Material Adverse Effect.

(d) When duly executed and delivered, this Agreement will be a legal and binding obligation of each Borrower and the Credit Agreement will be a legal and binding obligation of the U.S. Borrower, in each case, enforceable in accordance with its terms, except as limited by Debtor Relief Laws.

(e) No Default exists on the Effective Date.

ARTICLE 7.

MISCELLANEOUS

7.01. Ratification of Agreements. The Original Agreement, as hereby amended, is hereby ratified and confirmed in all respects and shall remain in full force and effect. The Loan Documents, as they may be amended or affected by this Agreement, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement, as hereby amended. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Original Agreement or any other Loan Document nor constitute a waiver of any provision of the Original Agreement or any other Loan Document.

7.02. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrowers herein shall survive the execution and delivery of this Agreement and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Original Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Agreement and under the Original Agreement.

7.03. Loan Documents. This Agreement is a Loan Document, and all provisions in the Original Agreement pertaining to Loan Documents apply hereto.

7.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the state of New York; provided that the Administrative Agent and each Lender shall retain all rights arising under federal law.

7.05. Counterparts. This Agreement maybe separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

DEVON ENERGY CORPORATION,
as the U.S. Borrower

By:	/s/ Alana D. Tetrick
	Name:	Alana D. Tetrick
	Title:	Vice President, Corporate Finance and Treasurer

DEVON CANADA CORPORATION, as the Canadian Borrower

By:	/s/ Alana D. Tetrick
	Name:	Alana D. Tetrick
	Title:	Treasurer

Signature Page to First Amendment to Credit Agreement and Extension Agreement

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Extension Agreement

BANK OF AMERICA, N.A.,
as a Lender, an L/C Issuer, and the Swing Line Lender

By:	/s/ Christopher DiBiase
	Name:	Christopher DiBiase
	Title:	Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Arina Mavilian
	Name:	Arina Mavilian
	Title:	Executive Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

ROYAL BANK OF CANADA, as a Lender and an L/C Issuer

By:	/s/ Jim Allred
	Name:	Jim Allred
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney Dennis
	Name:	Sydney Dennis
	Title:	Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Trudy Nelson
	Name:	Trudy Nelson
	Title:	Authorized Signatory

By:	/s/ Scott W. Danvers
	Name:	Scott W. Danvers
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

CITIBANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Peter Kardos
	Name:	Peter Kardos
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Extension Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin
	Name:	Ryan Durkin
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender and an L/C Issuer

By:	/s/ Marc Graham
	Name:	Marc Graham
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Jeffrey
	Name:	Patrick Jeffrey
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement and Extension Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ Brandon Dunn
	Name:	Brandon Dunn
	Title:	Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

BANK OF MONTREAL, as a Lender

By:	/s/ Matthew L. Davis
	Name:	Matthew L. Davis
	Title:	Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

MIZUHO BANK, LTD., as a Lender and an L/C Issuer

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement and Extension Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Stephen Warfel
	Name:	Stephen Warfel
	Title:	Managing Director

Signature Page to First Amendment to Credit Agreement and Extension Agreement

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Peter Kuo
	Name:	Peter Kuo
	Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement and Extension Agreement

Annex A

Attached hereto

Annex A

~~EXECUTION VERSION~~

Published CUSIP Number (Deal): 25179UAL9

Published CUSIP Number (~~US~~ Revolver): 25179UAM7

~~Published CUSIP Number (CAD Revolver): 25179UAN5~~

CREDIT AGREEMENT

Effective as of October 5, 2018

among

DEVON ENERGY CORPORATION

as ~~U.S. Borrower DEVON CANADA CORPORATION~~

~~as Canadian~~ Borrower

BANK OF AMERICA, N.A.

as Administrative Agent, Swing Line Lender and an L/C Issuer

and

THE OTHER LENDERS and L/C ISSUERS PARTY HERETO

CITIBANK, N.A.

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD.

RBC CAPITAL MARKETS*

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

and

WELLS FARGO SECURITIES, LLC

Syndication Agents

~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~BOFA SECURITIES, INC.

CITIBANK, N.A.,

JPMORGAN CHASE BANK, N.A.

MIZUHO BANK, LTD.

RBC CAPITAL MARKETS

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH

and

WELLS FARGO SECURITIES, LLC

Joint Lead Arrangers and Bookrunners

*	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS
Page
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS		1
1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	~~34~~39
1.03.	Accounting Terms	~~35~~40
1.04.	Rounding	~~35~~41
1.05.	References to Agreements and Laws	~~35~~41
1.06.	Times of Day	~~35~~41
1.07.	Letter of Credit Amounts	~~35~~41
1.08.	U.S. Dollar Equivalent	~~36~~41
ARTICLE 2~~. U.S~~. COMMITMENTS AND ~~U.S.~~ CREDIT EXTENSION		~~36~~41
2.01.	~~U.S.~~ Committed Loans	~~36~~41
2.02.	~~U.S.~~ Borrowings, Conversions and Continuations of ~~U.S.~~ Committed Loans	~~36~~42
2.03.	~~U.S.~~ Bid Loans	~~37~~43
2.04.	~~U.S.~~ Letters of Credit	~~40~~46
2.05.	~~U.S.~~ Swing Line Loans	~~48~~54
2.06.	Prepayments	~~51~~57
2.07.	Repayment of U.S. Loans	~~52~~58
ARTICLE 3. ~~CANADIAN SUBFACILITY~~ [Reserved]		~~52~~58
~~3.01.~~	~~Canadian Committed Loans~~	~~52~~58
~~3.02.~~	~~Canadian Borrowings, Conversions and Continuations of Canadian Committed Loans~~	~~52~~58
~~3.03.~~	~~Canadian Bid Loans~~	~~54~~60
~~3.04.~~	~~Canadian Letters of Credit~~	~~57~~63
~~3.05.~~	~~Canadian Swing Line Loans~~	~~66~~72
~~3.06.~~	~~Prepayments~~	~~69~~75
~~3.07.~~	~~Repayment of Canadian Loans~~	~~70~~76
~~3.08.~~	~~Bankers’ Acceptances~~	~~70~~76
~~3.09.~~	~~Currency Fluctuations~~	~~74~~80
~~3.10.~~	~~Currency Conversion and Currency Indemnity~~	~~75~~81
~~3.11.~~	~~Funding Source~~	~~75~~81
ARTICLE 4. GENERAL PROVISIONS APPLICABLE TO SENIOR CREDIT FACILITY ~~AND CANADIAN SUBFACILITY~~		~~76~~82
4.01.	Interest on Loans	~~76~~82
4.02.	Fees	~~77~~83
4.03.	Computation of Interest and Fees on Loans	~~78~~84
4.04.	Evidence of Debt	~~78~~84
4.05.	Payments Generally	~~79~~85
4.06.	Sharing of Payments	~~80~~87
4.07.	~~Canadian Reallocation of the Commitments~~ [Reserved]	~~82~~88
4.08.	Extension of Maturity Date	~~82~~88
4.09.	Increase in Commitments	~~83~~89
4.10.	Defaulting Lenders	~~84~~90
4.11.	Termination or Reduction of Commitments	~~86~~92
ARTICLE 5. TAXES, YIELD PROTECTION AND ILLEGALITY		~~87~~93
5.01.	Taxes	~~87~~93
5.02.	Illegality	~~91~~97

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5.03.	Inability to Determine Rates; Market Disruption	~~91~~98
5.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~U.S. Dollar~~ Eurodollar Rate ~~Loans, Canadian Dollar CDOR Rate Loans, and Canadian U.S. Eurodollar Rate Committed Loans~~	~~93~~100
5.05.	Compensation for Losses	~~94~~101
5.06.	Matters Applicable to all Requests for Compensation	~~95~~101
5.07.	Mitigation Obligations	~~95~~102
5.08.	Survival	~~95~~102
ARTICLE 6. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~95~~102
6.01.	Conditions to Effectiveness of this Agreement	~~95~~102
6.02.	Conditions to all Credit Extensions	~~97~~104
6.03.	Confirmation of Conditions to Effectiveness of this Agreement	~~97~~104
ARTICLE 7. REPRESENTATIONS AND WARRANTIES		~~98~~104
7.01.	No Default	~~98~~104
7.02.	Organization and Good Standing	~~98~~105
7.03.	Authorization	~~98~~105
7.04.	No Conflicts or Consents	~~98~~105
7.05.	Enforceable Obligations	~~98~~105
7.06.	Full Disclosure	~~99~~105
7.07.	Litigation	~~99~~106
7.08.	ERISA Plans and Liabilities	~~99~~106
7.09.	Environmental and Other Laws	~~99~~106
7.10.	Material Subsidiaries	~~100~~106
7.11.	Use of Proceeds; Margin Stock	~~100~~107
7.12.	Government Regulation	~~100~~107
7.13.	Solvency	~~100~~107
7.14.	No Material Adverse Effect	~~100~~107
7.15.	OFAC	~~100~~107
7.16.	Anti-Corruption, Anti-Terrorism Laws	~~100~~107
ARTICLE 8. AFFIRMATIVE COVENANTS		~~100~~107
8.01.	Payment and Performance	~~101~~107
8.02.	Books, Financial Statements and Reports	~~101~~108
8.03.	Other Information and Inspections	~~103~~109
8.04.	Notice of Material Events	~~103~~110
8.05.	Maintenance of Properties	~~104~~111
8.06.	Maintenance of Existence and Qualifications	~~104~~111
8.07.	Payment of Taxes, etc.	~~104~~111
8.08.	Insurance	~~104~~111
8.09.	Compliance with Law	~~104~~111
8.10.	Environmental Matters	~~104~~111
8.11.	Use of Proceeds	~~105~~111
8.12.	Additional Guarantors	~~105~~112
8.13.	Anti-Corruption; Sanctions	~~105~~112
ARTICLE 9. NEGATIVE COVENANTS OF ~~BORROWERS~~ THE BORROWER		~~105~~ 112
9.01.	Indebtedness	~~105~~112
9.02.	Limitation on Liens	~~107~~114
9.03.	Fundamental Changes	~~107~~114
9.04.	~~Fundamental Changes of Canadian Borrower~~Reserved	~~107~~114
9.05.	Transactions with Affiliates	~~108~~115
9.06.	Sanctions	~~108~~115

9.07.	Prohibited Contracts	~~108~~115
9.08.	Funded Debt to Total Capitalization	~~108~~115
ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES		~~109~~115
10.01.	Events of Default	~~109~~115
10.02.	Remedies Upon Event of Default	~~110~~117
10.03.	Application of Funds Received from the Canadian Borrower	~~111~~118
10.04.	Application of Funds Received from the ~~U.S.~~ Borrower	~~112~~119
10.05.	Application of Funds Received under Devon Financing LLC Guaranty	~~113~~120
ARTICLE 11. ADMINISTRATIVE AGENT		~~113~~120
11.01.	Appointment and Authority	~~113~~120
11.02.	Rights as a Lender	~~113~~120
11.03.	Exculpatory Provisions	~~114~~120
11.04.	Reliance by Administrative Agent	~~114~~121
11.05.	Delegation of Duties	~~115~~122
11.06.	Resignation of Administrative Agent	~~115~~122
11.07.	Non-Reliance on Administrative Agent and Other Lenders	~~116~~123
11.08.	Indemnification of Administrative Agent, Etc.	~~117~~124
11.09.	Administrative Agent May File Proofs of Claim	~~117~~124
11.10.	Guaranty Matters	~~118~~125
11.11.	Arrangers and Managers	~~118~~125
ARTICLE 12. MISCELLANEOUS		~~118~~125
12.01.	Amendments, Etc.	~~118~~125
12.02.	Notices and Other Communications; Facsimile Copies	~~119~~126
12.03.	No Waiver; Cumulative Remedies; Enforcement	~~122~~129
12.04.	Attorney Costs and Expenses	~~122~~129
12.05.	Indemnification by the ~~U.S.~~ Borrower	~~123~~130
12.06.	~~Indemnification by Canadian Borrower~~ Reserved	~~123~~130
12.07.	Waiver of Consequential Damages, Etc.	~~124~~131
12.08.	Payments Set Aside	~~124~~131
12.09.	Successors and Assigns	~~125~~132
12.10.	Confidentiality	~~130~~137
12.11.	Bank Accounts; Offset	~~131~~138
12.12.	Interest Rate Limitation	~~131~~139
12.13.	Counterparts	~~132~~139
12.14.	Integration	~~132~~139
12.15.	Survival of Representations and Warranties	~~132~~139
12.16.	Severability	~~132~~140
12.17.	Replacement of Lenders	~~133~~140
12.18.	Governing Law	~~134~~141
12.19.	WAIVER OF RIGHT TO TRIAL BY JURY	~~134~~142
12.20.	Electronic Execution of Assignments and Certain Other Documents	~~135~~142
12.21.	USA PATRIOT Act; KYC Notice	~~135~~142
12.22.	No Advisory or Fiduciary Responsibility	~~136~~143
12.23.	Termination of Commitments Under Existing Credit Agreement	~~136~~144
12.24.	ENTIRE AGREEMENT	~~137~~144
12.25.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~137~~144
12.26.	Acknowledgement Regarding Any Supported QFCs	144

SCHEDULES

2.01	Commitments and Pro Rata Shares
7	Disclosure Schedule
12.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A ~~(U.S.)~~	~~U.S.~~ Committed Loan Notice

~~A(C)~~	~~Canadian Committed Borrowing Notice~~

B~~(U.S.)~~-1	~~U.S.~~ Bid Request

B~~(C)-1~~	~~Canadian Bid Request~~

~~B(U.S.)~~-2	~~U.S.~~ Competitive Bid

~~B(C)-2~~	~~Canadian Competitive Bid~~

~~C(U.S.)~~	~~U.S.~~

C	Swing Line Loan Notice

~~C(C)~~	~~Canadian Swing Line Loan Notice~~

~~D-1~~	~~U.S. Note~~

D~~-2~~	~~Canadian~~ Note

E	Compliance Certificate

F	Assignment and Assumption

G~~-1~~	Form of Additional Guaranty ~~of the U.S. Borrower~~

~~G-2~~	~~Guaranty of Devon Financing LLC~~

H	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 5, 2018, among DEVON ENERGY CORPORATION, a Delaware corporation (the “U.S. Borrower”, and also, following the Canadian Subfacility Payoff Date (as defined below), “the Borrower”), DEVON CANADA CORPORATION, an Alberta corporation (on or prior to the First Amendment and Extension Effective Date (as defined below), the “Canadian Borrower,” and, together with the U.S. Borrower, collectively, the “Borrowers” and each, a “Borrower”)~~,~~ each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent~~, Canadian Swing Line Lender~~ and ~~U.S.~~ Swing Line Lender.

The ~~Borrowers have~~Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1.

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one ~~basis point~~Basis Point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, including and together with, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person and existing at the time of such acquisition, and any refinancing of the foregoing indebtedness on similar terms, taking into account current market conditions.

“Act” has the meaning specified in Section 12.21.

“Additional Guaranty” means any Guaranty made by a Guarantor pursuant to Section 8.12, substantially in the form of Exhibit G, and “Additional Guaranties” means all of them, collectively.

“Adjustment” has the meaning specified in Section 5.03(c)(ii)(A).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. ~~Bank of America, or any successor administrative agent, at its discretion may perform payment and other functions relating to the Canadian Subfacility through its Canadian branch.~~

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02, or such other address or account as the Administrative Agent may from time to time notify the ~~Borrowers~~Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent Parties” has the meaning specified in Section 12.02.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, ~~Merrill Lynch, Pierce, Fenner & Smith Incorporated~~BOFA Securities), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agent/Issuer-Related Person” has the meaning specified in Section 11.08.

“ Aggregate Canadian Commitments” ~~means, at any time, the Canadian Commitments of all Canadian Lenders at such time, which shall not exceed $500,000,000 in the aggregate.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate U.S. Commitments” ~~means the Aggregate Commitments minus the Aggregate Canadian Commitments.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Agreement” means this Credit Agreement.

“AML/KYC Laws” means the Act, the Beneficial Ownership Regulation and other “know your client”, “know your customer” and anti-money laundering rules and regulations in effect from time to time.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation prohibiting bribery or corruption in effect in other jurisdictions applicable to the ~~Borrowers~~Borrower and/or ~~their~~its Subsidiaries.

~~“Applicable Currency” means (i) when used with respect to any U.S. Loan or U.S. L/C Obligations, U.S. Dollars, and (ii) when used with respect to any Canadian Prime Rate Loan, any Canadian Dollar CDOR Rate Loan or any Bankers’ Acceptance, Canadian Dollars, and (iii) when used with respect to any Canadian Base Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan made under the Canadian Subfacility, U.S. Dollars.~~

“Applicable Rate” means, from time to time, the number of Basis Points per annum, based upon the Debt Rating as set forth below:

Level	Debt Rating	Commitment Fee	Applicable Margin
for ~~U.S.~~ Eurodollar
Rate Committed
Loans~~, Canadian~~
~~Dollar CDOR Rate~~
~~Committed Loans,~~
~~Canadian U.S.~~
~~Eurodollar Rate~~
~~Committed Loans,~~
~~Canadian~~ and
Letter of Credit
~~Fee, U.S. Letter of~~
~~Credit Fee and~~
~~Canadian~~
			~~Stamping~~ Fee ~~Rate~~	Applicable Margin for ~~U.S.~~ Base Rate Committed ~~Loans, Canadian Base Rate Committed Loans, Canadian Prime Rate Committed Loans, U.S. Swing Line~~ Loans and ~~Canadian~~ Swing Line Loans
I	≥ A- / A3	10.0 bps	100.0 bps	0.0 bps
II	BBB+ / Baa1	12.5 bps	112.5 bps	12.5 bps
III	BBB / Baa2	15.0 bps	125.0 bps	25.0 bps
IV	BBB- / Baa3	20.0 bps	150.0 bps	50.0 bps
V	BB+ / Ba1	25.0 bps	175.0 bps	75.0 bps
VI	≤ BB / Ba2	30.0 bps	200.0 bps	100.0 bps

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the ~~U.S.~~ Borrower’s non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level I being the highest and the Debt Rating for Pricing Level VI being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 6.01(a)(vi). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Attorney Costs” means and includes all fees, expenses and disbursements of one U.S. law firm ~~and one Canadian law firm~~.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the U.S. Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of the U.S. Borrower and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 4.11, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 10.02.

~~“BA Discount Rate” means, in respect of a BA being accepted by a Canadian Lender on any date, (i) for a Canadian Lender that is listed in Schedule I to the Bank Act (Canada), the CDOR Rate; (ii) for a Canadian Lender that is listed in Schedule II to the Bank Act (Canada), the rate established by the Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Canadian Schedule II BA Reference Banks as of 11:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; and (iii) for a Canadian Lender that is listed in Schedule III to the Bank Act (Canada), the rate established by the Administrative Agent to be the lesser of (A) the CDOR Rate plus 10 Basis Points; and (B) the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted to the Administrative Agent by the Canadian Schedule III BA Reference Banks as of 11:00 a.m. on such drawdown date for bankers’ acceptances having a comparable maturity date as the maturity date of such BA; provided that, if any such BA Discount Rate determined as aforesaid shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“BA Equivalent Advance” means a loan provided hereunder by a Canadian Lender in lieu of accepting and purchasing a BA pursuant to Section 3.08.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“~~Bankers’ Acceptance” or “BA” means a Canadian Dollar draft of the Canadian Borrower, in form acceptable to each accepting Canadian Lender, for, subject to the availability of a market for Bankers’ Acceptances of such term, a term selected by Canadian Borrower of either 7 to 29, 30, 60, 90 or 180 days (as reduced or extended by the Administrative Agent, acting reasonably, to allow the maturity thereof to fall on a Business Day) payable in Canada.~~ Bankers’ Acceptances” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 50 Basis Points, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 100 Basis Points. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“ Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basis Point” means one one-hundredth of one percent (0.01%).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“~~Bid Request” means a U.S. Bid Request or a Canadian Bid Request, as applicable.~~BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

“Bid Loan” has the meaning specified in Section 2.03(a).

“~~Borrower” means any of the U.S. Borrower and the Canadian Borrower, and “Borrowers” means all of them, collectively.~~ Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

“BOFA Securities” means BofA Securities, Inc., in its capacity as sole lead arranger and sole bookrunner.

“Borrower” and “Borrowers” have the respective meanings specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 8.02.

“Borrowing” means a ~~U.S.~~Committed Borrowing, a Bid Borrowing or a ~~Canadian~~Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or ~~in Calgary, Canada, or~~ the state where the Administrative Agent’s Office is located ~~and with respect to the Canadian Subfacility other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or the province (or with respect to Canadian Loans denominated in U.S. Dollars, the state) where the Administrative Agent’s Office is located and,~~, and if such day relates to any ~~U.S. Dollar~~ Eurodollar Rate Loan, means any such day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian ~~Absolute Rate Loan” means a Canadian Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.~~Borrower” has the meaning specified in the introductory paragraph hereto.

~~“Canadian Base Rate Committed Loan” means a Canadian Loan denominated in U.S. Dollars that bears interest based on the Canadian U.S. Dollar Base Rate.~~

~~“Canadian Bid Borrowing” means a borrowing consisting of simultaneous Canadian Bid Loans of the same Type from each of the Canadian Lenders whose offer to make one or more Canadian Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 3.03.~~

~~“Canadian Bid Loan” has the meaning specified in Section 3.03(a).~~

~~“Canadian Bid Loan Lender” means, in respect of any Canadian Bid Loan, the Canadian Lender making such Canadian Bid Loan to the Canadian Borrower.~~

~~“Canadian Bid Request” means a written request for one or more Canadian Bid Loans substantially in the form of Exhibit B(C)-1.~~

~~“Canadian Borrower” has the meaning specified in the introductory paragraph hereto.~~

“Canadian ~~Borrowing” means a Canadian Committed Borrowing, a Canadian Bid Borrowing or a Canadian Swing Line Borrowing, as the context may require.~~ Commitment” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“Canadian Commitment” means, as to each Canadian Lender, its obligation to (a) make Canadian Committed Loans to the Canadian Borrower pursuant to Section 3.01, (b) purchase participations in Canadian L/C Obligations, (c) purchase participations in Canadian Swing Line Loans, and (d) accept or purchase Bankers’ Acceptances, in each case, in an aggregate principal amount at any one time outstanding not to exceed its Pro Rata Share of the Aggregate Canadian Commitment then in effect or its Canadian Maximum Commitment, as such amount may be adjusted from time to time in accordance with this Agreement, including Section 4.07.~~

~~“Canadian Committed Borrowing” means a borrowing consisting of simultaneous Canadian Committed Loans of the same Type or the acceptance or purchase of Bankers’ Acceptances and, in the case of Canadian Dollar CDOR Rate Committed Loans and Canadian U.S. Eurodollar Rate Committed Loans, having the same Interest Period, made by each of the Canadian Lenders pursuant to Section 3.01 or Section 3.08.~~

~~“Canadian Committed Borrowing Notice” means a notice of (a) a Canadian Committed Borrowing, (b) a conversion of Canadian Committed Loans from one Type to another, or (c) a continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans, pursuant to Section 3.02(a), which, if in writing, shall be substantially in the form of Exhibit A(C).~~

“Canadian Committed Loan” has the meaning specified ~~in Section 3.01.~~ for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“Canadian Competitive Bid” means a written offer by a Canadian Lender to make one or more Canadian Bid Loans, substantially in the form of Exhibit B(C)-2, duly completed and signed by a Canadian Lender.~~

~~“Canadian Credit Extension” means each of the following: (a) a Canadian Borrowing and (b) a Canadian L/C Credit Extension.~~

~~“Canadian Discount Proceeds” means, in respect of each Bankers’ Acceptance, funds in an amount which is equal to:~~

~~Face Amount divided by the sum of 1 + (Rate x (Term divided by 365))~~

~~(where “Face Amount” is the principal amount of the Bankers’ Acceptance being purchased, “Rate” is the BA Discount Rate divided by 100 and “Term” is the number of days in the term of the Bankers’ Acceptance.)~~

“Canadian Dollar” ~~and “C$” mean~~means the lawful money of Canada.

“Canadian ~~Dollar CDOR Rate” means for any Interest Period with respect to a Canadian Dollar CDOR Rate Loan the CDOR Rate calculated with a term equivalent to such Interest Period.~~Guaranty” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“Canadian Dollar CDOR Rate Loan” means a Canadian Dollar CDOR Rate Committed Loan or a Canadian Margin Bid Loan.~~

~~“Canadian Bid Margin” means the margin above or below the Canadian Dollar CDOR Rate to be added to or subtracted from the Canadian Dollar CDOR Rate, which margin shall be expressed in multiples of 1/100th of one Basis Point.~~

~~“Canadian Margin Bid Loan” means a Canadian Bid Loan that bears interest at a rate based upon the Canadian Dollar CDOR Rate.~~

~~“Canadian Dollar CDOR Rate Committed Loan” means a Canadian Committed Loan that bears interest at a rate based on the Canadian Dollar CDOR Rate.~~

~~“Canadian Guarantors” means, collectively, the U.S. Borrower and Devon Financing LLC.~~

~~“Canadian Guaranty” means (i) the guaranty of the Canadian Obligations made by Devon Financing LLC in favor of the Administrative Agent on behalf of the Canadian Lenders under the Devon Financing LLC Guaranty, and (ii) the guaranty of the Canadian Obligations made by the U.S. Borrower in favor of the Administrative Agent on behalf of the Canadian Lenders under the U.S. Borrower Guaranty.~~

~~“Canadian Honor Date” has the meaning specified in Section 3.04(c)(i).~~

~~“Canadian L/C Advance” means, with respect to each Canadian Lender, such Canadian Lender’s funding of its participation in any Canadian L/C Borrowing in accordance with its Pro Rata Share.~~

“Canadian L/C Borrowing” ~~means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a~~has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian ~~Committed Borrowing.~~ Subfacility Payoff Date.

“Canadian L/C Credit Extension” ~~means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian L/C Issuer” ~~means (i) the Initial L/C Issuers, (ii) any other Canadian Lender that may issue Canadian Letters of Credit hereunder, as mutually agreed to by Administrative Agent, the Canadian Borrower and such Canadian Lender, in such Person’s capacity as issuer of Canadian Letters of Credit hereunder, or (iii) any successor issuer of Canadian Letters of Credit hereunder.~~

~~“Canadian L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Canadian Letters of Credit plus the aggregate of all Canadian Unreimbursed Amounts, including all Canadian L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.~~

~~“Canadian Lender” means each Lender listed on Schedule 2.01 with a Canadian Commitment and any Person that becomes a Canadian Lender pursuant to an Assignment and Assumption or otherwise.~~

~~“Canadian Letter of Credit” means any Letter of Credit issued by a Canadian L/C Issuer pursuant to Section 3.04 and shall include the Existing Canadian Letters of Credit. A Canadian Letter of Credit may be a commercial letter of credit payable on sight draft or a standby letter of credit.~~

~~“Canadian Letter of Credit Application” means an application and agreement for the issuance or amendment of a Canadian Letter of Credit in the form from time to time in use by the applicable Canadian L/C Issuer and acceptable to the Canadian Borrower.~~

~~“Canadian Letter of Credit Fee” has the meaning specified in Section 3.04(i).~~

has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian L/C Obligations” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian Lender” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian Letter of Credit” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian Loan” ~~means an extension of credit by a Canadian Lender to the Canadian Borrower under Section 3.01 in the form of a Canadian Committed Loan, a Canadian Bid Loan or a Canadian Swing Line Loan.~~

~~“Canadian Maximum Commitment” means, as to each Canadian Lender, the amount set forth on Schedule 2.01 and designated as such Canadian Lender’s “Canadian Maximum Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement.~~

~~“Canadian Net Proceeds” means with respect to any Bankers’ Acceptance, the Canadian Discount Proceeds less the amount equal to the applicable Canadian stamping fee payable with respect thereto pursuant to Section 4.02.~~

~~“Canadian Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Lender evidencing Canadian Loans made by such Canadian Lender, substantially in the form of Exhibit D-2.~~

~~“Canadian Obligations” means all Obligations arising under or with respect to the Canadian Subfacility.~~

~~“Canadian Payment Office” means the office of the Administrative Agent located at 200 Front Street West, Suite 2700, Toronto, Ontario or such other office as the Administrative Agent may designate by written notice to the other parties hereto.~~

~~“Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the higher of (a) CDOR Rate on such day, for Bankers’ Acceptances having a maturity of one month plus 100 basis points, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, acting through its Canadian branch, as its “prime rate” for Canadian Dollar commercial loans made to a Person in Canada. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

~~“Canadian Prime Rate Committed Loan” means a Canadian Committed Loan that is a Canadian Prime Rate Loan.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian ~~Prime Rate Loan” means a Canadian Loan denominated in Canadian Dollars that bears interest at~~Obligations” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian ~~Prime Rate~~. Subfacility Payoff Date.

“Canadian Required Lenders” means, as of any date of determination, Canadian Lenders having more than 50% of the Aggregate Canadian Commitments or, if the commitment of each Canadian Lender to make Canadian Committed Loans, and the obligation of each Canadian L/C Issuer to make Canadian L/C Credit Extensions have been terminated and the obligation of each Canadian Lender to purchase or accept Bankers’ Acceptances has been terminated pursuant to Section 10.02, Canadian Lenders holding in the aggregate more than 50% of the Total Canadian Outstandings (with the aggregate amount of each Canadian Lender’s risk participation and funded participation in Canadian L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Lender for purposes of this definition). The Canadian Commitment of, and the portion of the Total Canadian Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Canadian Required Lenders at any time; provided that the amount of any risk participation in Canadian Swing Line Loans and Canadian Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Canadian Lender shall be deemed to be held by the Canadian Lender that is the Canadian Swing Line Lender or Canadian L/C Issuer, as the case may be, in making such determination.

“Canadian ~~Schedule I BA Reference Banks” means the Canadian Lenders listed in Schedule I to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Canadian Schedule I BA Reference Banks.~~ Subfacility Payoff Date” means June 27, 2019.

~~“Canadian Schedule II BA Reference Banks” means the Canadian Lenders listed in Schedule II to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Canadian Schedule II BA Reference Banks.~~

~~“Canadian Schedule III BA Reference Banks” means the Canadian Lenders listed in Schedule III to the Bank Act (Canada) as are, at such time, designated by Administrative Agent, with the prior consent of the Canadian Borrower (acting reasonably), as the Canadian Schedule III BA Reference Banks.~~

~~“Canadian Stamping Fee Rate” means with respect to any Bankers’ Acceptance accepted by any Canadian Lender at any time, a percentage per annum equal to the Applicable Rate then in effect.~~

~~“Canadian Subfacility” means the Credit Extensions under Article 3.~~

~~“Canadian Swing Line” means the revolving credit facility made available by the Canadian Swing Line Lender pursuant to Section 3.05.~~

~~“Canadian Swing Line Borrowing” means a borrowing of a Canadian Swing Line Loan pursuant to Section 3.05.~~

~~“Canadian Swing Line Lender” means Bank of America, acting through its Canadian branch, or any other Canadian Lender that may provide Canadian Swing Line Loans hereunder, as mutually agreed to by Administrative Agent and Canadian Borrower, in such Person’s capacity as provider of Canadian Swing Line Loans hereunder, or any successor swing line lender hereunder.~~

“Canadian Swing Line ~~Loan” has the meaning specified in Section 3.05(a).~~ Lender” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian Swing Line Loan ~~Notice” means a notice of a Canadian Swing Line Borrowing pursuant to Section 3.05(b), which, if in writing, shall be substantially in the form of Exhibit C(C) or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the Canadian Borrower), appropriately completed and signed by a Responsible Officer of the Canadian Borrower.~~

~~“Canadian Swing Line Rate” means (i) for Canadian Swing Line Loans in Canadian Dollars, the Canadian Prime Rate plus the Applicable Rate and (ii) for Canadian Swing Line Loans in U.S. Dollars, the Canadian U.S. Dollar Base Rate plus the Applicable Rate.~~

~~“Canadian Swing Line Sublimit” means an amount equal to the lesser of (a) U.S. $25,000,000 and (b) the Aggregate Canadian Commitments. The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.~~” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Canadian Unreimbursed Amount” has the meaning specified ~~in Section 3.04(c)(i).~~ for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“Canadian U.S. Dollar Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 50 Basis Points, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, acting through its Canadian Branch, as its “reference rate” for U.S. Dollar commercial loans made to a Person in Canada, and (c) the U.S. Dollar Eurodollar Rate plus 100 Basis Points. The “reference rate” is a rate set by Bank of America, acting through its Canadian branch, based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America, acting through its Canadian branch, shall take effect at the opening of business on the day specified in the public announcement of such change.~~

~~“Canadian U.S. Eurodollar Rate Committed Loan” means a Canadian Committed Loan that bears interest at a rate based on the U.S. Dollar Eurodollar Rate.~~

“Cash Collateralize” means ~~(i)~~(a) on or prior to the Canadian Subfacility Payoff Date, the meaning specified for such term as in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date and (b) after the Canadian Subfacility Payoff Date, with respect to ~~U.S.~~ Letters of Credit, that the ~~U.S.~~ Borrower (or, if applicable, a Defaulting Lender) pledges and deposits with or delivers to the Administrative Agent, for the benefit of the ~~U.S.~~ L/C Issuers and the Lenders, as collateral for the ~~U.S.~~ L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable ~~U.S.~~ L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable ~~U.S.~~ L/C Issuers (which documents are hereby consented to by the ~~Lenders), (ii) with respect to Canadian Letters of Credit, that the Canadian Borrower (or, if applicable, a Defaulting Lender) pledges and deposits with or delivers to the Administrative Agent, for the benefit of the Canadian L/C Issuers and the Canadian Lenders, as collateral for the Canadian L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Canadian L/C Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Canadian L/C Issuers (which documents are hereby consented to by the Canadian Lenders), and (iii) with respect to Bankers’ Acceptances, that the Canadian Borrower pledges and deposits with or delivers to the Administrative Agent for the benefit of the Canadian Lenders, as collateral for the Outstanding Amount of Bankers’ Acceptances, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (which documents are hereby consented to by the Canadian~~ Lenders). Derivatives of such term have corresponding meanings and shall include the proceeds of such cash collateral and other credit support. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

~~“CDOR Rate” means the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Canadian Dollar CDOR Rate Loan proposed to be advanced, displayed and identified as such on the display referred to as the “CDOR Page” (or any display~~

~~substituted therefor) of Bloomberg (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, will be determined by the Administrative Agent as being the arithmetic average of the annual discount rates of interest (determined as of 10:00 a.m. (Toronto time) on such day) on the date at which the Canadian Schedule I BA Reference Banks are then offering to purchase bankers’ acceptance in a comparable amount and with comparable maturity dates as the Canadian Dollar CDOR Rate Loan proposed to be advanced, or if such day is not a Business Day, then on the immediately preceding Business Day; provided that, if the rate determined as aforesaid shall ever be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of either of the following events: (i) any Person (or syndicate or group of Persons which is deemed a “person” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a Shareholder Controlled Person, acquires more than fifty percent (50%) of the Voting Stock of the ~~U.S.~~ Borrower, or (ii) during any period of twelve successive months a majority of the Persons who were directors of ~~U.S.~~the Borrower at the beginning of such period or who were appointed, elected or nominated by a majority of such directors cease to be directors of ~~U.S.~~the Borrower, unless such cessation results from death or permanent disability or relates to a voluntary reduction by ~~U.S.~~ Borrower of the number of directors that comprise the board of directors of ~~U.S.~~the Borrower. As used in this definition, (i) the term “Voting Stock” means with respect to any Person, the outstanding stock of such Person having ordinary voting power (disregarding changes in voting power based on the occurrence of contingencies) for the election of directors; and (ii) the term “Shareholder Controlled Person” means a Person as to which more than fifty percent (50%) of the Voting Stock is owned by Persons who owned more than fifty percent (50%) of the Voting Stock of the ~~U.S.~~ Borrower immediately before any acquisition described in clause (i) of this definition.

“Closing Date” means the first date all the conditions precedent in Section 6.01 are satisfied (or waived in accordance with Section 12.01), as notified by the Administrative Agent to the Borrowers, the Lenders and the L/C Issuers.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means as to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, and designated as such Lender’s “Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement, which includes (a) on or prior to the Canadian

Subfacility Payoff Date, such Lender’s U.S. Commitment and, if applicable, also includes such Lender’s Canadian Commitment and (b) after the Canadian Subfacility Payoff Date, such Lender’s obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed such Lender’s Commitment, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a ~~U.S. Committed Borrowing or a Canadian Committed Borrowing, as applicable.~~borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a ~~U.S. Committed Loan Notice or a Canadian Committed Borrowing Notice, as applicable~~notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent and the ~~U.S.~~ Borrower), appropriately completed and signed by a Responsible Officer of the ~~applicable~~ Borrower.

~~“Committed Loans” means, collectively, the U.S. Committed Loans and the Canadian Committed Loans.~~

“Compensation Period” has the meaning specified in Section 4.05(c)(ii).

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lenders” has the meaning specified in Section 4.08(b).

“ Consolidated Assets” means the total assets of the ~~U.S.~~ Borrower and its Subsidiaries which would be shown as assets on a consolidated balance sheet of ~~U.S.~~the Borrower prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of the Restricted Subsidiaries.

“Consolidated Net Worth” means the ~~U.S.~~ Borrower’s consolidated ~~shareholder’s~~shareholders’ equity. Consolidated Net Worth shall be calculated excluding non-cash write-downs and related charges which are required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X, promulgated by SEC regulation, or by GAAP.

“Consolidated Total Funded Debt” means the sum of (i) the consolidated Indebtedness of ~~U.S.~~the Borrower and its Subsidiaries referred to in clauses (a), (b), (c), (d) and (e) of the definition of “Indebtedness” in Section 1.01, plus (ii) all Swap Funded Debt, plus (iii) all Synthetic Lease Funded Debt.

As used in this definition, (1) the term “Swap Funded Debt” means, in the event that an Early Termination Date (as defined in the applicable Swap Contract) has occurred under a Swap Contract resulting from (A) any event of default under such Swap Contract as to which ~~any~~the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which ~~any~~the Borrower or any Subsidiary is an Affected Party (as so defined), and the Uncontested Portion of the Swap Termination Value for such Swap Contract that has not been paid within sixty (60) days after the date when due exceeds U.S. $150,000,000, the amount of such Uncontested Portion; and (2) the term “Synthetic Lease Funded Debt” means, in the event that the ~~U.S.~~ Borrower or any Subsidiary (A) has failed to pay when due any Synthetic Lease Obligation, or (B) has failed to observe or perform any other agreement or condition relating to any Synthetic Lease Obligation, or any other event or condition occurs that permits the holders thereof to demand prepayment or redemption, and the holder or holders thereof have demanded or caused such Synthetic Lease Obligation to become due or to be prepaid or redeemed (automatically or otherwise), prior to its stated maturity and the aggregate Uncontested Portion of the Attributable Indebtedness with respect to such Synthetic Lease Obligations of the ~~U.S.~~ Borrower and its Subsidiaries that has not been paid within 60 days after the date when due exceeds U.S. $150,000,000, the amount of such Uncontested Portion.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 12.26.

“Credit Extension” means each of the following: (a) a Borrowing and (b) ~~a~~an L/C Credit Extension.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally ~~and with respect to the Canadian Borrower, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, compromise or similar debtor relief, creditor rights and corporate Laws of Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally~~.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any requisite notice and the passage of any requisite periods of time, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 4.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and ~~any~~the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified ~~any~~the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or ~~any~~the Borrower, to confirm in writing to the Administrative Agent and ~~each~~the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and ~~each~~the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, receiver-manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, in the case of clause (d), a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (iii) become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.10(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to ~~each~~the Borrower, each L/C Issuer, each Swing Line Lender and each other Lender promptly following such determination.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country, region or territory that is the subject or target of any country-wide, region-wide or territory-wide, respectively, Sanction.

“Devon Financing LLC” means Devon Financing Company, L.L.C., a Delaware limited liability company.

“Devon Financing LLC Guaranty” ~~means the Guaranty made by Devon Financing LLC, substantially in the form of Exhibit G-2.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to June 21, 2019.

“Devon Oklahoma” means Devon Energy Corporation (Oklahoma), an Oklahoma corporation, formerly known as Devon Energy Corporation, an Oklahoma corporation.

“Disclosure Report” means a written notice given by a Responsible Officer of the ~~U.S.~~ Borrower to all Lenders or a certificate given by a Responsible Officer of the ~~U.S.~~ Borrower under Sections 8.02(a) and (b).

“Disclosure Schedule” means Schedule 7 to this Agreement.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning specified in Section 12.09(g).

“Environmental Laws” means any and all Federal, state, provincial, municipal, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the ~~U.S.~~ Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the ~~U.S.~~ Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the ~~U.S.~~ Borrower or any ERISA Affiliate or to which the ~~U.S.~~ Borrower or any ERISA Affiliate contributes or has an obligation to contribute.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Bid Margin” means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one Basis Point.

“Eurodollar Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, subject to Section 5.03(c); or

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR at approximately 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Committed Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Rate Loan” means a Eurodollar Rate Committed Loan or a Eurodollar Margin Bid Loan.

“Event of Default” has the meaning specified in Section 10.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the ~~U.S.~~ Borrower under Section 12.17) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

~~“Existing Canadian Letters of Credit” means the Canadian Letters of Credit that are described on the notice from the Administrative Agent addressed to the Lenders dated as of the Closing Date, referencing this Agreement, titled “List of Existing Letters of Credit.”~~

“Existing Credit Agreement” means the Credit Agreement effective as of October 24, 2012 among the U.S. Borrower, the Canadian Borrower, Devon NEC Corporation, a Nova Scotia unlimited liability company, Bank of America, as Administrative Agent, L/C Issuer, Canadian Swing Line Lender, and U.S. Swing Line Lender, and a syndicate of lenders (as amended, modified or supplemented to the date hereof).

“Existing ~~U.S.~~ Letters of Credit” means the ~~U.S.~~ Letters of Credit that are described on the notice from the Administrative Agent addressed to the Lenders dated as of the Closing Date, referencing this Agreement, titled “List of Existing Letters of Credit.”

“Extension Effective Date” has the meaning specified in Section 4.08(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (i) the letter agreement, dated September 13, 2018, among the U.S. Borrower, Bank of America and MLPFS, (ii) the letter agreement, dated September 13, 2018, among the U.S. Borrower, Bank of America, Citibank, N.A., Citigroup Global Markets Inc., JPMorgan, Mizuho Bank, Ltd., Royal Bank of Canada, RBC Capital Markets, Wells Fargo Bank, National Association and

Wells Fargo Securities, LLC ~~and (iii~~, (iii) the letter agreement, dated December [     ], 2019, among the Borrower, Bank of America and BOFA Securities and (iv) with respect to an L/C Issuer, any additional fee letter between it and the applicable Borrower with respect to Letters of Credit issued hereunder by such L/C Issuer.

“First Amendment and Extension Agreement” means that certain First Amendment to Credit Agreement and Extension Agreement, dated as of the First Amendment and Extension Effective Date, among the U.S. Borrower, the Canadian Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment and Extension Effective Date” means the date on which all conditions precedent to the effectiveness of the First Amendment and Extension Agreement and the extension of the Maturity Date applicable to each Lender party to the First Amendment and Extension Agreement were satisfied or waived in accordance with the terms thereof, which such date is December [•], 2019.

“Fiscal Quarter” means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” means a twelve-month period ending on December 31 of any year.

“Foreign Lender” means a Lender that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to a Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person, exclusive, in each case, of endorsements in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“~~Guaranties” means the U.S. Guaranty and the Canadian Guaranties.~~ Guarantor” means any Person who becomes a Guarantor pursuant to Section 8.12.

“~~Guarantors” means the U.S. Guarantor and the Canadian Guarantors.~~ Guaranty” means any of the Devon Financing LLC Guaranty, the U.S. Borrower Guaranty and the Additional Guaranties, and “Guaranties” means all of them, collectively.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning specified in Section 2.04(c)(i).

“Increase Effective Date” has the meaning specified in Section 4.09(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(d) capital leases, but excluding customary oil, gas or mineral leases entered into in the ordinary course of business;

(e) all obligations with respect to payments received, in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment, for periods in excess of 120 days prior to the date of acquisition or production, as applicable, of such oil, gas or other minerals (including obligations under “take-or-pay” contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment);

(f) all direct or contingent obligations of such Person arising under standby letters of credit and bankers’ acceptances;

(g) net obligations of such Person under any Swap Contract;

(h) Synthetic Lease Obligations; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of Indebtedness of any Person with respect to Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject shall be equal, to the extent such Indebtedness is otherwise non-recourse to such Person, to the lesser of the fair market value of the property or assets subject to such Lien and the amount of the Indebtedness secured.

“Indemnified Liabilities” has the meaning specified in Section 12.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees ” has the meaning specified in Section 12.05.

“Initial L/C Issuers” means Bank of America, Citibank, N.A., JPMorgan, Mizuho Bank, Ltd., The Bank of Nova Scotia, Houston Branch, Royal Bank of Canada, and Wells Fargo Bank, National Association ~~(and, if applicable, any of their Affiliates that is a Canadian Lender).~~

“Interest Payment Date” means, (a) as to any Loan other than a ~~U.S. Base Rate Loan, a Canadian Base Rate Committed Loan and a Canadian Prime~~Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a ~~U.S. Dollar~~ Eurodollar Rate ~~Loan or a Canadian U.S. Eurodollar Rate Committed~~ Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ~~U.S. Base Rate Loan, Canadian Base Rate Committed Loan or Canadian Prime~~Base Rate Loan (including a ~~U.S. Swing Line Loan and a Canadian~~ Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means (a) as to each ~~U.S. Dollar~~ Eurodollar Rate ~~Loan, each Canadian Dollar CDOR Rate Loan and each Canadian U.S. Eurodollar Rate Committed~~ Loan, the period commencing on the date such Loan is disbursed or (in the case of any ~~U.S. Eurodollar Rate Committed Loan, Canadian Dollar CDOR Rate Committed Loan or Canadian U.S.~~ Eurodollar Rate Committed Loan) converted to or continued as a ~~U.S. Dollar~~ Eurodollar Rate Loan ~~or a Canadian Dollar CDOR Rate Committed Loan or Canadian U.S. Eurodollar Rate Committed Loan, respectively~~, and ending on the date one, two, three, six or, if available, nine or twelve months thereafter, as selected by the ~~applicable~~ Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each ~~U.S. Absolute Rate Loan and each Canadian~~ Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the ~~applicable~~ Borrower in its Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a ~~U.S. Dollar~~ Eurodollar Rate ~~Loan, Canadian Dollar CDOR Rate Loan or Canadian U.S. Eurodollar Rate Committed~~ Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to a ~~U.S. Dollar~~ Eurodollar Rate ~~Loan, Canadian Dollar CDOR Rate Loan or a Canadian U.S. Eurodollar Rate Committed~~ Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means ~~(a)~~ with respect to any ~~U.S.~~ Letter of Credit, the ~~U.S.~~ Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable ~~U.S.~~ L/C Issuer and the ~~U.S.~~ Borrower (or any Subsidiary) or in favor of the applicable ~~U.S.~~ L/C Issuer and relating to any such ~~U.S. Letter of Credit, and (b) with respect to any Canadian Letter of Credit, the Canadian Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Canadian L/C Issuer and the Canadian Borrower (or any Subsidiary) or in favor of the applicable Canadian L/C Issuer and relating to any such Canadian Letter of Credit.~~ Letter of Credit.

“Joint Lead Arrangers” means ~~MLPFS~~BOFA Securities, Citigroup Global Markets Inc., JPMorgan, Mizuho Bank, Ltd., The Bank of Nova Scotia, Houston Branch, RBC Capital Markets and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and bookrunners.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“L/C ~~Borrowings” means, collectively, the U.S. L/C Borrowings and the Canadian L/C Borrowings.~~ Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C ~~Credit Extension” means a U.S. L/C Credit Extension or a Canadian L/C Credit Extension.~~

~~“L/C Issuer” means a U.S. L/C Issuer or a Canadian L/C Issuer.~~ Borrowing” means (a) on or prior to the Canadian Subfacility Payoff Date, the meaning specified for such term as in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date and (b) after the Canadian

Subfacility Payoff Date, an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (i) the Initial L/C Issuers, or (ii) any other Lender that may issue Letters of Credit hereunder, as mutually agreed to by Administrative Agent and the Borrower and such Lender, in such Person’s capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Issuer Global Commitment” means (a) with respect to each Initial L/C Issuer ~~and any Affiliate that is a Canadian L/C Issuer, if any~~, an aggregate amount equal to U.S. $50,000,000, or, with respect to any such L/C Issuer (x) such greater amount as shall be agreed from time to time in writing by the ~~Borrowers~~Borrower and such L/C Issuer (with prompt notice to the Administrative Agent) or (y) such lesser amount as shall be agreed from time to time in writing by the ~~Borrowers~~Borrower, all L/C Issuers and the Administrative Agent, and (b) with respect to any Lender which agrees to be an L/C Issuer after the Closing Date, the amount agreed in writing from time to time by such L/C Issuer, the ~~Borrowers~~Borrower and the Administrative Agent.

“L/C Obligations” means~~, collectively, the U.S. L/C Obligations and the Canadian L/C Obligations.~~ (a) on or prior to the Canadian Subfacility Payoff Date, the meaning specified for such term as in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date and (b) after the Canadian Subfacility Payoff Date, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and legally binding agreements with, any Governmental Authority.

“Lenders” means all Lenders ~~(including the applicable Lenders in their capacity as Canadian Lenders)~~ and, unless the context requires otherwise, includes the ~~U.S.~~ L/C Issuers~~, the Canadian L/C Issuers, the U.S. Swing Line Lender~~ and the ~~Canadian~~ Swing Line Lender, and “Lender” means any one of them.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the ~~Borrowers~~Borrower and the Administrative Agent.

“Letter of Credit” means ~~a U.S.~~any letter of credit issued by an L/C Issuer pursuant to Section 2.04 and shall include the Existing Letters of Credit. A Letter of Credit ~~or a Canadian Letter of Credit.~~ may be a commercial letter of credit payable on sight draft or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer and acceptable to the Borrower.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(i).

“Letter of Credit Sublimit” means an amount equal to U.S. $300,000,000; provided, however, that such amount may be decreased and/or increased from time to time without the consent of the Lenders so long as (a) such amount has been mutually agreed to in writing by Administrative Agent, the ~~Borrowers~~Borrower and the L/C Issuers and (b) such amount does not exceed U.S. $300,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“LIBOR” ~~is defined~~has the meaning specified in the definition of “~~U.S. Dollar~~ Eurodollar Rate”.

“LIBOR Successor Rate” ~~is defined~~has the meaning specified in Section  5.03(c)(~~iv~~ii)(A).

“LIBOR Successor Rate Conforming Changes” ~~is defined~~has the meaning specified in Section 5.03(~~d~~c).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means ~~a U.S.~~an extension of credit by a Lender to the Borrower under Article 2 in the form of a Committed Loan, a Bid Loan or a ~~Canadian~~Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letters~~, the BAs~~ and the Guaranties.

“Loan Parties” means, collectively, the ~~Borrowers~~Borrower and each Guarantor.

“Margin Stock” means “margin stock” as defined in Reg U.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the ~~U.S.~~ Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of ~~any~~the Borrower to perform its payment obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means a Subsidiary of ~~U.S.~~the Borrower which owns Assets having a book value that exceeds ten percent (10%) of the book value of ~~U.S.~~the Borrower’s Consolidated Assets. As used in this definition “Assets” of a Subsidiary means assets of such Subsidiary that are included in the ~~U.S.~~ Borrower’s Consolidated Assets.

“Maturity Date” means the later of (a) October 5, 2023, and (b) if maturity is extended pursuant to Section 4.08, such extended maturity date as determined pursuant to Section 4.08 (it being understood and agreed that any such maturity shall not be deemed extended for any Lender that has not consented to such extension).

“Maximum Rate” has the meaning specified in Section 12.12.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated ~~or any other registered broker-dealer wholly owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner~~.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the ~~U.S.~~ Borrower or any ERISA Affiliate makes or is obligated to make contributions or has any liability, or during the preceding five plan years, has made or been obligated to make contributions.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a ~~U.S. Note or a Canadian Note.~~ promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or, on and prior to the Canadian Subfacility Payoff Date, Bankers’ Acceptance, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.17).

“Outstanding Amount” means (i) with respect to ~~U.S.~~ Committed Loans, ~~U.S.~~ Bid Loans, and ~~U.S.~~ Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of ~~U.S.~~ Committed Loans, ~~U.S.~~ Bid Loans, and ~~U.S.~~ Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any ~~U.S.~~ L/C Obligations on any date, the amount of such ~~U.S.~~ L/C Obligations on such date after giving effect to any ~~U.S.~~ L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the ~~U.S.~~ L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any ~~U.S.~~ Letters of Credit or any reductions in the maximum amount available for drawing under ~~U.S.~~ Letters of Credit taking effect ~~on such date; (iii) with respect to Canadian Committed Loans, Canadian Bid Loans, and Canadian Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Canadian Committed Loans, Canadian Bid Loans, and Canadian Swing Line Loans, as the case may be, occurring on such date; (iv) with respect to any Canadian L/C Obligations on any date, the amount of such Canadian L/C Obligations on such date after giving effect to any Canadian L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the Canadian L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Canadian Letters of Credit or any reductions in the maximum amount available for drawing under Canadian Letters of Credit taking effect on such date; and (v) with respect to any Bankers’ Acceptances, the aggregate outstanding face amount of such Bankers’ Acceptances after giving effect to the acceptances, maturities and rollovers thereof~~ on such date.

“Participant” has the meaning specified in Section 12.09(d).

“Participant Register” has the meaning specified in Section 12.09(d).

“Permitted Liens” means:

(a) Liens for taxes, assessments or governmental charges which are not due or delinquent, or the validity of which any Restricted Person shall be contesting in good faith; provided such Restricted Person shall have made adequate provision therefor in accordance with GAAP;

(b) the Lien of any judgment rendered, or claim filed, against any Restricted Person which does not constitute an Event of Default and which such Restricted Person shall be contesting in good faith; provided such Restricted Person shall have made adequate provision therefor in accordance with GAAP;

(c) Liens, privileges or other charges imposed or permitted by law such as statutory liens and deemed trusts, carriers’ liens, builders’ liens, workmens’ liens, mechanics’ liens, materialmens’ liens and other liens, privileges or other charges of a similar nature which relate to obligations not due or delinquent, including any lien or trust arising in connection with workers’ compensation, unemployment insurance, pension, employment and similar laws or regulations;

(d) Liens arising in the ordinary course of and incidental to construction, maintenance or current operations which have not been filed pursuant to law against any Restricted Person or in respect of which no steps or proceedings to enforce such Lien have been initiated or which relate to obligations which are not due or delinquent or if due or delinquent, which such Restricted Person shall be contesting in good faith; provided such Restricted Person shall have made adequate provision therefor in accordance with GAAP;

(e) Liens incurred or created in the ordinary course of business and in accordance with prudent oil and gas industry practice in respect of the exploration, development or operation of oil and gas properties or related production or processing facilities or the transmission of petroleum substances as security in favor of any other Person conducting or participating as a cost-bearing owner in the exploration, development, operation or transmission of the property to which such Liens relate, for any Restricted Person’s portion of the costs and expenses of such exploration, development, operation or transmission, provided that such costs or expenses are not due or delinquent or, if due or delinquent, which such Restricted Person shall be contesting in good faith; provided such Restricted Person shall have made adequate provision therefor in accordance with GAAP;

(f) overriding royalty interests, net profit interests, production payments, reversionary interests and carried interests or other similar burdens on production in respect of any Restricted Person’s oil and gas properties that do not constitute debt under GAAP and are entered into with or granted by any Restricted Person to arm’s length third parties in the ordinary course of business and in accordance with sound oil and gas industry practice or, if not entered into with or granted by any Restricted Person, any such interest, payment or burden in existence on any Restricted Person’s interest in any oil and gas lease when that Restricted Person acquired or obtained its interest in such lease;

(g) Liens for penalties arising under non-participation provisions of operating agreements in respect of any Restricted Person’s oil and gas properties if such Liens do not materially detract from the value of any material part of the property of the Restricted Persons taken as a whole;

(h) easements, rights-of-way, servitudes, zoning, surface leases (including farming, grazing and timber leases) or other similar rights or restrictions in respect of surface property or any interest therein owned by any Restricted Person (including, without limitation, rights-of-way and servitudes for railways, roads, sewers, drains, wind turbines, pipe lines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires, lines and cables) which, either alone or in the aggregate, do not materially detract from the value of such property or materially impair its use in the operation of the business of the Restricted Persons taken as a whole;

(i) security given by the Restricted Persons to a public utility or any Governmental Authority when required by such public utility or Governmental Authority in the ordinary course of the business of the Restricted Persons in connection with operations of the Restricted Persons if such security does not, either alone or in the aggregate, materially detract from the value of any material part of the property of the Restricted Persons taken as a whole;

(j) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, grant or permit or by any statutory or regulatory provision to terminate any such lease, license, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

(k) all reservations in the original grant of any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(l) any Lien from time to time disclosed by any Restricted Person to the Administrative Agent which is consented to by the Required Lenders;

(m) any right of first refusal, preferential right to purchase or similar right or option, or any consent to assignment or transfer, in favor of any Person granted in the ordinary course of business with respect to all or any of the oil and gas properties of any Restricted Person;

(n) Liens on cash or marketable securities of any Restricted Persons granted in connection with any Swap Contract permitted under this Agreement;

(o) Liens in respect of Indebtedness permitted by Sections 9.01(b), 9.01(f), 9.01(h) and Indebtedness permitted to be secured by Section 9.01(c);

(p) Liens in favor of the Administrative Agent for the benefit of the Lenders and the L/C Issuers;

(q) Liens to collateralize moneys held in a cash collateral account by a lender in respect of the prepayment of bankers’ acceptances, letters of credit or similar obligations accepted or issued by such lender but only if at the time of such prepayment no default or event of default has occurred and is continuing under the credit facility pursuant to which the bankers’ acceptances or letters of credit have been accepted or issued;

(r) purchase money Liens upon or in any tangible personal property and fixtures (including real property surface rights upon which such fixtures are located and contractual rights and receivables relating to such property) acquired by any Restricted Person in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, including any Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of any such acquisition);

(s) the rights of gatherers under gathering contracts, processors or fractionators under processing or fractionation contracts, and buyers under production sale contracts related to any Restricted Person’s share of petroleum substances entered into in the ordinary course of business, provided that the contracts create no ownership rights (or any Lien) in favor of the buyer or any other Person in, to or over any reserves of petroleum substances or other assets of any Restricted Person, other than a dedication of gathering, processing or fractionation rights with respect to those reserves or the oil and gas production attributable thereto (not by way of Lien or absolute assignment) on usual industry terms;

(t) Liens arising in respect of operating leases of personal property under which ~~the Canadian Borrower or any of its Subsidiaries, or any other Subsidiaries of U.S.~~any Subsidiary of the Borrower that ~~are~~is incorporated or organized in Canada or one of the provinces thereof, are lessees;

(u) Liens on property of a Person (including on interests in real property and leasehold interests) existing at the time such Person becomes a Restricted Subsidiary, is merged into or amalgamated or consolidated with ~~U.S.~~the Borrower or any Restricted Subsidiary or Liens on any assets (including on interests in real property and leasehold interests) existing at the time such assets are acquired by a Restricted Subsidiary, provided, such Liens were in existence prior to the contemplation of such stock acquisition, merger, amalgamation, consolidation or asset acquisition and do not extend to any assets other than those of the Person so acquired or merged into or amalgamated or consolidated with ~~U.S.~~the Borrower or any Restricted Subsidiary (and proceeds and products thereof) or any additional assets other than those acquired (and proceeds and products thereof);

(v) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding paragraphs (a) to (u) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property), the indebtedness or obligation secured thereby is not increased (except for the purpose of paying any prepayment premium or any fees and expenses incurred in connection with any such extension, renewal or replacement) and such Lien is otherwise permitted by the applicable section above;

(w) Liens on Margin Stock;

(x) Liens securing obligations permitted by Section 9.01(n) on assets of the Restricted Subsidiaries which have incurred such obligations; and

(y) any Lien arising under the provisions of any oil and gas lease entered into in the ordinary course of business in which any Restricted Person has an interest;

(z) in addition to Liens permitted by clauses (a) through (y) above, Liens on property or assets if the aggregate liabilities secured thereby do not exceed three and one half percent (3.5%) of Consolidated Assets;

provided that nothing in this definition shall in and of itself constitute or be deemed to constitute an agreement or acknowledgment by the Administrative Agent or any Lender that the Indebtedness subject to or secured by any such Permitted Lien ranks (apart from the effect of any Lien included in or inherent in any such Permitted Liens) in priority to the Obligations.

“Person” means any natural person, corporation, limited liability company, unlimited company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 8.02.

“Pro Rata Share” means, ~~(a)~~ with respect to each Lender and the Credit Extensions at any time, a fraction (expressed as a percentage and carried to the ninth decimal place) the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the Aggregate Commitment at such time~~, (b) with respect to the U.S. Credit Extensions of each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the U.S. Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate U.S. Commitments at such time (“U.S. Pro Rata Share”), and (c) with respect to the Canadian Credit Extensions of each Canadian Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Canadian Commitment of such Canadian Lender at such time and the denominator of which is the amount of the Aggregate Canadian Commitments at such time (“Canadian Pro Rata Share”)~~; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions ~~and the obligation to accept and purchase BAs~~ have been terminated pursuant to Section 10.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Public Lender” has the meaning specified in Section 8.02.

“QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 12.26.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reg U” means Regulation U promulgated by the Board of Governors of the Federal Reserve System.

“Register” has the meaning specified in Section 12.09(c).

“Related Parties” ~~means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.~~has the meaning specified in Section 12.09(g).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Removal Effective Date” has the meaning specified in Section 11.06.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for ~~Canadian~~ Credit Extension” means (a) with respect to a ~~Canadian~~ Borrowing, ~~or a~~ conversion or continuation of ~~Canadian~~ Committed Loans, a ~~Canadian~~ Committed ~~Borrowing~~Loan Notice, (b) with respect to a ~~Canadian~~ Bid Loan, a ~~Canadian~~ Bid Request, (c) with respect to ~~a Canadian~~an L/C Credit Extension, a ~~Canadian~~ Letter of Credit Application, and (d) with respect to a ~~Canadian~~ Swing Line Loan, a ~~Canadian~~ Swing Line Loan Notice.

~~“Request for Credit Extension” means each Request for U.S. Credit Extension and each Request for Canadian Credit Extension.~~

~~“Request for U.S. Credit Extension” means (a) with respect to a U.S. Borrowing, conversion or continuation of U.S. Committed Loans, a U.S. Committed Loan Notice, (b) with respect to a U.S. Bid Loan, a U.S. Bid Request, (c) with respect to a U.S. L/C Credit Extension, a U.S. Letter of Credit Application, and (d) with respect to a U.S. Swing Line Loan, a U.S. Swing Line Loan Notice.~~

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 10.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any risk participation in Swing Line Loans and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Resignation Effective Date” has the meaning specified in Section 11.06.

“Responsible Officer” means the chief executive officer, president, chief financial officer, executive vice president, vice president — accounting, vice president — corporate finance, vice president — finance, or treasurer of a Loan Party~~, and with respect to the Canadian Borrower, also includes any other vice president~~ and, solely for purposes of (i) certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of a Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority or capacity of another Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party, any secretary or assistant secretary of the applicable Loan Party and (ii) notices given pursuant to Article ~~2 or Article 3,~~2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the ~~U.S.~~ Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

“Restricted Person” means any of the ~~U.S.~~ Borrower and the Restricted Subsidiaries.

“Restricted Subsidiary” means ~~the Canadian Borrower,~~ Devon Oklahoma~~, Devon Financing LLC~~ and any other Material Subsidiary of ~~U.S.~~the Borrower.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Committed Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.

“Sanction(s)” means any economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including, without limitation, those administered by OFAC or the U.S. Department of State), the Canadian government, the European Union or Her Majesty’s Treasury (“HMT”).

“Scheduled Unavailability Date” ~~is defined~~has the meaning specified in Section 5.03(c)(ii).

“SDN ~~LIST~~List” means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT or any similar list enforced by the European Union or the Canadian Government.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Filings” has the meaning specified in Section 7.06.

“~~Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the U.S. Borrower and its Subsidiaries as of that date determined in accordance with GAAP.~~ SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited company, or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that (a) associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person, and (b) associations, joint ventures or other relationships (i) which are not corporations or partnerships under applicable provincial Law, and (ii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties, transportation and related facilities and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the ~~U.S.~~ Borrower.

“Supported QFC” has the meaning specified in Section 12.26.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a)

for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“SWIFT” means the Society for Worldwide Interbank Financial Telecommunication.

“Swing Line ~~Lender” means the U.S. Swing Line Lender or the Canadian Swing Line Lender.~~” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America or any other Lender that may provide Swing Line Loans hereunder, as mutually agreed to by Administrative Agent and the Borrower, in such Person’s capacity as provider of Swing Line Loans hereunder, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Rate” means the Base Rate plus the Applicable Rate.

“Swing Line ~~Loans~~Sublimit” means~~, collectively,~~ an amount equal to the lesser of (a) U.S. ~~Swing Ling Loans~~$50,000,000 and (b) the ~~Canadian~~Aggregate Commitments. The Swing Line ~~Loans.~~Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), other than obligations under (i) the Production Platform Lease Agreement 2002-1, dated as of June 27, 2002, between Devon Energy Production Company, L.P., an Oklahoma limited partnership and successor by merger to Devon Louisiana Corporation (“DEPCO”), as lessee, and Ocean Energy/Boomvang Platform Statutory Trust 2002-1, a Delaware statutory business trust, as lessor, the Operative Documents (as defined therein) and the Other Operative Documents (as defined therein), (ii) the Production Platform Lease Agreement 2002-2, dated as of June 27, 2002, between DEPCO, as lessee, and Ocean Energy/Boomvang Platform Statutory Trust 2002-2, a Delaware statutory business trust, as lessor, the Operative Documents (as defined therein) and the Other Operative Documents (as defined therein), (iii) the Production Platform Lease Agreement 2002-1, dated as of January 29, 2002, between Devon Louisiana, as lessee, and Ocean Energy/Nansen Platform Statutory Trust 2002-1, a Delaware statutory business trust, as lessor, the Operative Documents (as defined therein) and the Other Operative Documents (as defined therein), and (iv) the Production Platform Lease Agreement 2002-2, dated as of January 29, 2002, between DEPCO, as lessee, and Ocean Energy/Nansen Platform Statutory Trust 2002-2, a Delaware statutory business trust, as lessor, the Operative Documents

(as defined therein) and the Other Operative Documents (as defined therein), in each case, as amended, supplemented, amended and restated, refinanced or replaced from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“ Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation; or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; or (c) a complete or partial withdrawal by any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; or (d) the filing of a notice of intent to terminate any ERISA Plan or Multiemployer Plan or the treatment of any ERISA Plan amendment or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; or (e) the institution of proceedings to terminate any ERISA Plan or Multiemployer Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA; or (f) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or Multiemployer Plan.

“Threshold Amount” means at any time, the greater of U.S. $250,000,000 and 2.5% of Consolidated Net Worth determined as of the end of the most recent Fiscal Quarter.

“Total Canadian Outstandings” ~~means the aggregate Outstanding Amount of all Canadian Loans, all Canadian L/C Obligations, and all Bankers’ Acceptances.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Total Capitalization” means the sum (without duplication) of (i) Consolidated Total Funded Debt plus (ii) ~~U.S.~~the Borrower’s consolidated ~~shareholder’s~~shareholders’ equity. Total Capitalization shall be calculated excluding non-cash write-downs and related charges which are required under Rule 4-10 (Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) of Regulation S-X promulgated by SEC Regulation, or by GAAP.

“Total Outstandings” means the aggregate ~~amount~~Outstanding Amount of all ~~Total U.S. Outstandings~~Loans and all ~~Total Canadian Outstandings~~L/C Obligations.

“Total U.S. Outstandings” ~~means the aggregate Outstanding Amount of all U.S. Loans and all U.S. L/C Obligations.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Trade Date” has the meaning specified in Section 12.09.

“Type” means (i) with respect to a ~~U.S.~~ Committed Loan, its character as a ~~U.S.~~ Base Rate Committed Loan or a ~~U.S. Dollar~~ Eurodollar Rate Committed Loan, and (ii) with respect to a ~~U.S.~~ Bid Loan, its character as ~~a U.S.~~an Absolute Rate Loan or a ~~U.S.~~ Eurodollar Margin Bid Loan~~, (iii) with respect to a Canadian Committed Borrowing, its character as a Canadian Prime Rate Committed Loan, a Canadian Base Rate Committed Loan, a Canadian Dollar CDOR Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan or a BA, and (iv) with respect to a Canadian Bid Loan, its character as a Canadian Absolute Rate Loan or a Canadian Margin Bid Loan.~~ .

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Uncontested Portion” means, with respect to any Swap Termination Value or any Synthetic Lease Obligation, the amount thereof that is not being contested by the ~~U.S.~~ Borrower or one of its Subsidiaries diligently in good faith.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed ~~Amounts” means U.S. Unreimbursed Amounts and Canadian Unreimbursed Amounts.~~Amount” has the meaning specified in Section 2.04(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the ~~U.S.~~ Borrower that is not a Restricted Subsidiary.

“U.S. ~~Absolute Rate Loan” means a U.S. Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.~~Borrower” has the meaning specified in the introductory paragraph hereto.

~~“U.S. Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 50 Basis Points, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the U.S. Dollar Eurodollar Rate plus 100 Basis Points. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the U.S. Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

~~“U.S. Base Rate Committed Loan” means a U.S. Committed Loan that is a U.S. Base Rate Loan.~~

~~“U.S. Base Rate Loan” means a U.S. Loan that bears interest based on the U.S. Base Rate.~~

~~“U.S. Bid Borrowing” means a borrowing consisting of simultaneous U.S. Bid Loans of the same Type from each of the Lenders whose offer to make one or more U.S. Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.~~

~~“U.S. Bid Loan” has the meaning specified in Section 2.03(a).~~

~~“U.S. Bid Loan Lender” means, in respect of any U.S. Bid Loan, the Lender making such U.S. Bid Loan to the U.S. Borrower.~~

~~“U.S. Bid Request” means a written request for one or more U.S. Bid Loans substantially in the form of Exhibit B(U.S.)-1.~~

~~“U.S. Borrower” has the meaning specified in the introductory paragraph hereto.~~

“U.S. Borrower Guaranty” ~~means the Guaranty made by the U.S. Borrower, substantially in the form of Exhibit G-1.~~ has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“U.S. Borrowing” means a U.S. Committed Borrowing, a U.S. Bid Borrowing or a U.S. Swing Line Borrowing, as the context may require.~~

“U.S. Commitment” ~~means, as to each Lender, its obligation to (a) make U.S. Committed Loans to the U.S. Borrower pursuant to Section 2.01, (b) purchase participations in U.S. L/C Obligations, and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the such Lender’s Commitment minus its (or its Affiliate’s) Canadian Commitment, if any, as such amount may be adjusted from time to time in accordance with this Agreement, including Section 4.07.~~

~~“U.S. Committed Borrowing” means a borrowing consisting of simultaneous U.S. Committed Loans of the same Type and, in the case of U.S. Eurodollar Rate Committed Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.~~

~~“U.S. Committed Loan” has the meaning specified in Section 2.01.~~

has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. Committed Loan ~~Notice” means a notice of (a) a U.S. Committed Borrowing, (b) a conversion of U.S. Committed Loans from one Type to the other, or (c) a continuation of U.S. Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A(U.S.).~~

~~“U.S. Competitive Bid” means a written offer by a Lender to make one or more U.S. Bid Loans, substantially in the form of Exhibit B(U.S.)-2, duly completed and signed by a Lender.~~

~~“U.S. Credit Extension” means each of the following: (a) a U.S. Borrowing and (b) a U.S. L/C Credit Extension.~~” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. Dollar,” “U.S. $” and “$” mean lawful money of the United States.

“U.S. ~~Dollar Equivalent” means, on any date of determination, the equivalent in U.S. Dollars of any value or sum denominated in Canadian Dollars using the rate of exchange quoted by Bank of Canada on the Business Day preceding the day as of which any determination of such rate is required to be made under the terms hereof as the mid-market spot rate for conversions of Canadian Dollars into U.S. Dollars.~~ L/C Credit Extension” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“U.S. Dollar Eurodollar Rate” means:~~

~~(a) for any Interest Period with respect to a U.S. Dollar Eurodollar Rate Loan or a Canadian U.S. Eurodollar Rate Committed Loan, the rate per annum equal to London Interbank Offered Rate (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, subject to Section 5.03(c); or~~

~~(b) for any interest calculation with respect to a U.S. Base Rate Loan or Canadian U.S. Dollar Base Rate Loan on any date, the rate per annum equal to LIBOR at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that, if the U.S. Dollar Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~

~~“U.S. Dollar Eurodollar Rate Loan” means a U.S. Eurodollar Rate Committed Loan or a U.S. Eurodollar Margin Bid Loan.~~

~~“U.S. Eurodollar Bid Margin” means the margin above or below the U.S. Dollar Eurodollar Rate to be added to or subtracted from the U.S. Dollar Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.~~

~~“U.S. Eurodollar Margin Bid Loan” means a U.S. Bid Loan that bears interest at a rate based upon the U.S. Dollar Eurodollar Rate.~~

~~“U.S. Eurodollar Rate Committed Loan” means a U.S. Committed Loan that bears interest at a rate based on the U.S. Dollar Eurodollar Rate.~~

~~“U.S. Guarantor” means Devon Financing LLC.~~

~~“U.S. Guaranty” means the guaranty of the U.S. Obligations made by the U.S. Guarantor in favor of the Administrative Agent on behalf of the Lenders under the Devon Financing LLC Guaranty.~~

~~“U.S. Honor Date” has the meaning specified in Section 2.04(c)(i).~~

~~“U.S. L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any U.S. L/C Borrowing in accordance with its Pro Rata Share.~~

~~“U.S. L/C Borrowing” means an extension of credit resulting from a drawing under any U.S. Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Committed Borrowing.~~

~~“U.S. L/C Credit Extension” means, with respect to any U.S. Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.~~

~~“U.S. L/C Issuer” means (i) the Initial L/C Issuers, or (ii) any other Lender that may issue U.S. Letters of Credit hereunder, as mutually agreed to by Administrative Agent and U.S. Borrower and such Lender, in such Person’s capacity as issuer of U.S. Letters of Credit hereunder, or any successor issuer of U.S. Letters of Credit hereunder.~~

~~“U.S. L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding U.S. Letters of Credit plus the aggregate of all U.S. Unreimbursed Amounts, including all U.S. L/C Borrowings. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such U.S. Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.~~

~~“U.S. Letter of Credit” means any letter of credit issued by a U.S. L/C Issuer pursuant to Section 2.04 and shall include the Existing U.S. Letters of Credit. A U.S. Letter of Credit may be a commercial letter of credit payable on sight draft or a standby letter of credit.~~

~~“U.S. Letter of Credit Application” means an application and agreement for the issuance or amendment of a U.S. Letter of Credit in the form from time to time in use by a U.S. L/C Issuer and acceptable to the U.S. Borrower.~~

~~“U.S. Letter of Credit Fee” has the meaning specified in Section 2.04(i).~~

~~“U.S. Loan” means an extension of credit by a Lender to the U.S. Borrower under Article 2 in the form of a U.S. Committed Loan, a U.S. Bid Loan or a U.S. Swing Line Loan.~~

~~“U.S. Note” means a promissory note made by the U.S. Borrower in favor of a Lender evidencing U.S. Loans made by such Lender, substantially in the form of Exhibit D-1.~~

“U.S. L/C Issuer” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. L/C Obligations” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. Letter of Credit” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. ~~Obligations” means all Obligations other than Canadian Obligations.~~ Loan” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate U.S. Commitments or, if the commitment of each Lender to make U.S. Committed Loans and the obligation of each U.S. L/C Issuer to make U.S. L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 50% of the Total U.S. Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in U.S. L/C Obligations and U.S. Swing Line Loans being deemed “held” by such Lender for purposes of this definition). The U.S. Commitment of, and the portion of the Total U.S. Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining U.S. Required Lenders at any time; provided that the amount of any risk participation in U.S. Swing Line Loans and U.S. Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the U.S. Swing Line Lender or a U.S. L/C Issuer, as the case may be, in making such determination.

“U.S. ~~Swing Line” means the revolving credit facility made available by the U.S. Swing Line Lender pursuant to Section 2.05.~~ Special Resolution Regime” has the meaning specified in Section 12.26.

“U.S. Swing Line ~~Borrowing~~” ~~means a borrowing of a U.S. Swing Line Loan pursuant to Section 2.05.~~

~~“U.S. Swing Line Lender” means Bank of America or any other Lender that may provide U.S. Swing Line Loans hereunder, as mutually agreed to by Administrative Agent and the U.S. Borrower, in such Person’s capacity as provider of U.S. Swing Line Loans hereunder, or any successor swing line lender hereunder.~~

~~“U.S. Swing Line Loan” has the meaning specified in Section 2.05(a).~~ Lender” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“U.S. Swing Line Loan ~~Notice” means a notice of a U.S. Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C (U.S.) or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the U.S. Borrower.~~” has the meaning specified for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

~~“U.S. Swing Line Rate” means the U.S. Base Rate plus the Applicable Rate.~~

~~“U.S. Swing Line Sublimit” means an amount equal to the lesser of (a) U.S. $50,000,000 and (b) the Aggregate U.S. Commitments. The U.S. Swing Line Sublimit is part of, and not in addition to, the Aggregate U.S. Commitments.~~

“U.S. Tax Compliance Certificate” has the meaning specified in Section 5.01(e)(ii)(B)(3).

“U.S. Unreimbursed Amount” has the meaning specified ~~in Section 2.04(c)(i).~~ for such term in the Agreement that was in effect on and prior to the Canadian Subfacility Payoff Date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(v) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(vi) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) As used herein, ~~(i)~~ the term “the L/C Issuer” shall mean “the applicable L/C Issuer”, “such L/C Issuer”, “each L/C Issuer” and “any L/C Issuer” as the context may require~~, (ii) the term “the U.S. L/C Issuer” shall mean “the applicable U.S. L/C Issuer”, “such U.S. L/C Issuer”, “each U.S. L/C Issuer” and “any U.S. L/C Issuer” as the context may require, and (iii) the term “the Canadian L/C Issuer” shall mean “the applicable Canadian L/C Issuer”, “such Canadian L/C Issuer”, “each Canadian L/C Issuer” and “any Canadian L/C Issuer” as the context may require~~.

1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the ~~U.S.~~ Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the ~~U.S.~~ Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the ~~U.S.~~ Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the ~~U.S.~~ Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the ~~U.S.~~ Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding the effectiveness of any change in GAAP after the date hereof.

1.04. Rounding. Any financial ratios required to be maintained by the ~~U.S.~~ Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06. Times of Day. Unless otherwise specified, all ~~references herein to times of day made with respect to the Canadian Subfacility shall be references to Eastern time (daylight or standard, as applicable), and all other~~ references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.07. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

1.08. U.S. Dollar Equivalent. ~~Except for~~For the purposes of determining ~~any amounts under Section 3.10, for the purposes of determining any amount relating to any Commitment, any Obligation or Outstanding Amount or~~ any amount referred to in any representation or warranty, covenant or Default, where such amount is the result of any mathematical calculation or equation which includes amounts denominated in Canadian Dollars together with amounts denominated in U.S. Dollars, all relevant amounts included in such calculation or equation that are denominated in Canadian Dollars shall be calculated, as of such time of determination, at the U.S. Dollar Equivalent thereof.

ARTICLE 2.

~~U.S.~~ COMMITMENTS AND ~~U.S.~~ CREDIT EXTENSION

2.01. ~~U.S.~~ Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in U.S. Dollars (each such loan, a “~~U.S.~~ Committed Loan”) to the ~~U.S.~~ Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the ~~U.S.~~ Commitment of such Lender; provided, however, that after giving effect to any ~~U.S.~~ Committed Borrowing, (i) the Total ~~U.S.~~ Outstandings shall not exceed the Aggregate ~~U.S.~~ Commitments, and (ii) the aggregate Outstanding Amount of the ~~U.S.~~ Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all ~~U.S.~~ L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding

Amount of all ~~U.S.~~ Swing Line Loans shall not exceed the ~~U.S.~~ Commitment of such Lender. Within the limits of the ~~U.S.~~ Commitment of each Lender, and subject to the other terms and conditions hereof, the ~~U.S.~~ Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. ~~U.S.~~ Committed Loans may be ~~U.S.~~ Base Rate Committed Loans or ~~U.S.~~ Eurodollar Rate Committed Loans, as further provided herein.

2.02. ~~U.S.~~ Borrowings, Conversions and Continuations of ~~U.S.~~ Committed Loans.

(a) Each ~~U.S.~~ Committed Borrowing, each conversion of ~~U.S.~~ Committed Loans from one Type to the other, and each continuation of ~~U.S.~~ Eurodollar Rate Committed Loans shall be made upon the ~~U.S.~~ Borrower’s irrevocable notice to (except as provided in Section 5.03) the Administrative Agent, which may be given by (A) telephone or (B) a ~~U.S.~~ Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any ~~U.S.~~ Committed Borrowing of, conversion to or continuation of ~~U.S.~~ Eurodollar Rate Committed Loans or of any conversion of ~~U.S.~~ Eurodollar Rate Committed Loans to ~~U.S.~~ Base Rate Committed Loans, and (ii) on the requested date of any ~~U.S.~~ Committed Borrowing of ~~U.S.~~ Base Rate Committed Loans. Each telephonic notice by the ~~U.S.~~ Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written ~~U.S.~~ Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the ~~U.S.~~ Borrower. Each ~~U.S.~~ Committed Borrowing of, conversion to or continuation of ~~U.S.~~ Eurodollar Rate Committed Loans shall be in a principal amount of U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each ~~U.S.~~ Committed Borrowing of or conversion to ~~U.S.~~ Base Rate Committed Loans shall be in a principal amount of U.S. $1,000,000 or a whole multiple of U.S. $100,000 in excess thereof. Each ~~U.S.~~ Committed Loan Notice (whether telephonic or written) shall specify (i) whether the ~~U.S.~~ Borrower is requesting a ~~U.S.~~ Committed Borrowing, a conversion of ~~U.S.~~ Committed Loans from one Type to the other, or a continuation of ~~U.S.~~ Eurodollar Rate Committed Loans, (ii) the requested date of the ~~U.S.~~ Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of ~~U.S.~~ Committed Loans to be borrowed, converted or continued, (iv) the Type of ~~U.S.~~ Committed Loans to be borrowed or to which existing ~~U.S.~~ Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the ~~U.S.~~ Borrower fails to specify a Type of ~~U.S.~~ Committed Loan in a ~~U.S.~~ Committed Loan Notice or if the ~~U.S.~~ Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable ~~U.S.~~ Committed Loans shall be made as, or converted to, ~~U.S.~~ Base Rate Committed Loans. Any such automatic conversion to ~~U.S.~~ Base Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~U.S.~~ Eurodollar Rate Committed Loans. If the ~~U.S.~~ Borrower requests a ~~U.S.~~ Committed Borrowing of, conversion to, or continuation of ~~U.S.~~ Eurodollar Rate Committed Loans in any such ~~U.S.~~ Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a ~~U.S.~~ Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable ~~U.S.~~ Committed Loans, and if no timely notice of a conversion or continuation is provided by the ~~U.S.~~ Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ~~U.S.~~ Base Rate Committed Loans described in the preceding subsection. In the case of a ~~U.S.~~ Committed Borrowing, each Lender shall make the amount of its ~~U.S.~~ Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable ~~U.S.~~ Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 6.02 (and, if such ~~U.S.~~ Borrowing is the initial ~~U.S.~~ Credit Extension, Section 6.01), the Administrative Agent shall make all funds so received available to the ~~U.S.~~ Borrower in like funds as received by the Administrative Agent either by (i)

crediting the account of the ~~U.S.~~ Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the ~~U.S.~~ Borrower; provided, however, that if, on the date the ~~U.S.~~ Committed Loan Notice with respect to such ~~U.S.~~ Borrowing is given by the ~~U.S.~~ Borrower, there are ~~U.S.~~ L/C Borrowings outstanding, then the proceeds of such ~~U.S.~~ Borrowing, first, shall be applied, to the payment in full of any such ~~U.S.~~ L/C Borrowings, and second, shall be made available to the ~~U.S.~~ Borrower as provided above.

(c) Except as otherwise provided herein, a ~~U.S.~~ Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such ~~U.S.~~ Eurodollar Rate Committed Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as ~~U.S.~~ Eurodollar Rate Committed Loans without the consent of the ~~U.S.~~ Required Lenders.

(d) The Administrative Agent shall promptly notify the ~~U.S.~~ Borrower and the Lenders of the interest rate applicable to any Interest Period for ~~U.S.~~ Eurodollar Rate Committed Loans upon determination of such interest rate. The determination of the ~~U.S. Dollar~~ Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ~~U.S.~~ Base Rate Committed Loans are outstanding, the Administrative Agent shall notify the ~~U.S.~~ Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the ~~U.S.~~ Base Rate promptly following the public announcement of such change.

(e) After giving effect to all ~~U.S.~~ Committed Borrowings, all conversions of ~~U.S.~~ Committed Loans from one Type to the other, and all continuations of ~~U.S.~~ Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to ~~U.S.~~ Committed Loans.

2.03. ~~U.S.~~ Bid Loans.

(a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the ~~U.S.~~ Borrower may from time to time request the Lenders to submit offers to make loans in U.S. Dollars (each such loan, a “~~U.S.~~ Bid Loan”) for requested maturities of thirty (30) days or more to the ~~U.S.~~ Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any ~~U.S.~~ Bid Borrowing, the Total ~~U.S.~~ Outstandings shall not exceed the Aggregate ~~U.S.~~ Commitments. There shall not be more than five different Interest Periods in effect with respect to ~~U.S.~~ Bid Loans at any time.

(b) Requesting ~~U.S.~~ Competitive Bids. The ~~U.S.~~ Borrower may request the submission of ~~U.S.~~ Competitive Bids by delivering a ~~U.S.~~ Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Eurodollar Margin Bid Loans. Each ~~U.S.~~ Bid Request shall specify (i) the requested date of the ~~U.S.~~ Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of ~~U.S.~~ Bid Loans requested (which must be U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof), (iii) the Type of ~~U.S.~~ Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the ~~U.S.~~ Borrower. No ~~U.S.~~ Bid Request shall contain a request for (i) more than one Type of ~~U.S.~~ Bid Loan or (ii) ~~U.S.~~ Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the ~~U.S.~~ Borrower may not submit a ~~U.S.~~ Bid Request if it has submitted another ~~U.S.~~ Bid Request within the prior five Business Days.

(c) Submitting ~~U.S.~~ Competitive Bids.

(i) The Administrative Agent shall promptly notify each Lender of each ~~U.S.~~ Bid Request received by it from the ~~U.S.~~ Borrower and the contents of such ~~U.S.~~ Bid Request.

(ii) Each Lender may (but shall have no obligation to) submit a ~~U.S.~~ Competitive Bid containing an offer to make one or more ~~U.S.~~ Bid Loans in response to such ~~U.S.~~ Bid Request. Such ~~U.S.~~ Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Absolute Rate Loans, and (B) three Business Days prior to the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Eurodollar Margin Bid Loans; provided, however, that any ~~U.S.~~ Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any ~~U.S.~~ Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which ~~U.S.~~ Competitive Bids are required to be delivered by the other Lenders in response to such ~~U.S.~~ Bid Request. Each ~~U.S.~~ Competitive Bid shall specify (A) the proposed date of the ~~U.S.~~ Bid Borrowing; (B) the principal amount of each ~~U.S.~~ Bid Loan for which such ~~U.S.~~ Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the ~~U.S.~~ Commitment of the bidding Lender, (y) must be U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof, and (z) may not exceed the principal amount of ~~U.S.~~ Bid Loans for which ~~U.S.~~ Competitive Bids were requested; (C) if the proposed ~~U.S.~~ Bid Borrowing is to consist of ~~U.S.~~ Absolute Rate Loans, the Absolute Rate offered for each such ~~U.S.~~ Bid Loan and the Interest Period applicable thereto; (D) if the proposed ~~U.S.~~ Bid Borrowing is to consist of ~~U.S.~~ Eurodollar Margin Bid Loans, the ~~U.S.~~ Eurodollar Bid Margin with respect to each such ~~U.S.~~ Eurodollar Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii) Any ~~U.S.~~ Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a ~~U.S.~~ Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable U.S. Bid Request, or (E) is otherwise not responsive to such U.S. Bid Request. Any Lender may correct a ~~U.S.~~ Competitive Bid containing a manifest error by submitting a corrected ~~U.S.~~ Competitive Bid (identified as such) not later than the applicable time required for submission of ~~U.S.~~ Competitive Bids. Any such submission of a corrected ~~U.S.~~ Competitive Bid shall constitute a revocation of the ~~U.S.~~ Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s ~~U.S.~~ Competitive Bid.

(iv) Subject only to the provisions of Sections 5.02, 5.03 and 6.02 and clause (iii) above, each ~~U.S.~~ Competitive Bid shall be irrevocable.

(d) Notice to ~~U.S.~~ Borrower of ~~U.S.~~ Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Eurodollar Margin Bid Loans, the Administrative Agent shall notify the ~~U.S.~~ Borrower of the identity of each Lender that has submitted a ~~U.S.~~ Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such ~~U.S.~~ Competitive Bid.

(e) Acceptance of ~~U.S.~~ Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any ~~U.S.~~ Bid Borrowing that is to consist of ~~U.S.~~ Eurodollar Margin Bid

Loans, the ~~U.S.~~ Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The ~~U.S.~~ Borrower shall be under no obligation to accept any ~~U.S.~~ Competitive Bid and may choose to reject all ~~U.S.~~ Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of ~~U.S.~~ Competitive Bids for each Interest Period that is accepted. The ~~U.S.~~ Borrower may accept any ~~U.S.~~ Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each ~~U.S.~~ Bid Borrowing may not exceed the applicable amount set forth in the related ~~U.S.~~ Bid Request;

(ii) the principal amount of each ~~U.S.~~ Bid Loan must be U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof;

(iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or ~~U.S.~~ Eurodollar Bid Margins within each Interest Period; and

(iv) the ~~U.S.~~ Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f) Procedure for Identical ~~U.S.~~ Bids. If two or more Lenders have submitted ~~U.S.~~ Competitive Bids at the same Absolute Rate or ~~U.S.~~ Eurodollar Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such ~~U.S.~~ Competitive Bids in whole (together with any other ~~U.S.~~ Competitive Bids at lower Absolute Rates or ~~U.S.~~ Eurodollar Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable ~~U.S.~~ Bid Borrowing to exceed the amount specified therefor in the related ~~U.S.~~ Bid Request, then, unless otherwise agreed by the ~~U.S.~~ Borrower, the Administrative Agent and such Lenders, such ~~U.S.~~ Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of U.S. $1,000,000.

(g) Notice to Lenders of Acceptance or Rejection of ~~U.S.~~ Bids. The Administrative Agent shall promptly notify each Lender having submitted a ~~U.S.~~ Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the ~~U.S.~~ Bid Loan or ~~U.S.~~ Bid Loans to be made by it on the date of the applicable ~~U.S.~~ Bid Borrowing. Any ~~U.S.~~ Competitive Bid or portion thereof that is not accepted by the ~~U.S.~~ Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h) Notice of ~~U.S. Dollar~~ Eurodollar Rate. If any ~~U.S.~~ Bid Borrowing is to consist of ~~U.S.~~ Eurodollar Margin Bid Loans, the Administrative Agent shall determine the ~~U.S. Dollar~~ Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify the ~~U.S.~~ Borrower and the Lenders that will be participating in such ~~U.S.~~ Bid Borrowing of such ~~U.S. Dollar~~ Eurodollar Rate.

(i) Funding of ~~U.S.~~ Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its ~~U.S.~~ Competitive Bid has been accepted by the ~~U.S.~~ Borrower shall make the amount of its ~~U.S.~~ Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested ~~U.S.~~ Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the ~~U.S.~~ Borrower in like funds as received by the Administrative Agent.

(j) Notice of Range of ~~U.S.~~ Bids. After each ~~U.S.~~ Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a ~~U.S.~~ Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each ~~U.S.~~ Bid Loan and the aggregate amount of each ~~U.S.~~ Bid Borrowing.

~~2.04. U.S. Letters of Credit.~~

~~(a) The U.S. Letter of Credit Commitment.~~

~~(i) Subject to the terms and conditions set forth herein, (A) each U.S. L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit denominated in U.S. Dollars for the account of the U.S. Borrower, and to amend or renew U.S. Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the U.S. Letters of Credit; and (B) the Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the U.S. Borrower and any drawings thereunder; provided that after giving effect to any U.S. L/C Credit Extension with respect to any U.S. Letter of Credit, (w) the Total U.S. Outstandings shall not exceed the Aggregate U.S. Commitments, (x) the aggregate Outstanding Amount of the U.S. Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all U.S. L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such Lender’s U.S. Commitment, (y) the sum of the Outstanding Amount of the U.S. L/C Obligations plus the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the Outstanding Amount of such L/C Issuer’s (and, if applicable, its Canadian Affiliate’s) L/C Obligations shall not exceed such L/C Issuer’s L/C Issuer Global Commitment unless such U.S. L/C Issuer agrees otherwise in writing with the U.S. Borrower. Each request by the U.S. Borrower for the issuance or amendment of a U.S. Letter of Credit shall be deemed to be a representation by the U.S. Borrower that the U.S. L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the U.S. Borrower’s ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the U.S. Borrower may, during the foregoing period, obtain U.S. Letters of Credit to replace U.S. Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing U.S. Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.~~

~~(ii) No U.S. L/C Issuer shall issue any U.S. Letter of Credit, if the expiry date of such requested U.S. Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.~~

(iii) ~~No U.S. L/C Issuer shall be under any obligation to issue any U.S. Letter of Credit if:~~

~~(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such U.S. L/C Issuer from issuing such U.S. Letter of Credit, or any Law applicable to such U.S. L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such U.S. L/C Issuer shall prohibit, or request that such U.S. L/C Issuer refrain from, the issuance of letters of credit generally or such U.S. Letter of Credit in particular or shall impose upon such U.S. L/C Issuer with respect to~~

~~such U.S. Letter of Credit any restriction, reserve or capital requirement (for which such U.S. L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such U.S. L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such U.S. L/C Issuer in good faith deems material to it, unless the U.S. Borrower confirms that it will pay the foregoing;~~

~~(B) the issuance of such U.S. Letter of Credit would violate any Laws;~~

~~(C) except as otherwise agreed by the Administrative Agent and such U.S. L/C Issuer, such U.S. Letter of Credit is in an initial face amount less than U.S. $10,000;~~

~~(D) such U.S. Letter of Credit is to be denominated in a currency other than U.S. Dollars;~~

~~(E) the issuance of such U.S. Letter of Credit would violate one or more policies of such U.S. L/C Issuer applicable to the issuance of letters of credit generally and applied by such U.S. L/C Issuer to other similarly situated borrowers under similar credit facilities; provided that (x) upon request of the U.S. Borrower, such U.S. L/C Issuer shall provide the U.S. Borrower a reasonably detailed description of such policy and (y) such policy shall not be predicated on the credit strength of the Loan Parties or the Lenders; or~~

~~(F) any Lender is at that time a Defaulting Lender, unless such U.S. L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such U.S. L/C Issuer (in its reasonable discretion) with the U.S. Borrower or such Lender to eliminate such U.S. L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 4.10(a)(iv)) with respect to the Defaulting Lender arising from either the U.S. Letter of Credit then proposed to be issued or that U.S. Letter of Credit and all other U.S. L/C Obligations as to which such U.S. L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.~~

~~(iv) No U.S. L/C Issuer shall amend any U.S. Letter of Credit if such U.S. L/C Issuer would not be permitted at such time to issue such U.S. Letter of Credit in its amended form under the terms hereof.~~

~~(v) No U.S. L/C Issuer shall be under any obligation to amend any U.S. Letter of Credit if (A) such U.S. L/C Issuer would have no obligation at such time to issue such U.S. Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such U.S. Letter of Credit does not accept the proposed amendment to such U.S. Letter of Credit.~~

~~(b) Procedures for Issuance and Amendment of U.S. Letters of Credit.~~

~~(i) Each U.S. Letter of Credit shall be issued or amended, as the case may be, upon the request of the U.S. Borrower delivered to a U.S. L/C Issuer (with a copy to the Administrative Agent) in the form of a U.S. Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Such U.S. Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such U.S. L/C Issuer, by personal delivery or by any other means acceptable to such U.S. L/C Issuer. Such U.S. Letter of Credit Application must be received by such U.S. L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least~~

~~two Business Days (or such later date and time as the Administrative Agent and such U.S. L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a U.S. Letter of Credit, such U.S. Letter of Credit Application shall specify in form and detail satisfactory to such U.S. L/C Issuer: (A) the proposed issuance date of the requested U.S. Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such U.S. L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding U.S. Letter of Credit, such U.S. Letter of Credit Application shall specify in form and detail satisfactory to such U.S. L/C Issuer (A) the U.S. Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such U.S. L/C Issuer may require. Additionally, the U.S. Borrower shall furnish to such U.S. L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested U.S. Letter of Credit issuance or amendment, including any Issuer Documents, as such U.S. L/C Issuer or the Administrative Agent may reasonably require.~~

~~(ii) Promptly after receipt of any U.S. Letter of Credit Application, a U.S. L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such U.S. Letter of Credit Application from the U.S. Borrower and, if not, such U.S. L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such U.S. L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable U.S. Letter of Credit, that one or more applicable conditions contained in Article 6 shall not then be satisfied, then, subject to the terms and conditions hereof, such U.S. L/C Issuer shall, on the requested date, issue a U.S. Letter of Credit for the account of the U.S. Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such U.S. L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each U.S. Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such U.S. L/C Issuer a risk participation in such U.S. Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such U.S. Letter of Credit.~~

(iii) ~~Promptly after its delivery of any U.S. Letter of Credit or any amendment to a U.S. Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, a U.S. L/C Issuer will also deliver to the U.S. Borrower and the Administrative Agent a true and complete copy of such U.S. Letter of Credit or amendment.~~

~~(c) Drawings and Reimbursements; Funding of Participations.~~

~~(i) Upon receipt from the beneficiary of any U.S. Letter of Credit of any notice of a drawing under such U.S. Letter of Credit, the applicable U.S. L/C Issuer shall notify the U.S. Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following the date of any payment by such U.S. L/C Issuer under a U.S. Letter of Credit (each such date, an “U.S. Honor Date”), the U.S. Borrower shall reimburse such U.S. L/C Issuer in an amount equal to the amount of such drawing by means of a Borrowing of U.S. Base Rate Committed Loans or otherwise. If the U.S. Borrower fails so to reimburse such U.S. L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the U.S. Honor Date, the amount of the unreimbursed drawing (the “U.S. Unreimbursed Amount”), and~~

~~the amount of such Lender’s Pro Rata Share thereof. In such event, the U.S. Borrower shall be deemed to have requested a U.S. Committed Borrowing of U.S. Base Rate Loans to be disbursed on the U.S. Honor Date in an amount equal to the U.S. Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of U.S. Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate U.S. Commitments and whether or not the conditions set forth in Section 6.02 are satisfied, provided that no Event of Default under Sections 10.01(h)(i) or 10.01(h)(ii) has occurred and is continuing. Any notice given by such U.S. L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.~~

~~(ii) Each Lender (including the Lender acting as the applicable U.S. L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of such U.S. L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the U.S. Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a U.S. Base Rate Committed Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to such U.S. L/C Issuer.~~

(iii) ~~With respect to any U.S. Unreimbursed Amount that is not fully refinanced by a U.S. Committed Borrowing of U.S. Base Rate Loans for any reason, the U.S. Borrower shall be deemed to have incurred from such U.S. L/C Issuer a U.S. L/C Borrowing in the amount of the U.S. Unreimbursed Amount that is not so refinanced, which U.S. L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a per annum rate equal to (i) for the first three (3) Business Days after the date of such U.S. L/C Borrowing, the U.S. Base Rate, and (ii) thereafter, the U.S. Base Rate plus two percent (2%). In such event, each Lender’s payment to the Administrative Agent for the account of such U.S. L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such U.S. L/C Borrowing and shall constitute a U.S. L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.~~

~~(iv) Until each Lender funds its U.S. Committed Loan or U.S. L/C Advance pursuant to this Section 2.04(c) to reimburse a U.S. L/C Issuer for any amount drawn under any U.S. Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such U.S. L/C Issuer.~~

~~(v) Each Lender’s obligation to make U.S. Committed Loans or U.S. L/C Advances to reimburse a U.S. L/C Issuer for amounts drawn under U.S. Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such U.S. L/C Issuer, the U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a U.S. L/C Advance shall relieve or otherwise impair the obligation of the U.S. Borrower to reimburse such U.S. L/C Issuer for the amount of any payment made by such U.S. L/C Issuer under any U.S. Letter of Credit, together with interest as provided herein.~~

~~(vi) If any Lender fails to make available to the Administrative Agent for the account of a U.S. L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without~~

~~limiting the other provisions of this Agreement, such U.S. L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such U.S. L/C Issuer at a rate per annum equal to greater of the Federal Funds Rate and a rate determined by such U.S. L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such U.S. L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding, for the avoidance of doubt, the aforesaid interest and fees) shall constitute such Lender’s U.S. Committed Loan included in the relevant U.S. Committed Borrowing or U.S. L/C Advance in respect of the relevant U.S. L/C Borrowing, as the case may be. A certificate of a U.S. L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.~~

~~(d) Repayment of Participations.~~

~~(i) At any time after a U.S. L/C Issuer has made a payment under any U.S. Letter of Credit and has received from any Lender such Lender’s U.S. L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such U.S. L/C Issuer any payment in respect of the related U.S. Unreimbursed Amount or interest thereon (whether directly from the U.S. Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s U.S. L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.~~

~~(ii) If any payment received by the Administrative Agent for the account of any U.S. L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by such U.S. L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such U.S. L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~

~~(e) Obligations Absolute. The obligation of the U.S. Borrower to reimburse a U.S. L/C Issuer for each drawing under each U.S. Letter of Credit and to repay each U.S. L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:~~

~~(i) any lack of validity or enforceability of such U.S. Letter of Credit, this Agreement, or any other Loan Document;~~

~~(ii) the existence of any claim, counterclaim, set-off, defense or other right that the U.S. Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such U.S. Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such U.S. L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such U.S. Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;~~

(iii) ~~any draft, demand, certificate or other document presented under such U.S. Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such U.S. Letter of Credit;~~

~~(iv) waiver by such U.S. L/C Issuer of any requirement that exists for such U.S. L/C Issuer’s protection and not the protection of the U.S. Borrower or any waiver by such U.S. L/C Issuer which does not in fact materially prejudice the U.S. Borrower;~~

~~(v) any payment made by such U.S. L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, to the extent the UCC, the ISP or the UCP applies to such Letter of Credit and the applicable provision in the UCC, the ISP or the UCP that would otherwise permit such presentation was not overridden by the terms of such Letter of Credit;~~

~~(vi) any payment by such U.S. L/C Issuer under such U.S. Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such U.S. Letter of Credit; or any payment made by such U.S. L/C Issuer under such U.S. Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, receiver-manager or other representative of or successor to any beneficiary or any transferee of such U.S. Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or~~

(vii) ~~any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or any Subsidiary.~~

~~The U.S. Borrower shall promptly examine a copy of each U.S. Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the U.S. Borrower’s instructions or other irregularity, the U.S. Borrower will promptly notify the U.S. L/C Issuer. The U.S. Borrower shall be conclusively deemed to have waived any such claim against the U.S. L/C Issuer and its correspondents unless such notice is given as aforesaid.~~

~~(f) Role of U.S. L/C Issuer. Each Lender and the U.S. Borrower agree that, in paying any drawing under a U.S. Letter of Credit, a U.S. L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the U.S. Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the U.S. L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any U.S. L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the U.S. Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any U.S. Letter of Credit or Issuer Document. The U.S. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any U.S. Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the U.S. Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the U.S. L/C Issuers, the Administrative Agent, any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of any U.S. L/C Issuer, shall be liable or responsible~~

~~for any of the matters described in clauses (i) through (vii) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the U.S. Borrower may have a claim against the U.S. L/C Issuer, and such U.S. L/C Issuer may be liable to the U.S. Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the U.S. Borrower which the U.S. Borrower proves were caused by such U.S. L/C Issuer’s willful misconduct or gross negligence or such U.S. L/C Issuer’s willful failure to pay under any U.S. Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a U.S. Letter of Credit. In furtherance and not in limitation of the foregoing, a U.S. L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such U.S. L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a U.S. Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. A U.S. L/C Issuer may send a U.S. Letter of Credit or conduct any communication to or from the beneficiary via SWIFT message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.~~

~~(g) Cash Collateral. Upon the request of the Administrative Agent or, in the case of the succeeding clause (ii), any U.S. L/C Issuer (with a copy to the Administrative Agent) (i) if such U.S. L/C Issuer has honored any full or partial drawing request under any U.S. Letter of Credit and such drawing has resulted in a U.S. L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any U.S. Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the U.S. Borrower shall immediately Cash Collateralize the then Outstanding Amount of all U.S. L/C Obligations in an amount equal to one hundred percent (100%) of such Outstanding Amount determined as of the date of such U.S. L/C Borrowing or the Letter of Credit Expiration Date, as the case may be. Sections 2.06, 3.04, 3.06, 4.10, and 10.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. The U.S. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the U.S. L/C Issuers and the Lenders, a first priority security interest in all such cash, deposit accounts and all balances therein and in all other property so provided as collateral pursuant to this Agreement, and in all proceeds of the foregoing, all as security for the obligations to which Cash Collateral may be applied. Cash Collateral shall be maintained in blocked deposit accounts held by the Administrative Agent.~~

~~If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided which has priority over the Administrative Agent’s claim, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.~~

~~Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of U.S. Letters of Credit or U.S. Swing Line Loans shall be held and applied to the satisfaction of the specific U.S. L/C Obligations, U.S. Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.~~

~~Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released in whole or in part, as applicable, promptly following (i) the elimination of the applicable Fronting Exposure or payment in full of all other obligations giving rise thereto (including, if applicable, by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.09(b)(vi))) or (ii) the Administrative Agent’s determination that there exists excess Cash Collateral; provided, however, that~~

~~Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.04, in Section 4.10, or as may be otherwise applied in accordance with Section 10.04).~~

~~(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by a U.S. L/C Issuer and the U.S. Borrower when a U.S. Letter of Credit is issued (including any such agreement applicable to an Existing U.S. Letter of Credit), (i) the rules of the ISP shall apply to each standby U.S. Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial U.S. Letter of Credit. Notwithstanding the foregoing, no U.S. L/C Issuer shall be responsible to the U.S. Borrower for, and such U.S. L/C Issuer’s rights and remedies against the U.S. Borrower shall not be impaired by, any action or inaction of such U.S. L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any U.S. Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such U.S. L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, to the extent such law or practice is applicable to such U.S. Letter of Credit.~~

~~(i) U.S. Letter of Credit Fees. The U.S. Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 4.10, with its Pro Rata Share a U.S. Letter of Credit fee (the “U.S. Letter of Credit Fee”) for each U.S. Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such U.S. Letter of Credit. U.S. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears (and, for the avoidance of doubt, calculated for the calendar-day period for which such U.S. Letter of Credit was outstanding during such quarterly period, with each quarter starting with and including the first calendar date of the quarter and ending on and including the last calendar date of such quarter) and (ii) due and payable within three Business Days of receipt of an invoice from the Administrative Agent properly setting forth the amounts due and payable, with such invoice being provided on or after the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such U.S. Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each U.S. Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.~~

~~(j) Fronting Fee and Documentary and Processing Charges Payable to U.S. L/C Issuer. The U.S. Borrower shall pay directly to the applicable U.S. L/C Issuer for its own account a fronting fee with respect to each U.S. Letter of Credit at the rate per annum specified in the applicable Fee Letter, payable on the actual daily maximum amount available to be drawn under such U.S. Letter of Credit. Such fronting fee shall be computed on a quarterly basis in arrears (and, for the avoidance of doubt, calculated for the calendar-day period for which such U.S. Letter of Credit was outstanding during such quarterly period, with each quarter starting with and including the first calendar date of the quarter and ending on and including the last calendar date of such quarter). Such fronting fee shall be due and payable within three Business Days of receipt of an invoice from the applicable U.S. L/C Issuer properly setting forth the amounts due and payable, with such invoice being provided on or after the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such U.S. Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the U.S. Borrower shall pay directly to such U.S. L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such U.S. L/C Issuer relating to letters of credit as agreed to by the U.S. Borrower and the~~

~~applicable U.S. L/C Issuer. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.~~

~~(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.~~

~~(l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.04(a), a U.S. Letter of Credit issued hereunder shall, upon the request of the U.S. Borrower, be issued for the account of any Subsidiary of the U.S. Borrower, provided that notwithstanding such request, the U.S. Borrower shall be the actual account party for all purposes of this Agreement for such U.S. Letter of Credit, and such request shall not affect the U.S. Borrower’s reimbursement obligations hereunder with respect to such U.S. Letter of Credit.~~

~~(m) U.S. L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each U.S. L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of U.S. Letters of Credit issued by such U.S. L/C Issuer, including issuances, extensions, amendments and renewals, expirations and cancelations and disbursements and reimbursements, (ii) at least one Business Day prior to the time that such U.S. L/C Issuer issues, amends, renews or extends a U.S. Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the applicable U.S. Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such U.S. L/C Issuer makes a payment pursuant to a U.S. Letter of Credit, the date and amount of such payment, (iv) on any Business Day on which the U.S. Borrower fails to reimburse a payment made pursuant to a U.S. Letter of Credit required to be reimbursed to such U.S. L/C Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the U.S. Letters of Credit issued by such U.S. L/C Issuer.~~

~~2.05. U.S. Swing Line Loans.~~

~~(a) The U.S. Swing Line. Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, agrees to make loans in U.S. Dollars (each such loan, a “U.S. Swing Line Loan”) to the U.S. Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of U.S. Committed Loans and U.S. L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s U.S. Commitment; provided, however, that (x) after giving effect to any U.S. Swing Line Loan, (i) the Total U.S. Outstandings shall not exceed the Aggregate U.S. Commitments, (ii) the aggregate Outstanding Amount of the U.S. Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all U.S. L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such Lender’s U.S. Commitment, and (iii) the aggregate Outstanding Amount of U.S. Swing Line Loans plus the aggregate Outstanding Amount of Canadian Swing Line Loans shall not exceed $50,000,000, (y) that the U.S. Borrower shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan, and (z) the U.S. Swing Line Lender shall not be obligated to make a U.S. Swing Line Loan if it shall determine (after giving effect to Section 4.10(a)(iv)) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Immediately upon the making of a U.S. Swing Line Loan, each~~

~~Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such U.S. Swing Line Loan.~~

~~(b) U.S. Borrowing Procedures. Each U.S. Swing Line Borrowing shall be made upon the U.S. Borrower’s irrevocable notice to the U.S. Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a U.S. Swing line Loan Notice. Each such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of U.S. $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the U.S. Swing Line Lender and the Administrative Agent of a written U.S. Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the U.S. Borrower. Promptly after receipt by the U.S. Swing Line Lender of any telephonic U.S. Swing Line Loan Notice, the U.S. Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such U.S. Swing Line Loan Notice and, if not, the U.S. Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the U.S. Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed U.S. Swing Line Borrowing (A) directing the U.S. Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article 6 is not then satisfied, then, subject to the terms and conditions hereof, the U.S. Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such U.S. Swing Line Loan Notice, make the amount of its U.S. Swing Line Loan available to the U.S. Borrower at its office by crediting the account of the U.S. Borrower on the books of the U.S. Swing Line Lender in immediately available funds.~~

~~(c) Refinancing of U.S. Swing Line Loans.~~

~~(i) The U.S. Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (which hereby irrevocably authorizes the U.S. Swing Line Lender to so request on its behalf), that each Lender make a U.S. Base Rate Committed Loan in an amount equal to such Lender’s Pro Rata Share of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a U.S. Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of U.S. Base Rate Loans, but subject to the unutilized portion of the Aggregate U.S. Commitments and the conditions set forth in Section 6.02. The U.S. Swing Line Lender shall furnish the U.S. Borrower with a copy of the applicable U.S. Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such U.S. Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the U.S. Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such U.S. Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a U.S. Base Rate Committed Loan to the U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the U.S. Swing Line Lender.~~

~~(ii) If for any reason any U.S. Swing Line Loan cannot be refinanced by such a U.S. Committed Borrowing in accordance with Section 2.05(c)(i), the request for U.S. Base Rate~~

~~Committed Loans submitted by the U.S. Swing Line Lender as set forth herein shall be deemed to be a request by the U.S. Swing Line Lender that each of the Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the U.S. Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.~~

(iii) ~~If any Lender fails to make available to the Administrative Agent for the account of the U.S. Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the U.S. Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the U.S. Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the U.S. Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the U.S. Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding, for the avoidance of doubt, the aforesaid interest and fees) shall constitute such Lender’s U.S. Committed Loan included in the relevant U.S. Committed Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the U.S. Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.~~

~~(iv) Each Lender’s obligation to make U.S. Committed Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the U.S. Swing Line Lender, the U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make U.S. Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 6.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the U.S. Borrower to repay U.S. Swing Line Loans, together with interest as provided herein.~~

~~(d) Repayment of Participations.~~

~~(i) At any time after any Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the U.S. Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, the U.S. Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the U.S. Swing Line Lender.~~

~~(ii) If any payment received by the U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the U.S. Swing Line Lender under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by the U.S. Swing Line Lender in its discretion), each Lender shall pay to the U.S. Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon~~

~~the request of the U.S. Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~

~~(e) Interest for Account of U.S. Swing Line Lender. The U.S. Swing Line Lender shall be responsible for invoicing the U.S. Borrower for interest on the U.S. Swing Line Loans. Until each Lender funds its U.S. Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Pro Rata Share of any U.S. Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the U.S. Swing Line Lender.~~

~~(f) Payments Directly to U.S. Swing Line Lender. The U.S. Borrower shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the U.S. Swing Line Lender.~~

2.06. ~~Prepayments.~~

~~(a) The U.S. Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay U.S. Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of U.S. Eurodollar Rate Committed Loans and (B) on the date of prepayment of U.S. Base Rate Committed Loans; (ii) any prepayment of U.S. Eurodollar Rate Committed Loans shall be in a principal amount of U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof; and (iii) any prepayment of U.S. Base Rate Committed Loans shall be in a principal amount of U.S. $1,000,000 or a whole multiple of U.S. $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of U.S. Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a U.S. Dollar Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 5.05. Each such prepayment shall be applied to the U.S. Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.~~

~~(b) No U.S. Bid Loan may be prepaid without the prior consent of the applicable U.S. Bid Loan Lender.~~

~~(c) The U.S. Borrower may, upon notice to the U.S. Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay U.S. Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of U.S. $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the U.S. Borrower, the U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.~~

~~(d) If for any reason the Total U.S. Outstandings at any time exceed the Aggregate U.S. Commitments then in effect, the U.S. Borrower shall immediately prepay Loans and/or Cash Collateralize the U.S. L/C Obligations in an aggregate amount equal to such excess; provided, however, that the U.S. Borrower shall not be required to Cash Collateralize the U.S. L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the U.S. Committed Loans and U.S. Swing Line Loans the Total U.S. Outstandings exceed the Aggregate U.S. Commitments then in effect.~~

2.07. ~~Repayment of U.S. Loans.~~

~~(a) The U.S. Borrower shall repay to the Administrative Agent for the account of the Lenders on the Maturity Date the aggregate principal amount of the U.S. Committed Loans and all other U.S. Obligations owing to the Lenders outstanding on such date.~~

~~(b) The U.S. Borrower shall repay each U.S. Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such U.S. Loan is made and (ii) the Maturity Date.~~

~~(c) The U.S. Borrower shall repay each U.S. Bid Loan on the last day of the Interest Period in respect thereof.~~

~~ARTICLE 3.~~

~~CANADIAN SUBFACILITY~~

~~3.01. Canadian Committed Loans. Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make loans in Canadian Dollars or U.S. Dollars (each such loan, a “Canadian Committed Loan”) to the Canadian Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Commitment of such Canadian Lender; provided, however, that after giving effect to any Canadian Committed Borrowing, (i) the Total Canadian Outstandings (calculated, as necessary, at the U.S. Dollar Equivalent thereof) shall not exceed the Aggregate Canadian Commitments, and (ii) the aggregate Outstanding Amount of the Canadian Committed Loans of any Canadian Lender, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans plus such Canadian Lender’s Bankers’ Acceptances (in each case, calculated, as necessary, at the U.S. Dollar Equivalent thereof) shall not exceed the Canadian Commitment of such Canadian Lender. Within the limits of the Canadian Commitment of each Canadian Lender, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 3.01, prepay under Section 3.06, and reborrow under this Section 3.01. Canadian Committed Loans may be Canadian Prime Rate Committed Loans, Canadian Base Rate Committed Loans, Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans, as further provided herein.~~

~~3.02. Canadian Borrowings, Conversions and Continuations of Canadian Committed Loans.~~

~~(a) Each Canadian Committed Borrowing, each conversion of Canadian Committed Loans from one Type to another, and each continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans shall be made upon the Canadian Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Canadian Committed Borrowing Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Canadian Borrowing of, conversion to or continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans or of any conversion of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans to Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans, and (ii) on the requested date of any Canadian Borrowing of Canadian Base Rate Committed Loans or Canadian Prime Rate Committed Loans. Each telephonic notice by the Canadian Borrower pursuant to this Section 3.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Canadian Committed Borrowing Notice, appropriately completed and signed by a Responsible Officer of the Canadian Borrower. Each Canadian Borrowing of, conversion to or continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate~~

~~Committed Loans shall be in a principal amount of $5,000,000 in the Applicable Currency or a whole multiple of $1,000,000 of the Applicable Currency in excess thereof. Each Canadian Committed Borrowing Notice (whether telephonic or written) shall specify (i) whether the Canadian Borrower is requesting a Canadian Committed Borrowing, a conversion of Canadian Committed Loans from one Type to another, or a continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans, (ii) the requested date of the Canadian Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Canadian Committed Loans to be borrowed, converted or continued, (iv) the Type of Canadian Committed Loans to be borrowed or to which existing Canadian Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Canadian Borrower fails to specify a Type of Canadian Committed Loan in a Canadian Committed Borrowing Notice or if the Canadian Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Canadian Loans denominated in Canadian Dollars shall be made as, or converted to, Canadian Prime Rate Committed Loans and the applicable Canadian Loans denominated in U.S. Dollars shall be made as, or converted to, Canadian Base Rate Committed Loans. Any such automatic conversion shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Canadian Dollar CDOR Rate Committed Loans or the applicable Canadian U.S. Eurodollar Rate Committed Loans. If the Canadian Borrower requests a Canadian Committed Borrowing of, conversion to, or continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loan in any such Canadian Committed Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Canadian Committed Loan may be converted into or continued as a Canadian Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Canadian Committed Loan and reborrowed in the other currency.~~

~~(b) Following receipt of a Canadian Committed Borrowing Notice, the Administrative Agent shall promptly notify each Canadian Lender of the amount of its Pro Rata Share of the applicable Canadian Committed Loans, and if no timely notice of a conversion or continuation is provided by the Canadian Borrower, the Administrative Agent shall notify each Canadian Lender of the details of any automatic conversion to Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans described in the preceding subsection. In the case of a Canadian Committed Borrowing, each Canadian Lender shall make the amount of its Canadian Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Canadian Committed Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 6.02 (and, if such Canadian Borrowing is the initial Canadian Credit Extension, Section 6.01), the Administrative Agent shall make all funds so received available to the Canadian Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Canadian Borrower on the books of Bank of America, acting through its Canadian Branch with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Canadian Borrower; provided, however, that if, on the date the Canadian Committed Borrowing Notice with respect to such Canadian Borrowing is given by the Canadian Borrower, there are Canadian L/C Borrowings outstanding, then the proceeds of such Canadian Borrowing, first, shall be applied, to the payment in full of any such Canadian L/C Borrowings, and second, shall be made available to the Canadian Borrower as provided above.~~

~~(c) Except as otherwise provided herein, a Canadian Dollar CDOR Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Committed Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Canadian Dollar CDOR Rate Committed Loans or a Canadian U.S. Eurodollar Rate Committed Loan without the consent of the Canadian Required Lenders.~~

~~(d) The Administrative Agent shall promptly notify the Canadian Borrower and the Canadian Lenders of the interest rate applicable to any Interest Period for a Canadian Dollar CDOR Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan upon determination of such interest rate. The determination of the Canadian Dollar CDOR Rate or U.S. Dollar Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Canadian Prime Rate Loans or Canadian Base Rate Committed Loans are outstanding, the Administrative Agent shall notify the Canadian Borrower and the Canadian Lenders of any change in the prime rate or base rate used in determining the Canadian Prime Rate Loans or Canadian U.S. Dollar Base Rate promptly following the public announcement of such change.~~

~~(e) After giving effect to all Canadian Committed Borrowings, all conversions of Canadian Committed Loans from one Type to another, and all continuations of Canadian Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Canadian Committed Loans for the Canadian Borrower.~~

~~(f) Except as otherwise provided herein, a Canadian Bankers’ Acceptance may be rolled over or converted only on its maturity date. During the existence of a Default, no Canadian Borrowings may be requested as or converted to, and no Canadian Bankers’ Acceptances may be rolled over as new Canadian Bankers’ Acceptances without the consent of Canadian Required Lenders.~~

~~3.03. Canadian Bid Loans.~~

~~(a) General.~~

~~Subject to the terms and conditions set forth herein, each Canadian Lender agrees that the Canadian Borrower may from time to time request the Canadian Lenders to submit offers to make loans in Canadian Dollars (each such loan, a “Canadian Bid Loan”) for requested maturities of thirty (30) days or more to such requesting Canadian Borrower prior to the Maturity Date pursuant to this Section 3.03; provided, however, that after giving effect to any Canadian Bid Borrowing, the Total Canadian Outstandings shall not exceed the Aggregate Canadian Commitments. There shall not be more than five different Interest Periods in effect with respect to Canadian Bid Loans at any time.~~

~~(b) Requesting Canadian Competitive Bids.~~

~~The Canadian Borrower may request the submission of Canadian Competitive Bids by delivering a Canadian Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Margin Bid Loans. Each Canadian Bid Request shall specify (i) the requested date of the Canadian Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Canadian Bid Loans requested (which must be C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof), (iii) the Type of Canadian Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Canadian Borrower. No Canadian Bid Request shall contain a request for (i) more than one Type of Canadian Bid Loan or (ii) Canadian Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Canadian Borrower may not submit a Canadian Bid Request if it has submitted another Canadian Bid Request within the prior five Business Days.~~

~~(c) Submitting Canadian Competitive Bids.~~

~~(i) The Administrative Agent shall promptly notify each Canadian Lender of each Canadian Bid Request received by it from the Canadian Borrower and the contents of such Canadian Bid Request.~~

~~(ii) Each Canadian Lender may (but shall have no obligation to) submit a Canadian Competitive Bid containing an offer to make one or more Canadian Bid Loans in response to such Canadian Bid Request. Such Canadian Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Margin Bid Loans; provided, however, that any Canadian Competitive Bid submitted by Bank of America in its capacity as a Canadian Lender in response to any Canadian Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Canadian Competitive Bids are required to be delivered by the other Canadian Lenders in response to such Canadian Bid Request. Each Canadian Competitive Bid shall specify (A) the proposed date of the Canadian Bid Borrowing; (B) the principal amount of each Canadian Bid Loan for which such Canadian Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Canadian Commitment of the bidding Canadian Lender, (y) must be C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof, and (z) may not exceed the principal amount of Canadian Bid Loans for which Canadian Competitive Bids were requested; (C) if the proposed Canadian Bid Borrowing is to consist of Canadian Absolute Rate Loans, the Absolute Rate offered for each such Canadian Bid Loan and the Interest Period applicable thereto; (D) if the proposed Canadian Bid Borrowing is to consist of Canadian Margin Bid Loans, the Canadian Bid Margin with respect to each such Canadian Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Canadian Lender.~~

~~(iii) Any Canadian Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Canadian Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Canadian Bid Request, or (E) is otherwise not responsive to such Canadian Bid Request. Any Canadian Lender may correct a Canadian Competitive Bid containing a manifest error by submitting a corrected Canadian Competitive Bid (identified as such) not later than the applicable time required for submission of Canadian Competitive Bids. Any such submission of a corrected Canadian Competitive Bid shall constitute a revocation of the Canadian Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Canadian Lender of any manifest error it detects in such Canadian Lender’s Canadian Competitive Bid.~~

~~(iv) Subject only to the provisions of Sections 5.02, 5.03 and 6.02 and clause (iii) above, each Canadian Competitive Bid shall be irrevocable.~~

~~(d) Notice to Canadian Borrower of Canadian Competitive Bids~~. ~~Not later than 11:00 a.m. (i) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Margin Bid Loans, the Administrative Agent shall notify the Canadian Borrower of the identity of each Canadian Lender that has submitted a Canadian Competitive Bid that complies with Section 3.03(c) and of the terms of the offers contained in each such Canadian Competitive Bid.~~

~~(e) Acceptance of Canadian Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Canadian Bid Borrowing that is to consist of Canadian Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Canadian Bid Borrowing that is to consist of Canadian Margin Bid Loans, the Canadian Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 3.03(d). The Canadian Borrower shall be under no obligation to accept any Canadian Competitive Bid and may choose to reject all Canadian Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Canadian Competitive Bids for each Interest Period that is accepted. The Canadian Borrower may accept any Canadian Competitive Bid in whole or in part; provided that:~~

~~(i) the aggregate principal amount of each Canadian Bid Borrowing may not exceed the applicable amount set forth in the related Canadian Bid Request;~~

~~(ii) the principal amount of each Canadian Bid Loan must be C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof;~~

(iii) ~~the acceptance of offers may be made only on the basis of ascending Absolute Rates or Canadian Bid Margins within each Interest Period; and~~

~~(iv) the Canadian Borrower may not accept any offer that is described in Section 3.03(c)(iii) or that otherwise fails to comply with the requirements hereof.~~

~~(f) Procedure for Identical Canadian Bids. If two or more Canadian Lenders have submitted Canadian Competitive Bids at the same Absolute Rate or Canadian Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Canadian Competitive Bids in whole (together with any other Canadian Competitive Bids at lower Absolute Rates or Canadian Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 3.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Canadian Bid Borrowing to exceed the amount specified therefor in the related Canadian Bid Request, then, unless otherwise agreed by the Canadian Borrower, the Administrative Agent and such Canadian Lenders, such Canadian Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Canadian Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of C$1,000,000.~~

~~(g) Notice to Canadian Lenders of Acceptance or Rejection of Canadian Bids. The Administrative Agent shall promptly notify each Canadian Lender having submitted a Canadian Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Canadian Bid Loan or Canadian Bid Loans to be made by it on the date of the applicable Canadian Bid Borrowing. Any Canadian Competitive Bid or portion thereof that is not accepted by the Canadian Borrower by the applicable time specified in Section 3.03(e) shall be deemed rejected.~~

~~(h) Notice of Canadian Dollar CDOR Rate. If any Canadian Bid Borrowing is to consist of Canadian Margin Bid Loans, the Administrative Agent shall determine the Canadian Dollar CDOR Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Canadian Borrower and the Canadian Lenders that will be participating in such Canadian Bid Borrowing of such Canadian Dollar CDOR Rate.~~

~~(i) Funding of Canadian Bid Loans. Each Canadian Lender that has received notice pursuant to Section 3.03(g) that all or a portion of its Canadian Competitive Bid has been accepted by the Canadian Borrower shall make the amount of its Canadian Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the~~

~~date of the requested Canadian Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 6.02, the Administrative Agent shall make all funds so received available to the Canadian Borrower in like funds as received by the Administrative Agent.~~

~~(j) Notice of Range of Canadian Bids. After each Canadian Competitive Bid auction pursuant to this Section 3.03, the Administrative Agent shall notify each Canadian Lender that submitted a Canadian Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Canadian Bid Loan and the aggregate amount of each Canadian Bid Borrowing.~~

2.04. ~~3.04. Canadian~~ Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each ~~Canadian~~ L/C Issuer agrees, in reliance upon the agreements of the ~~Canadian~~other Lenders set forth in this Section ~~3.04~~2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue ~~Canadian~~ Letters of Credit denominated in ~~Canadian Dollars or~~ U.S. Dollars for the account of the ~~Canadian~~ Borrower, and to amend or renew ~~Canadian~~ Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the ~~Canadian~~ Letters of Credit; and (B) the ~~Canadian~~ Lenders severally agree to participate in ~~Canadian~~ Letters of Credit issued for the account of the ~~Canadian~~ Borrower and any drawings thereunder; provided that after giving effect to any ~~Canadian~~ L/C Credit Extension with respect to any Letter of Credit, (w) the Total ~~Canadian~~ Outstandings shall not exceed the Aggregate ~~Canadian~~ Commitments, (x) the aggregate Outstanding Amount of the ~~Canadian~~ Committed ~~Borrowings~~Loans of any ~~Canadian~~ Lender, plus such ~~Canadian~~ Lender’s Pro Rata Share of the Outstanding Amount of all ~~Canadian~~ L/C Obligations, plus such ~~Canadian~~ Lender’s Pro Rata Share of the Outstanding Amount of all ~~Canadian~~ Swing Line Loans shall not exceed such ~~Canadian~~ Lender’s ~~Canadian~~ Commitment, (y) the sum of the Outstanding Amount of the ~~Canadian~~ L/C Obligations ~~plus the Outstanding Amount of the U.S. L/C Obligations shall not exceed the Letter of Credit Sublimit~~, and (z) the Outstanding Amount of such L/C Issuer’s ~~(and, if applicable, its U.S. Affiliate’s)~~ L/C Obligations shall not exceed ~~the~~such L/C Issuer’s L/C Issuer Global Commitment ~~of such L/C Issuer~~ unless such L/C Issuer agrees otherwise in writing with the ~~Canadian~~ Borrower. Each request by the ~~Canadian~~ Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the ~~Canadian~~ Borrower that the ~~Canadian~~ L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the ~~Canadian~~ Borrower’s ability to obtain ~~Canadian~~ Letters of Credit shall be fully revolving, and accordingly the ~~Canadian~~ Borrower may, during the foregoing period, obtain ~~Canadian~~ Letters of Credit to replace ~~Canadian~~ Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing ~~Canadian~~ Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No ~~Canadian~~ L/C Issuer shall issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the ~~Canadian~~ Lenders have approved such expiry date.

(iii) No ~~Canadian~~ L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such ~~Canadian~~ L/C Issuer from issuing such Letter of Credit, or any Law applicable to such ~~Canadian~~ L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such ~~Canadian~~ L/C Issuer shall prohibit, or request that such ~~Canadian~~ L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such ~~Canadian~~ L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such ~~Canadian~~ L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such ~~Canadian~~ L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such ~~Canadian~~ L/C Issuer in good faith deems material to it, unless the ~~Canadian~~ Borrower confirms that it will pay the foregoing;

(B) the issuance of such Letter of Credit would violate any Laws;

(C) except as otherwise agreed by the Administrative Agent and such ~~Canadian~~ L/C Issuer, such Letter of Credit is in an initial face amount less than ~~C~~U.S. $10,000 ~~or U.S. $10,000, as the case may be~~;

(D) such Letter of Credit is to be denominated in a currency other than ~~Canadian Dollars or~~ U.S. Dollars;

(E) the issuance of such Letter of Credit would violate one or more policies of such ~~Canadian~~ L/C Issuer applicable to the issuance of letters of credit generally and applied by such ~~Canadian~~ L/C Issuer to other similarly situated borrowers under similar credit facilities; provided that (x) upon request of the ~~Canadian~~ Borrower, such ~~Canadian~~ L/C Issuer shall provide the ~~Canadian~~ Borrower a reasonably detailed description of such policy and (y) such policy shall not be predicated on the credit strength of the Loan Parties or the Lenders; or

(F) any ~~Canadian~~ Lender is at that time a Defaulting Lender, unless such ~~Canadian~~ L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such ~~Canadian~~ L/C Issuer (in its reasonable discretion) with the ~~Canadian~~ Borrower or such ~~Canadian~~ Lender to eliminate such ~~Canadian~~ L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 4.10(a)(iv)) with respect to the Defaulting Lender arising from either the ~~Canadian~~ Letter of Credit then proposed to be issued or that ~~Canadian~~ Letter of Credit and all other ~~Canadian~~ L/C Obligations as to which such ~~Canadian~~ L/C Issuer has actual or potential Fronting Exposure, as it may elect in its reasonable discretion.

(iv) No ~~Canadian~~ L/C Issuer shall amend any Letter of Credit if such ~~Canadian~~ L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No ~~Canadian~~ L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such ~~Canadian~~ L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of ~~Canadian~~ Letters of Credit.

(i) Each ~~Canadian~~ Letter of Credit shall be issued or amended, as the case may be, upon the request of the ~~Canadian~~ Borrower delivered to ~~the applicable Canadian~~an L/C Issuer (with a copy to the Administrative Agent) in the form of a ~~Canadian~~ Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the ~~Canadian~~ Borrower. Such ~~Canadian~~ Letter of Credit Application may be sent by facsimile, by ~~Canadian or~~ United States mail, by overnight courier, by electronic transmission using the system provided by such ~~Canadian~~ L/C Issuer, by personal delivery or by any other means acceptable to such ~~Canadian~~ L/C Issuer. Such ~~Canadian~~ Letter of Credit Application must be received by such ~~Canadian~~ L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such ~~Canadian~~ L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a ~~Canadian~~ Letter of Credit, such ~~Canadian~~ Letter of Credit Application shall specify in form and detail satisfactory to such ~~Canadian~~ L/C Issuer: (A) the proposed issuance date of the requested ~~Canadian~~ Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such ~~Canadian~~ L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding ~~Canadian~~ Letter of Credit, such ~~Canadian~~ Letter of Credit Application shall specify in form and detail satisfactory to such ~~Canadian~~ L/C Issuer (A) the ~~Canadian~~ Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such ~~Canadian~~ L/C Issuer may require. Additionally, the ~~Canadian~~ Borrower shall furnish to such ~~Canadian~~ L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such ~~Canadian~~ L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any ~~Canadian~~ Letter of Credit Application, ~~the applicable Canadian~~an L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such ~~Canadian~~ Letter of Credit Application from the ~~Canadian~~ Borrower and, if not, such ~~Canadian~~ L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such ~~Canadian~~ L/C Issuer has received written notice from any ~~Canadian~~ Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 6 shall not then be satisfied, then, subject to the terms and conditions hereof, such ~~Canadian~~ L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the ~~Canadian~~ Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such ~~Canadian~~ L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each ~~Canadian~~ Letter of Credit, each ~~Canadian~~ Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such ~~Canadian~~ L/C Issuer a risk participation in such ~~Canadian~~ Letter of Credit in an amount equal to the product of such ~~Canadian~~ Lender’s Pro Rata Share times the amount of such ~~Canadian~~ Letter of Credit.

(iii) Promptly after its delivery of any ~~Canadian~~ Letter of Credit or any amendment to a ~~Canadian~~ Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, ~~the applicable Canadian~~an L/C Issuer will also deliver to the ~~Canadian~~ Borrower and the Administrative Agent a true and complete copy of such ~~Canadian~~ Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any ~~Canadian~~ Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable ~~Canadian~~L/C Issuer shall examine such drawing documents. After examination L/C Issuer shall notify the ~~Canadian~~ Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following the date of any payment by such ~~Canadian~~ L/C Issuer under a Letter of Credit (each such date, ~~a~~an “~~Canadian~~ Honor Date”), the ~~Canadian~~ Borrower shall reimburse such ~~Canadian~~ L/C Issuer in an amount equal to the amount of such drawing ~~whether by way of Canadian Prime Rate Committed Loans or Canadian~~by means of a Borrowing of Base Rate Committed Loans or otherwise. If the ~~Canadian~~ Borrower fails so to reimburse such ~~Canadian~~ L/C Issuer by such time, the Administrative Agent shall promptly notify each ~~Canadian~~ Lender of the ~~Canadian~~ Honor Date, the amount of the unreimbursed drawing (the “~~Canadian~~ Unreimbursed Amount”), and the amount of such ~~Canadian~~ Lender’s Pro Rata Share thereof. In such event, the ~~Canadian~~ Borrower shall be deemed to have requested a ~~Canadian~~ Committed Borrowing of ~~Canadian Prime Rate Committed Loans or Canadian~~ Base Rate ~~Committed~~ Loans~~, if applicable,~~ to be disbursed on the ~~Canadian~~ Honor Date in an amount equal to the ~~Canadian~~ Unreimbursed Amount, without regard to the minimum and multiples specified in Section ~~3.02~~2.02 for the principal amount of ~~Canadian Prime Rate Committed Loans or Canadian~~ Base Rate ~~Committed~~ Loans, but subject to the amount of the unutilized portion of the Aggregate ~~Canadian~~ Commitments and whether or not the conditions set forth in Section 6.02 are satisfied, provided that no Event of Default under Sections 10.01(h)(i) or 10.01(h)(ii) has occurred and is continuing. Any notice given by such ~~Canadian~~ L/C Issuer or the Administrative Agent pursuant to this Section ~~3.04~~2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each ~~Canadian~~ Lender (including the ~~Canadian~~ Lender acting as the applicable ~~Canadian~~ L/C Issuer) shall upon any notice pursuant to Section ~~3.04~~2.04(c)(i) make funds available to the Administrative Agent for the account of such ~~Canadian~~ L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the ~~Canadian~~ Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section ~~3.04~~2.04(c)(iii), each ~~Canadian~~ Lender that so makes funds available shall be deemed to have made a ~~Canadian Loan in the form of a Canadian Prime Rate Committed Loan or Canadian~~ Base Rate Committed ~~Loans,~~Loan to the ~~Canadian~~ Borrower in such amount. The Administrative Agent shall remit the funds so received to such ~~Canadian~~ L/C Issuer.

(iii) With respect to any ~~Canadian~~ Unreimbursed Amount that is not fully refinanced by ~~Canadian Prime Rate~~a Committed ~~Loans or Canadian~~Borrowing of Base Rate ~~Committed~~ Loans for any reason, the ~~Canadian~~ Borrower shall be deemed to have incurred from such ~~Canadian~~ L/C Issuer ~~a Canadian~~an L/C Borrowing in the amount of the ~~Canadian~~ Unreimbursed Amount that is not so refinanced, which ~~Canadian~~ L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a ~~rate~~ per annum rate equal to (i) for the first three (3) Business Days after the date of such ~~Canadian~~ L/C Borrowing, the ~~Canadian Prime Rate or the Canadian U.S. Dollar~~ Base Rate~~, as applicable~~, and (ii) thereafter ~~such rate~~, the Base Rate plus two percent (2%). In such event, each ~~Canadian~~ Lender’s payment to the Administrative Agent for the account of such ~~Canadian~~ L/C Issuer pursuant to Section ~~3.04~~2.04(c)(ii) shall be deemed payment in respect of its participation in such ~~Canadian~~ L/C Borrowing and shall constitute ~~a Canadian~~an L/C Advance from such ~~Canadian~~ Lender in satisfaction of its participation obligation under this Section ~~3.04.~~2.04.

(iv) Until each ~~Canadian~~ Lender funds its ~~Canadian~~ Committed Loan or ~~Canadian~~ L/C Advance pursuant to this Section ~~3.04~~2.04(c) to reimburse ~~such Canadian~~an L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such ~~Canadian~~ Lender’s Pro Rata Share of such amount shall be solely for the account of such ~~Canadian~~ L/C Issuer.

(v) Each ~~Canadian~~ Lender’s obligation to make ~~Canadian~~ Committed Loans or ~~Canadian~~ L/C Advances to reimburse ~~such Canadian~~an L/C Issuer for amounts drawn under ~~Canadian~~ Letters of Credit, as contemplated by this Section ~~3.04~~2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such ~~Canadian~~ Lender may have against such ~~Canadian~~ L/C Issuer, the ~~Canadian~~ Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of ~~a Canadian~~an L/C Advance shall relieve or otherwise impair the obligation of the ~~Canadian~~ Borrower to reimburse such ~~Canadian~~ L/C Issuer for the amount of any payment made by such ~~Canadian~~ L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any ~~Canadian~~ Lender fails to make available to the Administrative Agent for the account of ~~such Canadian~~an L/C Issuer any amount required to be paid by such ~~Canadian~~ Lender pursuant to the foregoing provisions of this Section ~~3.04~~2.04(c) by the time specified in Section ~~3.04~~2.04(c)(ii), then, without limiting the other provisions of this Agreement, such ~~Canadian~~ L/C Issuer shall be entitled to recover from such ~~Canadian~~ Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such ~~Canadian~~ L/C Issuer at a rate per annum equal to ~~the~~ greater of the ~~Canadian Prime Rate or the Canadian U.S. Dollar Base Rate, as applicable, from time to time in effect~~Federal Funds Rate and a rate determined by such ~~Canadian~~ L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such ~~Canadian~~ L/C Issuer in connection with the foregoing. If such ~~Canadian~~ Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding, for the avoidance of doubt, the aforesaid interest and fees) shall constitute such ~~Canadian~~ Lender’s ~~Canadian~~ Committed Loan included in the relevant ~~Canadian~~ Committed Borrowing or ~~Canadian~~ L/C Advance in respect of the relevant ~~Canadian~~ L/C Borrowing, as the case may be. A certificate of ~~such Canadian~~an L/C Issuer submitted to any ~~Canadian~~ Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after ~~a Canadian~~an L/C Issuer has made a payment under any Letter of Credit and has received from any ~~Canadian~~ Lender such ~~Canadian~~ Lender’s ~~Canadian~~ L/C Advance in respect of such payment in accordance with Section ~~3.04~~2.04(c), if the Administrative Agent receives for the account of such ~~Canadian~~ L/C Issuer any payment in respect of the related ~~Canadian~~ Unreimbursed Amount or interest thereon (whether directly from the ~~Canadian~~ Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such ~~Canadian~~ Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such ~~Canadian~~ Lender’s ~~Canadian~~ L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of any ~~Canadian~~ L/C Issuer pursuant to Section ~~3.04~~2.04(c)(i) is required to be returned under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by such ~~Canadian~~ L/C Issuer in its discretion), each ~~Canadian~~ Lender shall pay to the Administrative Agent for the account of such ~~Canadian~~ L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such ~~Canadian~~ Lender, at a rate per annum equal to the ~~Canadian Prime Rate or Canadian U.S. Dollar Base Rate, as applicable,~~Federal Funds Rate from time to time in effect. The obligations of the ~~Canadian~~ Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the ~~Canadian~~ Borrower to reimburse ~~a Canadian~~an L/C Issuer for each drawing under each Letter of Credit and to repay each ~~Canadian~~ L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the ~~Canadian~~ Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such ~~Canadian~~ L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by such ~~Canadian~~ L/C Issuer of any requirement that exists for such ~~Canadian~~ L/C Issuer’s protection and not the protection of the ~~Canadian~~ Borrower or any waiver by such ~~Canadian~~ L/C Issuer which does not in fact materially prejudice the ~~Canadian~~ Borrower;

(v) any payment made by such ~~Canadian~~ L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable, to the extent the UCC, the ISP or the UCP applies to such Letter of Credit and the applicable provision in the UCC, the ISP or the UCP that would otherwise permit such presentation was not overridden by the terms of such Letter of Credit;

(vi) any payment by such ~~Canadian~~ L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such ~~Canadian~~ L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, receiver-manager or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the ~~Canadian~~ Borrower or any Subsidiary.

The ~~Canadian~~ Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the ~~Canadian~~ Borrower’s instructions or other irregularity, the ~~Canadian~~ Borrower will promptly notify ~~such Canadian~~the L/C Issuer. The ~~Canadian~~ Borrower shall be conclusively deemed to have waived any such claim against the ~~Canadian~~ L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of ~~Canadian~~ L/C Issuer. Each ~~Canadian~~ Lender and the ~~Canadian~~ Borrower agree that, in paying any drawing under a Letter of Credit, ~~no Canadian~~an L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the ~~Canadian~~ L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any ~~of the respective correspondents, participants or assignees of any Canadian~~correspondent, participant or assignee of any L/C Issuer shall be liable to any ~~Canadian~~ Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the ~~Canadian~~ Lenders or the ~~Canadian~~ Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or ~~Letter of Credit Application. The Canadian~~Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the ~~Canadian~~ Borrower~~’s~~ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the ~~Canadian~~ L/C Issuers, ~~any~~the Administrative Agent-, any of their respective Related ~~Person~~Parties , nor any of the respective correspondents, participants or assignees of any ~~Canadian~~ L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section ~~3.04~~2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the ~~Canadian~~ Borrower may have a claim against ~~a Canadian~~the L/C Issuer, and such ~~Canadian~~ L/C Issuer may be liable to the ~~Canadian~~ Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the ~~Canadian~~ Borrower which the ~~Canadian~~ Borrower proves were caused by such ~~Canadian~~ L/C Issuer’s willful misconduct or gross negligence or such ~~Canadian~~ L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, ~~such Canadian~~an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such ~~Canadian~~ L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. A ~~Canadian~~ L/C Issuer may send a ~~Canadian~~ Letter of Credit or conduct any communication to or from the beneficiary via SWIFT message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Cash Collateral. Upon the request of the Administrative Agent or, in the case of the succeeding clause (ii), any ~~Canadian~~ L/C Issuer (with a copy to the Administrative Agent) (i) if ~~a Canadian~~such L/C Issuer has honored any full or partial drawing request under any ~~Canadian~~ Letter of Credit and such drawing has resulted in ~~a Canadian~~an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any ~~Canadian~~ Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the ~~Canadian~~ Borrower shall immediately Cash Collateralize the then Outstanding

Amount of all ~~Canadian~~ L/C Obligations in an amount equal to one hundred percent (100%) of such Outstanding Amount determined as of the date of such ~~Canadian~~ L/C Borrowing or the Letter of Credit Expiration Date, as the case may be. Sections ~~2.04,~~ 2.06, ~~3.06, 4.10~~4.10, and 10.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. The ~~Canadian~~ Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the ~~Canadian~~ L/C Issuers and the Lenders, a first priority security interest in all such cash, deposit accounts and all balances therein and in all other property so provided as collateral pursuant to this Agreement, and in all proceeds of the foregoing, all as security for the obligations to which Cash Collateral may be applied. Cash Collateral shall be maintained in blocked deposit accounts held by the Administrative Agent.

If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided which has priority over the Administrative Agent’s claim, the ~~Canadian~~ Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of ~~Canadian~~ Letters of Credit or ~~Canadian~~ Swing Line Loans shall be held and applied to the satisfaction of the specific ~~Canadian~~ L/C Obligations, ~~Canadian~~ Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released in whole or in part, as applicable, promptly following (i) the elimination of the applicable Fronting Exposure or payment in full of all other obligations giving rise thereto (including, if applicable, by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.09(b)(vi))); or (ii) the Administrative Agent’s determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section ~~3.04 or~~ 2.04, in Section ~~4.10~~4.10, or as may be otherwise applied in accordance with Section ~~10.03~~10.04).

(h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by ~~the applicable Canadian~~an L/C Issuer and the ~~Canadian~~ Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing ~~Canadian~~ Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no ~~Canadian~~ L/C Issuer shall be responsible to the ~~Canadian~~ Borrower for, and such ~~Canadian~~ L/C Issuer’s rights and remedies against the ~~Canadian~~ Borrower shall not be impaired by, any action or inaction of such ~~Canadian~~ L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such ~~Canadian~~ L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, to the extent such law or practice is applicable to such ~~Canadian~~ Letter of Credit.

(i) Letter of Credit Fees. The ~~Canadian~~ Borrower shall pay to the Administrative Agent for the account of each ~~Canadian~~ Lender in accordance, subject to Section ~~4.10~~4.10, with its Pro Rata Share a Letter of Credit fee (the “~~Canadian~~ Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit ~~(whether or not such maximum amount is then in effect under such Letter of Credit). Canadian~~. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears (and, for the avoidance of doubt, calculated for the calendar-day period for which such ~~Canadian~~ Letter of Credit was outstanding during such quarterly period, with each quarter starting with and including the first calendar date of the quarter and ending on and including the last calendar date of such quarter) and (ii) due and payable within three Business Days of receipt of an invoice from the Administrative Agent properly setting forth the amounts due and payable, with such invoice being provided on or after the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each ~~standby~~ Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to ~~Canadian~~ L/C Issuer. The ~~Canadian~~ Borrower shall pay directly to the applicable ~~Canadian~~ L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at the rate per annum specified in the applicable Fee Letter, payable on the actual daily maximum amount available to be drawn under such Letter of Credit ~~(whether or not such maximum amount is then in effect under such Letter of Credit)~~. Such fronting fee shall be computed on a quarterly basis in arrears (and, for the avoidance of doubt, calculated for the calendar-day period for which such ~~Canadian~~ Letter of Credit was outstanding during such quarterly period, with each quarter starting with and including the first calendar date of the quarter and ending on and including the last calendar date of such quarter). Such fronting fee shall be due and payable within three Business Days of receipt of an invoice from the applicable ~~Canadian~~ L/C Issuer properly setting forth the amounts due and payable, with such invoice being provided on or after the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the ~~Canadian~~ Borrower shall pay directly to such ~~Canadian~~ L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such ~~Canadian~~ L/C Issuer relating to letters of credit as agreed to by the ~~Canadian~~ Borrower and the applicable ~~Canadian~~ L/C Issuer. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section ~~3.04~~2.04(a), a ~~Canadian~~ Letter of Credit issued hereunder shall, upon the request of the ~~Canadian~~ Borrower, be issued for the account of any Subsidiary of the ~~Canadian~~ Borrower, provided that notwithstanding such request, the ~~Canadian~~ Borrower shall be the actual account party for all purposes of this Agreement for such ~~Canadian~~ Letter of Credit, and such request shall not affect the ~~Canadian~~ Borrower’s reimbursement obligations hereunder with respect to such ~~Canadian~~ Letter of Credit.

(m) ~~Canadian~~ L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each ~~Canadian~~ L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of

~~Canadian~~ Letters of Credit issued by such ~~Canadian~~ L/C Issuer, including issuances, extensions, amendments and renewals, expirations and cancelations and disbursements and reimbursements, (ii) at least one Business Day prior to the time that such ~~Canadian~~ L/C Issuer issues, amends, renews or extends a ~~Canadian~~ Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the applicable ~~Canadian~~ Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such ~~Canadian~~ L/C Issuer makes a payment pursuant to a ~~Canadian~~ Letter of Credit, the date and amount of such payment, (iv) on any Business Day on which the ~~Canadian~~ Borrower fails to reimburse a payment made pursuant to a ~~Canadian~~ Letter of Credit required to be reimbursed to such ~~Canadian~~ L/C Issuer on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the ~~Canadian~~ Letters of Credit issued by such ~~Canadian~~ L/C Issuer.

2.05. ~~3.05. Canadian~~ Swing Line Loans.

(a) The ~~Canadian~~ Swing Line. Subject to the terms and conditions set forth herein, the ~~Canadian~~ Swing Line Lender, in reliance upon the agreements of the ~~Canadian~~other Lenders set forth in this Section ~~3.05,~~2.05, agrees to make loans in ~~Canadian Dollars or~~ U.S. Dollars (each such loan, a “~~Canadian~~ Swing Line Loan”) to the ~~Canadian~~ Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the ~~Canadian~~ Swing Line Sublimit, notwithstanding the fact that such ~~Canadian~~ Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of ~~Canadian~~ Committed ~~Borrowings~~Loans and ~~Canadian~~ L/C Obligations of the ~~Canadian~~ Lender acting as ~~Canadian~~ Swing Line Lender, may exceed the amount of such ~~Canadian~~ Lender’s ~~Canadian~~ Commitment; provided, however, that (x) after giving effect to any ~~Canadian~~ Swing Line Loan, (i) the Total ~~Canadian~~ Outstandings shall not exceed the Aggregate ~~Canadian~~ Commitments, (ii) the aggregate Outstanding Amount of the ~~Canadian~~ Committed Loans of any ~~Canadian~~ Lender, plus such ~~Canadian~~ Lender’s Pro Rata Share of the Outstanding Amount of all ~~Canadian~~ L/C Obligations, plus such ~~Canadian~~ Lender’s Pro Rata Share of the Outstanding Amount of all ~~Canadian~~ Swing Line Loans ~~plus such Canadian Lender’s Bankers’ Acceptances~~ shall not exceed such ~~Canadian~~ Lender’s ~~Canadian~~ Commitment, and (iii) the aggregate Outstanding Amount of ~~Canadian Swing Line Loans plus the aggregate Outstanding Amount of U.S.~~ Swing Line Loans shall not exceed $50,000,000, (y) that the ~~Canadian~~ Borrower shall not use the proceeds of any ~~Canadian~~ Swing Line Loan to refinance any outstanding ~~Canadian~~ Swing Line Loan, and (z) the ~~Canadian~~ Swing Line Lender shall not be obligated to make ~~any Canadian Swing Line Loan if it shall determine (after giving effect to Section 4.10(~~a Swing Line Loan if it shall determine (after giving effect to Section 4.10(a)(iv)) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to ~~any~~the other terms and conditions hereof, the ~~Canadian~~ Borrower may borrow under this Section ~~3.05,~~2.05, prepay under Section ~~3.06,~~2.06, and reborrow under this Section ~~3.05(a).~~2.05. Immediately upon the making of a ~~Canadian~~ Swing Line Loan, each ~~Canadian~~ Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the ~~Canadian~~ Swing Line Lender a risk participation in such ~~Canadian~~ Swing Line Loan in an amount equal to the product of such ~~Canadian~~ Lender’s Pro Rata Share times the amount of such ~~Canadian~~ Swing Line Loan.

(b) ~~Canadian~~ Borrowing Procedures. Each ~~Canadian~~ Swing Line Borrowing shall be made upon the ~~Canadian~~ Borrower’s irrevocable notice to the ~~Canadian~~ Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a ~~Canadian~~ Swing Line Loan Notice. Each such notice must be received by the ~~Canadian~~ Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which ~~may be in Canadian Dollars or in U.S. Dollars and~~ shall be a minimum of ~~$1,000,000 of such currency,~~U.S. $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day.

Each such telephonic notice must be confirmed promptly by delivery to the ~~Canadian~~ Swing Line Lender and the Administrative Agent of a written ~~Canadian~~ Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the ~~Canadian~~ Borrower. Promptly after receipt by the ~~Canadian~~ Swing Line Lender of any telephonic ~~Canadian~~ Swing Line Loan Notice, the ~~Canadian~~ Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such ~~Canadian~~ Swing Line Loan Notice and, if not, the ~~Canadian~~ Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the ~~Canadian~~ Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any ~~Canadian~~ Lender) prior to ~~1~~4:00 p.m. ~~for Canadian Swing Line Borrowings made in U.S. Dollars and 3:00 p.m. for Canadian Swing Line Borrowings made in Canadian Dollars, in each case~~ on the date of the proposed ~~Canadian~~ Swing Line Borrowing (A) directing the ~~Canadian~~ Swing Line Lender not to make such ~~Canadian~~ Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section ~~3.05~~2.05(a), or (B) that one or more of the applicable conditions specified in Article 6 is not then satisfied, then, subject to the terms and conditions hereof, the ~~Canadian~~ Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such ~~Canadian~~ Swing Line Loan Notice, make the amount of its ~~Canadian~~ Swing Line Loan available to the ~~Canadian~~ Borrower at its office ~~either~~ by ~~(i)~~ crediting the account of the ~~Canadian~~ Borrower on the books of the ~~Canadian~~ Swing Line Lender in immediately available funds ~~or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Canadian Borrower~~.

(c) Refinancing of ~~Canadian~~ Swing Line Loans.

(i) The ~~Canadian~~ Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the ~~Canadian~~ Borrower (which hereby irrevocably authorizes the ~~Canadian~~ Swing Line Lender to so request on its behalf), that each ~~Canadian~~ Lender make a ~~Canadian Prime Rate Committed Loan or a Canadian~~ Base Rate Committed Loan~~, as applicable,~~ in an amount equal to such ~~Canadian~~ Lender’s Pro Rata Share of the amount of ~~Canadian~~ Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a ~~Canadian~~ Committed ~~Borrowing~~Loan Notice for purposes hereof) and in accordance with the requirements of Section ~~3.02,~~2.02, without regard to the minimum and multiples specified therein for the principal amount of ~~Canadian Prime Rate Committed Loans or Canadian~~ Base Rate ~~Committed~~ Loans, but subject to the unutilized portion of the Aggregate ~~Canadian~~ Commitments and the conditions set forth in Section 6.02. The ~~Canadian~~ Swing Line Lender shall furnish the ~~Canadian~~ Borrower with a copy of the applicable ~~Canadian~~ Committed ~~Borrowing~~Loan Notice promptly after delivering such notice to the Administrative Agent. Each ~~Canadian~~ Lender shall make an amount equal to its Pro Rata Share of the amount specified in such ~~Canadian~~ Committed ~~Borrowing~~Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable ~~Canadian~~ Swing Line Loan) for the account of the ~~Canadian~~ Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such ~~Canadian~~ Committed ~~Borrowing~~Loan Notice, whereupon, subject to Section ~~3.05~~2.05(c)(ii), each ~~Canadian~~ Lender that so makes funds available shall be deemed to have made a ~~Canadian Prime Rate Committed Loan or Canadian~~ Base Rate Committed Loan~~, as applicable,~~ to the ~~Canadian~~ Borrower in such amount. The Administrative Agent shall remit the funds so received to the ~~Canadian~~ Swing Line Lender.

(ii) If for any reason any ~~Canadian~~ Swing Line Loan cannot be refinanced by such a ~~Canadian~~ Committed Borrowing in accordance with Section ~~3.05~~2.05(c)(i), the request for ~~Canadian Prime Rate Committed Loans or Canadian~~ Base Rate Committed Loans~~, as applicable,~~ submitted by the ~~Canadian~~ Swing Line Lender as set forth herein shall be deemed to be a request by the ~~Canadian~~ Swing Line Lender that each of the ~~Canadian~~ Lenders fund its risk participation in the relevant ~~Canadian~~ Swing Line Loan and each ~~Canadian~~ Lender’s payment to the Administrative Agent for the account of the ~~Canadian~~ Swing Line Lender pursuant to Section ~~3.05~~2.05(c)(i) shall be deemed payment in respect of such participation.

(iii) If any ~~Canadian~~ Lender fails to make available to the Administrative Agent for the account of the ~~Canadian~~ Swing Line Lender any amount required to be paid by such ~~Canadian~~ Lender pursuant to the foregoing provisions of this Section ~~3.05~~2.05(c) by the time specified in Section ~~3.05~~2.05(c)(i), the ~~Canadian~~ Swing Line Lender shall be entitled to recover from such ~~Canadian~~ Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the ~~Canadian~~ Swing Line Lender at a rate per annum equal to the ~~greatest~~greater of the ~~(i) Canadian Prime Rate (ii) Canadian U.S. Dollar Base Rate,~~Federal Funds Rate and ~~(iii)~~ a rate determined by the ~~Canadian~~ Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the ~~Canadian~~ Swing Line Lender in connection with the foregoing. If such ~~Canadian~~ Lender pays such amount (with interest and fees as aforesaid), the amount so paid (excluding, for the avoidance of doubt, the aforesaid interest and fees) shall constitute such ~~Canadian~~ Lender’s ~~Canadian~~ Committed Loan included in the relevant ~~Canadian~~ Committed Borrowing or funded participation in the relevant ~~Canadian~~ Swing Line Loan, as the case may be. A certificate of the ~~Canadian~~ Swing Line Lender submitted to any ~~Canadian~~ Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each ~~Canadian~~ Lender’s obligation to make ~~Canadian~~ Committed Loans or to purchase and fund risk participations in ~~Canadian~~ Swing Line Loans pursuant to this Section ~~3.05~~2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such ~~Canadian~~ Lender may have against the ~~Canadian~~ Swing Line Lender, the ~~Canadian~~ Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each ~~Canadian~~ Lender’s obligation to make ~~Canadian~~ Committed Loans pursuant to this Section ~~3.05~~2.05(c) is subject to the conditions set forth in Section 6.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the ~~Canadian~~ Borrower to repay ~~Canadian~~ Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any ~~Canadian~~ Lender has purchased and funded a risk participation in a ~~Canadian~~ Swing Line Loan, if the ~~Canadian~~ Swing Line Lender receives any payment on account of such ~~Canadian~~ Swing Line Loan, the ~~Canadian~~ Swing Line Lender will distribute to such ~~Canadian~~ Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such ~~Canadian~~ Lender’s risk participation was funded) in the same funds as those received by the ~~Canadian~~ Swing Line Lender.

(ii) If any payment received by the ~~Canadian~~ Swing Line Lender in respect of principal or interest on any ~~Canadian~~ Swing Line Loan is required to be returned by the ~~Canadian~~ Swing Line Lender under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by the ~~Canadian~~ Swing Line Lender in its discretion), each ~~Canadian~~ Lender shall pay to the ~~Canadian~~ Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the ~~Canadian Prime Rate or Canadian U.S. Dollar Base Rate, as applicable~~Federal Funds Rate. The Administrative Agent will make such demand upon the request of the ~~Canadian~~ Swing Line Lender. The obligations of the ~~Canadian~~ Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of ~~Canadian~~ Swing Line Lender. The ~~Canadian~~ Swing Line Lender shall be responsible for invoicing the ~~Canadian~~ Borrower for interest on the ~~Canadian~~ Swing Line Loans. Until each ~~Canadian~~ Lender funds its ~~Canadian Prime Rate Committed Loan, its Canadian~~ Base Rate Committed Loan or ~~its~~ risk participation pursuant to this Section ~~3.05~~2.05 to refinance such ~~Canadian~~ Lender’s Pro Rata Share of any ~~Canadian~~ Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the ~~Canadian~~ Swing Line Lender.

(f) Payments Directly to ~~Canadian~~ Swing Line Lender. The ~~Canadian~~ Borrower shall make all payments of principal and interest in respect of the ~~Canadian~~ Swing Line Loans directly to the ~~Canadian~~ Swing Line Lender.

2.06.  ~~3.06.~~ Prepayments.

(a) The ~~Canadian~~ Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay ~~Canadian~~ Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) ~~three~~two Business Days prior to any date of prepayment of ~~Canadian U.S.~~ Eurodollar Rate Committed Loans and (B) on the date of prepayment of ~~Canadian Prime Rate Committed Loans, Canadian~~ Base Rate Committed Loans ~~and Canadian Dollar CDOR Rate Committed Loans,~~; (ii) any prepayment of ~~Canadian Dollar CDOR Rate Committed Loans shall be in a principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof; (iii) any prepayment of Canadian U.S.~~ Eurodollar Rate Committed Loans shall be in a principal amount of U.S. $5,000,000 or a whole multiple of U.S. $1,000,000 in excess thereof; ~~(iv) any prepayment of Canadian Prime Rate Committed Loans shall be in a principal amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof; and (v~~and (iii) any prepayment of ~~Canadian~~ Base Rate Committed Loans shall be in a principal amount of U.S. $1,000,000 or a whole multiple of U.S. $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of ~~Canadian~~ Committed Loans to be prepaid. The Administrative Agent will promptly notify each ~~Canadian~~ Lender of its receipt of each such notice, and of the amount of such ~~Canadian~~ Lender’s Pro Rata Share of such prepayment. If such notice is given by the ~~Canadian~~ Borrower, the ~~Canadian~~ Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~Canadian U.S.~~ Eurodollar Rate ~~Committed Loan or a Canadian Dollar CDOR Rate Committed~~ Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 5.05. Each such prepayment shall be applied to the ~~Canadian~~ Committed Loans of the ~~Canadian~~ Lenders in accordance with their respective Pro Rata Shares.

(b) No ~~Canadian~~ Bid Loan may be prepaid without the prior consent of the applicable ~~Canadian~~ Bid Loan Lender.

(c) The ~~Canadian~~ Borrower may, upon notice to the ~~Canadian~~ Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay ~~Canadian~~ Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the ~~Canadian~~ Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of ~~C $1,000,000 or~~ U.S. $~~1,000,000, as applicable.~~1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the ~~Canadian~~ Borrower, the ~~Canadian~~ Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d) If for any reason the Total ~~Canadian~~ Outstandings at any time exceed the Aggregate ~~Canadian~~ Commitments then in effect, the ~~Canadian~~ Borrower shall immediately prepay Loans and/or Cash Collateralize the ~~Canadian~~ L/C Obligations in an aggregate amount equal to such excess ~~(on a proportionate basis having regard to the Loans and Canadian L/C Obligations of the Canadian Borrower)~~; provided, however, that the ~~Canadian~~ Borrower shall not be required to Cash Collateralize the ~~Canadian~~ L/C Obligations pursuant to this Section ~~3.06~~2.06(d) unless after the prepayment in full of the ~~Canadian~~ Committed Loans and ~~Canadian~~ Swing Line Loans the Total ~~Canadian~~ Outstandings exceed the Aggregate ~~Canadian~~ Commitments then in effect.

~~(e) Any Canadian Borrowing made by way of Bankers’ Acceptances may be prepaid in whole or in part prior to the expiry date of the applicable Interest Period provided that the Canadian Borrower provides for the funding in full of such unmatured Bankers’ Acceptances to be prepaid by paying to and depositing Canadian Escrow Funds in accordance with Section 3.08(e). Any such prepayment of an outstanding Bankers’ Acceptance shall be applied against the face amount (or undiscounted amount) thereof.~~

2.07. ~~3.07.~~ Repayment of ~~Canadian~~ Loans.

(a) The ~~Canadian~~ Borrower shall repay to the Administrative Agent for the account of the ~~Canadian~~ Lenders on the Maturity Date the aggregate principal amount of the ~~Canadian~~ Committed Loans and all other ~~Canadian~~ Obligations owing to the ~~Canadian~~ Lenders outstanding on such date.

(b) The ~~Canadian~~ Borrower shall repay each ~~Canadian~~ Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such ~~Canadian~~ Loan is made and (ii) the Maturity Date.

(c) The ~~Canadian~~ Borrower shall repay each ~~Canadian~~ Bid Loan ~~made to it~~ on the last day of the Interest Period in respect thereof.

~~3.08. Bankers’ Acceptances.~~

~~(a) Creation of Bankers’ Acceptances. Upon receipt of a Canadian Committed Borrowing Notice requesting purchase or acceptance of Bankers’ Acceptances, and subject to the provisions of this Agreement, each Canadian Lender shall accept, in accordance with its Pro Rata Share of the requested Canadian Committed Borrowing from time to time such Bankers’ Acceptances as the Canadian Borrower shall request.~~

(b) ~~Terms of Acceptance by the Canadian Lenders.~~

~~(i) Delivery and Payment. Subject to Sections 3.08(c) and 3.08(d) and only if a valid appointment pursuant to Section 3.08(b)(v) is not in place, the Canadian Borrower shall pre-sign and deliver to each Canadian Lender bankers’ acceptance drafts in sufficient quantity to meet the their requirements for anticipated Canadian Committed Borrowings by way of Bankers’ Acceptances. The Canadian Borrower shall, at its option, provide for payment to Administrative Agent for the benefit of Canadian Lenders of each Bankers’ Acceptance on the date on which a Bankers’ Acceptance matures, either by payment of the full face amount thereof or through~~

~~utilization of a conversion to another Type of Canadian Committed Borrowing in accordance with this Agreement, or through a combination thereof. The Canadian Borrower waives presentment for payment of Bankers’ Acceptances by Canadian Lenders and shall not claim from Canadian Lenders any days of grace for the payment at maturity of Bankers’ Acceptances. Any amount owing by the Canadian Borrower in respect of any Bankers’ Acceptance which is not paid in accordance with the foregoing, shall, as and from the date on which such Bankers’ Acceptance matures, be deemed to be outstanding hereunder as a Canadian Prime Rate Loan owing by the Canadian Borrower.~~

~~(ii) No Liability. Administrative Agent and Canadian Lenders shall not be liable for any damage, loss or improper use of any bankers’ acceptance draft endorsed in blank except for any loss arising by reason of Administrative Agent or a Canadian Lender failing to use the same standard of care in the custody of such bankers’ acceptance drafts as Administrative Agent or such Canadian Lender use in the custody of their own property of a similar nature.~~

~~(iii) Bankers’ Acceptances Purchased by Canadian Lenders. Where the Canadian Borrower so elects in the Canadian Committed Borrowing Notice, each Canadian Lender shall purchase Bankers’ Acceptances accepted by it for an amount equal to the Canadian Discount Proceeds.~~

~~(iv) Marketing. Where the Canadian Borrower so elects in the Canadian Committed Borrowing Notice, it shall be responsible for, and shall make its own arrangements with respect to, the marketing of Bankers’ Acceptances, except for (A) Bankers’ Acceptances that are BA Equivalent Advances in which case they will be dealt with in accordance with Section 3.08(f) or (B) Bankers’ Acceptances that are accepted by Canadian Lenders (“Old System Issuers”) who are not able to issue Bankers’ Acceptances as depository bills under the Depository Bills and Notes Act (Canada), which Bankers’ Acceptances shall in all instances be purchased by such Old System Issuer.~~

~~(v) Power of Attorney. To facilitate the procedures contemplated in this Agreement, the Canadian Borrower appoints each Canadian Lender from time to time as the attorney-in-fact of the Canadian Borrower to execute, endorse and deliver on behalf of the Canadian Borrower drafts or depository bills in the form or forms prescribed by such Canadian Lender for Bankers’ Acceptances denominated in Canadian Dollars. Each Bankers’ Acceptance executed and delivered by a Canadian Lender on behalf of the Canadian Borrower shall be as binding upon the Canadian Borrower as if it had been executed and delivered by a Responsible Officer of the Canadian Borrower. The foregoing appointment shall cease to be effective, in respect of any Canadian Lender regarding the Canadian Borrower, three Business Days following receipt by such Canadian Lender of a written notice from the Canadian Borrower revoking such appointment (which notice shall be copied to the Administrative Agent); provided that any such revocation shall not affect Bankers’ Acceptances previously executed and delivered by such Canadian Lender pursuant to such appointment.~~

~~(vi) Market. If the Canadian Required Lenders determine, which determination shall be final conclusive and binding on the Canadian Borrower, that there does not exist at the applicable time a normal market in Canada for the purchase and sale of Bankers’ Acceptances, the Administrative Agent shall so notify the Canadian Borrower, and the Canadian Lenders’ obligation to accept Bankers’ Acceptances under this Agreement shall be suspended until such time as the Administrative Agent (upon the instruction of the Canadian Required Lenders) revokes such notice. During any such suspension, a request for a Bankers’ Acceptance will be deemed to be a request for a Canadian Prime Rate Committed Loan.~~

(vii) ~~Pro-Rata Treatment of Canadian Borrowings.~~

~~(A) In the event it is not practicable to allocate Bankers’ Acceptances to each Canadian Lender such that the aggregate amount of Bankers’ Acceptances required to be purchased by such Canadian Lender hereunder is in a whole multiple of C$100,000, the Administrative Agent is authorized by the Canadian Borrower and each Canadian Lender to make such allocation as the Administrative Agent determines in its sole and unfettered discretion may be equitable in the circumstances and, if the aggregate amount of such Bankers’ Acceptances is not a whole multiple of C$100,000, then the Administrative Agent may allocate (on a basis considered by it to be equitable) the excess of such Bankers’ Acceptances over the next lowest whole multiple of C$100,000 to one Canadian Lender, which shall purchase a Bankers’ Acceptance with a face amount equal to the excess and having the same term as the corresponding Bankers’ Acceptances. In no event shall the portion of the outstanding Canadian Committed Borrowings by way of Bankers’ Acceptances of a Canadian Lender exceed such Canadian Lender’s Pro Rata Share of the aggregate Canadian Committed Borrowings by way of Bankers’ Acceptances by more than C$100,000 as a result of such exercise of discretion by the Administrative Agent.~~

~~(B) If during the term of any Bankers’ Acceptance accepted by a Canadian Lender hereunder the Canadian Stamping Fee Rate changes as a result of a change in the Applicable Rate or an Event of Default occurs and is continuing, the fee paid to such Canadian Lender by the Canadian Borrower pursuant to Section 4.02 (in this paragraph called the “Initial Fee”) with respect to such Bankers’ Acceptance shall be recalculated based upon such change in the Canadian Stamping Fee Rate or the existence of such Event of Default for the number of days during the term of such Bankers’ Acceptance that such change is applicable or such Event of Default exists. If such recalculated amount is in excess of the Initial Fee then the Canadian Borrower shall pay to such Canadian Lender the amount of such excess, and if such recalculated amount is less than the Initial Fee, then the amount of such reduction shall be credited to other amounts payable by the Canadian Borrower to such Canadian Lender.~~

(c) ~~General Procedures for Bankers’ Acceptances.~~

~~(i) Notice. The Canadian Borrower may in a Canadian Committed Borrowing Notice (which notice must be received by the Administrative Agent not later than 11:00 a.m. one Business Day prior to the date of the requested Canadian Borrowing by way of Bankers’ Acceptances) request a Canadian Borrowing by way of Bankers’ Acceptances. If the Canadian Borrower is responsible for marketing of such Bankers’ Acceptances under Section 3.08(b)(iv), the Canadian Borrower by subsequent notice to Administrative Agent by 11:00 a.m. on the day of the requested Canadian Borrowing by way of Bankers’ Acceptances shall provide Administrative Agent (which shall in turn promptly notify each Canadian Lender) with information as to the discount proceeds payable by the purchasers of the Bankers’ Acceptances and the party to whom delivery of the Bankers’ Acceptances by each Canadian Lender is to be made against delivery to each Canadian Lender of the applicable discount proceeds. Such discount proceeds less the fee calculated in accordance with Section 4.02(b) shall promptly be delivered to the Administrative Agent. Any telephone advice given under this Section shall be subject to Section 3.02 and shall be confirmed by a written notice of the Canadian Borrower to Administrative Agent prior to 2:00 p.m. on the same day.~~

~~(ii) Rollover. In the case of a rollover of maturing Bankers’ Acceptances issued by a Canadian Lender, such Canadian Lender, in order to satisfy the continuing liability of the Canadian Borrower to the Canadian Lender for the face amount of the maturing Bankers’ Acceptances issued by the Canadian Borrower, shall retain for its own account the Canadian Net Proceeds of each new Bankers’ Acceptance issued by it in connection with such rollover; and the Canadian Borrower shall, on the maturity date of the maturing Bankers’ Acceptances issued by the Canadian Borrower, pay to Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the aggregate Canadian Net Proceeds of the new Bankers’ Acceptances.~~

(iii) ~~Conversion from Canadian Prime Rate Loans. In the case of a conversion from a Canadian Prime Rate Committed Loan into a Canadian Committed Borrowing by way of Bankers’ Acceptances to be accepted by a Canadian Lender pursuant to Sections 3.08(a), (b) and (c), such Canadian Lender, in order to satisfy the continuing liability of the Canadian Borrower to it for the principal amount of the Canadian Prime Rate Loans owing by the Canadian Borrower being converted, shall retain for its own account the Canadian Discount Proceeds of each new Bankers’ Acceptance issued by it in connection with such conversion; and the Canadian Borrower shall, on the date of issuance of the Bankers’ Acceptances, pay to Administrative Agent for the benefit of Canadian Lenders an amount equal to the difference between the aggregate principal amount of the Canadian Prime Rate Loans owing by the Canadian Borrower being converted owing to the Canadian Lenders and the aggregate Canadian Discount Proceeds of such Bankers’ Acceptances.~~

~~(iv) Conversions to Canadian Prime Rate Loans. In the case of a conversion of a Canadian Committed Borrowing by way of Bankers’ Acceptances into Canadian Prime Rate Loan, each Canadian Lender, in order to satisfy the liability of the Canadian Borrower to it for the face amount of the maturing Bankers’ Acceptances, shall record the obligation of the Canadian Borrower to it as a Canadian Prime Rate Loan, unless the Canadian Borrower provides for payment to Administrative Agent for the benefit of Canadian Lenders of the face amount of the maturing Bankers’ Acceptance in some other manner acceptable to Canadian Lenders, including conversion to another Type of Canadian Borrowing.~~

~~(v) Authorization. The Canadian Borrower hereby authorizes each Canadian Lender to complete, stamp, hold, sell, rediscount or otherwise dispose of all Bankers’ Acceptances accepted by it pursuant to this Section in accordance with the instructions provided by the Canadian Borrower pursuant to Sections 3.01 and 3.02, as applicable.~~

~~(vi) Depository Notes. The parties agree that in the administering of Bankers’ Acceptances, each Canadian Lender may avail itself of the debt clearing services offered by a clearing house for depository notes pursuant to the Depository Bills and Notes Act (Canada) and that the procedures set forth in Section 3.02 be deemed amended to the extent necessary to comply with the requirements of such debt clearing services.~~

~~(d) Execution of Bankers’ Acceptances. The signatures of any authorized signatory on Bankers’ Acceptances may, at the option of the Canadian Borrower, be reproduced in facsimile and such Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Canadian Borrower as if they had been manually signed by such authorized signatory. Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory may no longer be an authorized signatory of the Canadian Borrower at the date of issuance of a Bankers’ Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such~~

~~signature had been manually applied, and any such Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.~~

~~(e) Escrowed Funds. Upon the occurrence of an Event of Default and an acceleration of the Canadian Committed Loans under Section 10.02 or upon a prepayment permitted under Section 3.06 the Canadian Borrower shall forthwith pay to Administrative Agent for deposit into an escrow account maintained by and in the name of Administrative Agent for the benefit of Canadian Lenders in accordance with their Pro Rata Shares an amount equal to the Canadian Lenders’ maximum potential liability (as determined by Administrative Agent) under then outstanding Bankers’ Acceptances for the Canadian Borrower (the “Canadian Escrow Funds”). The Canadian Escrow Funds shall be held by Administrative Agent for set-off against future amounts owing by the Canadian Borrower in respect to such Bankers’ Acceptances and pending such application shall bear interest at the rate declared by Administrative Agent from time to time as that payable by it in respect of deposits for such amount and for such period relative to the maturity date of the Bankers’ Acceptances, as applicable. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the Canadian Escrow Funds, together with any accrued interest to the date of release, shall be forthwith released to the Canadian Borrower.~~

~~(f) BA Equivalent Advances. Each Canadian Lender that is unable to accept BAs or does not customarily accept BAs may, in lieu of accepting a BA on the date of any Canadian Committed Borrowing, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the Canadian Discount Proceeds (with reference to the applicable BA Discount Rate) which would be realized from a hypothetical sale of those BAs which, but for this subsection, would have been sold to such Canadian Lender. If such Canadian Lender does not otherwise have a BA Discount Rate applicable to it, the applicable BA Discount Rate will be calculated as though such Canadian Lender was listed on Schedule III of the Bank Act (Canada). Any BA Equivalent Advance shall be made on the relevant date of any Canadian Committed Borrowing, and shall remain outstanding for the term of the corresponding BA. On the maturity date of the corresponding BA, such BA Equivalent Advance shall be repaid in an amount equal to the face amount of a draft that would have been accepted by such Canadian Lender if such Canadian Lender had accepted and purchased a BA hereunder. Each BA Equivalent Advance made pursuant to this subsection shall be deemed to be a BA accepted and purchased by such Canadian Lender pursuant to the terms hereof, and except in this subsection, any reference to a BA shall include such BA Equivalent Advance.~~

~~3.09. Currency Fluctuations. Notwithstanding any other provision of this Agreement, Administrative Agent shall have the right at any time and from time to time to calculate the Total Canadian Outstandings at the U.S. Dollar Equivalent thereof in U.S. Dollars for any purposes including making a determination from time to time of the available undrawn portion of the Aggregate Canadian Commitments. If following such calculation, Administrative Agent determines that the Total Canadian Outstandings are greater than 105% of the Aggregate Canadian Commitments at such time, then Administrative Agent shall so advise the Canadian Borrower and the Canadian Borrower shall following such advice repay, on the later of (a) five Business Days after such advice and (b) the earlier of (i) the next Interest Payment Date for Canadian Prime Rate Loans, (ii) the next Interest Payment Date for Canadian U.S. Eurodollar Rate Committed Loans or Canadian Dollar CDOR Rate Committed Loans, and (iii) the next maturity date of any outstanding Bankers’ Acceptance, an amount equal to the amount by which the Total Canadian Outstandings exceeds the Aggregate Canadian Commitments, together with all accrued interest on the amount so paid.~~

~~3.10. Currency Conversion and Currency Indemnity.~~

~~(a) The Canadian Borrower shall make payment relative to any Canadian Borrowings (othe~~r ~~than Canadian Base Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans) or Canadian Letter of Credit denominated in Canadian Dollars in Canadian Dollars and shall make payment relative to Canadian U.S. Base Rate Committed Loans, Canadian U.S. Eurodollar Rate Committed Loans, and Canadian Letters of Credit denominated in U.S. Dollars, in U.S. Dollars. If any payment is received on account of any such Canadian Borrowings or Letter of Credit in any currency (the “Other Currency”) other than the Applicable Currency (whether voluntarily, pursuant to any conversion of a Canadian Borrowing or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Canadian Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Canadian Borrower hereunder and under the other Loan Documents in respect thereof only to the extent of the amount of the Applicable Currency which the Administrative Agent or relevant Canadian Lenders are able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.~~

~~(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian Dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event the Canadian Borrower shall be obligated to pay the Administrative Agent or Canadian Lenders any deficiency in accordance with Section 3.10(a). For the foregoing purposes “rate of exchange” means the rate at which the Administrative Agent or relevant Canadian Lenders, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase Canadian Dollars with the Judgment Currency after deducting any premium and costs of exchange.~~

~~(c) If the Administrative Agent or any Canadian Lender receives any payment or payments on account of the liability of the Canadian Borrower hereunder pursuant to any judgment or order in any Other Currency, and the amount of Canadian Dollars which the Administrative Agent or relevant Canadian Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of Canadian Dollars due in respect of such liabilities immediately prior to such judgment or order, then the Canadian Borrower shall, within five Business Days after demand, and the Canadian Borrower hereby agrees to, indemnify and save Administrative Agent or such Canadian Lender harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 3.10(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Administrative Agent or the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.~~

~~3.11. Funding Source. (a) Each Canadian Lender may, at its option, make any Canadian Loan available to the Canadian Borrower by causing any foreign or domestic branch or Affiliate of such Canadian Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Canadian Borrower to repay such Canadian Loan in accordance with the terms of this Agreement.~~

ARTICLE 3. ~~ARTICLE 4.~~

[Reserved]

ARTICLE 4.

GENERAL PROVISIONS APPLICABLE TO SENIOR

CREDIT FACILITY ~~AND CANADIAN SUBFACILITY~~

4.01. Interest on Loans.

~~(a) Subject to the provisions of subsection (d) below, (i) each U.S. Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the U.S. Dollar Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each U.S. Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Base Rate plus the Applicable Rate; (iii) each U.S. Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the U.S. Dollar Eurodollar Rate for such Interest Period plus (or minus) the U.S. Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the U.S. Swing Line Rate.~~

(a) ~~(b)~~ Subject to the provisions of subsection (d) below, (i) each ~~Canadian Dollar CDOR~~Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~Canadian Dollar CDOR~~Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each ~~Canadian U.S. Eurodollar~~Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof ~~for each Interest Period~~from the applicable borrowing date at a rate per annum equal to the ~~U.S. Dollar Eurodollar Rate for such Interest Period~~Base Rate plus the Applicable Rate; (iii) each ~~Canadian Prime Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (iv) each Canadian Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian U.S. Dollar Base Rate plus the Applicable Rate; (v) each Canadian~~ Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the ~~Canadian Dollar CDOR~~Eurodollar Rate for such Interest Period plus (or minus) the ~~Canadian~~Eurodollar Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (~~vi~~iv) each ~~Canadian~~ Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ~~Canadian~~ Swing Line Rate.

(b) [Reserved].

(c) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the rate two percent (2%) above the rate that was applicable to such Loan before a principal payment on such Loan became past due, to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the ~~applicable~~ Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of ~~(x)~~ the ~~U.S.~~ Required Lenders~~, in the case of a U.S. Obligation, or (y) the Canadian Required~~

~~Lenders, in the case of a Canadian Obligation~~, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to~~, in the case of a U.S. Obligation, the U.S.~~ the Base Rate plus two percent (2%)~~, and, in the case of a Canadian Obligation, the Canadian Prime Rate plus two percent (2%)~~ to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

~~(e) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement with respect to the Canadian Borrowings, Canadian L/C Obligations and other amounts payable hereunder or under the other Loan Documents with respect thereto is calculated on the basis of a period other than a calendar year (the “Relevant Period”), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Relevant Period.~~

~~(f) To the extent permitted by law, the provisions of the Judgment Interest Act (Alberta) shall not apply to the Loan Documents and are hereby expressly waived by the Canadian Borrower.~~

~~(g) For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest shall not apply to any interest calculation under the Loan Documents with respect to the Canadian Borrowings, Canadian L/C Obligations, Bankers’ Acceptances and other amounts payable hereunder or under the other Loan Documents with respect thereto, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.~~

4.02. Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.04 ~~and subsections (i) and (j) of Section 3.04~~:

(a) Commitment Fee.

(i) The ~~U.S.~~ Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its ~~U.S.~~ Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate ~~U.S.~~ Commitments exceed the sum of (A) the Outstanding Amount of ~~U.S.~~ Committed Loans and (ii) the Outstanding Amount of ~~U.S.~~ L/C Obligations, subject to adjustment as provided in Section 4.10. For the avoidance of doubt, the Outstanding Amount of ~~U.S.~~ Swing Line Loans shall not be counted towards or considered usage of the Aggregate ~~U.S.~~ Commitments for purposes of determining the commitment fee.

~~(ii) The Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Lender in accordance with its Canadian Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Canadian Commitments exceed the sum of (A) the Outstanding Amount of Canadian Committed Loans and (ii) the Outstanding Amount of Canadian L/C Obligations, subject to adjustment as provided in Section 4.10. For the avoidance of doubt, the Outstanding Amount of Canadian Swing Line Loans shall not be counted towards or considered usage of the Aggregate Canadian Commitments for purposes of determining the commitment fee.~~[Reserved].

(iii) The commitment fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 6 is not met, and shall be due and payable within three Business Days of receipt of an invoice from the Administrative Agent properly setting forth the amounts due and payable, with such invoice being provided on or after the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fees shall be calculated quarterly in arrears (and, for the avoidance of doubt, calculated based on the number of calendar days of the Availability Period during such quarterly period, with each quarter starting with and including the first calendar date of the quarter and ending on and including the last calendar date of such quarter), and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) ~~Canadian Stamping Fee. In consideration of each Canadian Lender’s commitment to accept Bankers’ Acceptances under this Agreement, the Canadian Borrower will pay to Administrative Agent for the account of each Canadian Lender the Canadian Stamping Fee Rate multiplied by the face amount of each Bankers’ Acceptance accepted by such Canadian Lender under this Agreement calculated for the number of days in the term of such Bankers’ Acceptance. Such fee shall be due and payable on the date on which such Bankers’ Acceptances are accepted and if such Canadian Lender is purchasing such Bankers’ Acceptance, such fee shall be deducted from the Canadian Discount Proceeds paid to the Canadian Borrower.~~ [Reserved].

(c) Other Fees. The ~~Borrowers~~Borrower shall pay to the Joint Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

4.03. Computation of Interest and Fees on Loans. All computations of ~~(a)~~ interest for ~~(i) U.S. Base Rate Loans, (ii) Canadian Base Rate Committed Loans, (iii) Canadian Prime Rate Loans, and (iv) Canadian Dollar CDOR Rate Loans, and (b) stamping fees for Bankers’ Acceptances~~Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest on Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 4.05(a), bear interest for one day.

4.04. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained with respect to ~~each applicable~~the Borrower by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the ~~Borrowers~~Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the ~~applicable~~ Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any

Lender made through the Administrative Agent, the ~~applicable~~ Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records; provided that if such Note is requested by any Lender on the Closing Date, such request shall comply with Section 6.01(a)(ii). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

4.05. Payments Generally.

(a) All payments to be made by ~~any~~the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by ~~any~~the Borrower hereunder shall be made to the Administrative Agent ~~or in the case of Canadian Borrowings or Canadian Letters of Credit to the Administrative Agent at the Canadian Payment Office,~~ for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office ~~or the Canadian Payment Office, as applicable, in the Applicable Currency, and~~, in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent or the Administrative Agent’s office, as applicable, will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by ~~any~~the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless ~~any~~the Borrower or any Lender has notified the Administrative Agent, prior to the time any payment is required to be made by it to the Administrative Agent hereunder, that ~~such~~the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that ~~such~~the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if ~~any~~the Borrower failed to make such payment, each applicable Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Rate ~~(or in the case of the Canadian Loans or Canadian Letters of Credit, the Canadian Prime Rate)~~ from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the ~~applicable~~ Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of the Federal Funds Rate ~~(or in the case of the Canadian Loans or Canadian Letters of Credit, the Canadian Prime Rate)~~ from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan or Bid Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the ~~applicable~~ Borrower, and ~~such~~the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or ~~any~~the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or ~~any~~the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 4, and such funds are not made available to the ~~applicable~~ Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make ~~U.S.~~ Committed Loans and to fund participations in ~~U.S.~~ Letters of Credit and ~~U.S.~~ Swing Line Loans and to make payments pursuant to Section 11.08 are several and not joint. The failure of any Lender to make any ~~U.S.~~ Committed Loan, to fund any such participation and to make any payment under Section 11.08 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its ~~U.S.~~ Committed Loan, to purchase its participation or to make its payment under Section 11.08.

(f) ~~The obligations of the Canadian Lenders hereunder to make Canadian Committed Loans, to accept or purchase Bankers’ Acceptances, to fund participations in Canadian Letters of Credit and Canadian Swing Line Loans and to make payments pursuant to Section 11.08 are several and not joint. The failure of any Canadian Lender to make any Canadian Committed Loan, to accept or purchase any Bankers’ Acceptance, or to fund any such participation on any date required hereunder shall not relieve any other Canadian Lender of its corresponding obligation to do so on such date, and no Canadian Lender shall be responsible for the failure of any other Canadian Lender to so make its Canadian Committed Loan, purchase its participation or to make its payment under Section 11.08.~~ [Reserved].

(g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

4.06. Sharing of Payments.

(a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the ~~U.S.~~ Committed Loans made by it, or the participations in ~~U.S.~~ L/C Obligations or in ~~U.S.~~ Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Lenders such participations in the ~~U.S.~~ Committed Loans made by them and/or such subparticipations in the participations in ~~U.S.~~ L/C Obligations or ~~U.S.~~ Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such ~~U.S.~~ Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the applicable purchasing Lender under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The ~~U.S.~~ Borrower agrees that any Lender so purchasing a participation from the other Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.11) with respect to such participation as fully as if such Lender were the direct creditor of the ~~U.S.~~ Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this subsection and will in each case notify the applicable Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this subsection shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the ~~U.S.~~ Obligations purchased to the same extent as though the purchasing Lender were the original owner of the ~~U.S.~~ Obligations purchased.

(b) If, other than as expressly provided elsewhere herein, any Canadian Lender shall obtain on account of the Canadian ~~Committed Loans made by it, the Bankers’ Acceptances accepted by it, or the participations in Canadian L/C Obligations or in~~Obligations due and payable to it by the Canadian ~~Swing Line Loans held by it~~Borrower, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Canadian Lender shall immediately (i) notify the Administrative Agent of such fact, and (ii) purchase from the other Canadian Lenders such participations ~~in the Canadian Committed Loans and Bankers’ Acceptances made by them~~ and/or such subparticipations in the participations in Canadian ~~L/C~~ Obligations ~~or Canadian Swing Line Loans held by~~due and payable to them, as the case may be, as shall be necessary to cause such purchasing Canadian Lender to share the excess payment in respect of such Canadian ~~Committed Loans and Bankers’ Acceptances or such participations, as the case may be~~Obligations, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the applicable purchasing Canadian Lender under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by the purchasing Canadian Lender in its discretion), such purchase shall to that extent be rescinded and each other applicable Canadian Lender shall repay to the purchasing Canadian Lender the purchase price paid therefor, together with an amount equal to such paying Canadian Lender’s ratable share (according to the proportion of (i) the amount of such paying Canadian Lender’s required repayment to (ii) the total amount so recovered from the purchasing Canadian Lender) of any interest or other amount paid or payable by the purchasing Canadian Lender in respect of the total amount so recovered, without further interest thereon. The Canadian Borrower agrees that any Canadian Lender so purchasing a participation from another Canadian Lender may, to the fullest extent permitted by law, exercise all its rights of payment ~~(including the right of set-off, but subject to Section 12.11)~~ with respect to such participation as fully as if such Canadian Lender were the direct creditor of the Canadian Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this subsection and will in each case notify the applicable Canadian Lenders following any such purchases or repayments. Each Canadian Lender that purchases a participation pursuant to this subsection shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Canadian Obligations purchased to the same extent as though the purchasing Canadian Lender were the original owner of the Canadian Obligations purchased.

4.07. ~~Canadian Reallocation of the Commitments.~~ [Reserved]. ~~The Borrowers, collectively, may by notice to the Administrative Agent reallocate a portion of the Aggregate Commitments specified therein as part of the Aggregate Canadian Commitments or the Aggregate U.S. Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date such reallocation shall become effective, (ii) any such reallocation shall be in an aggregate amount of U.S. $50,000,000 if the amount of the Aggregate Canadian Commitments at the time of such reallocation is zero, and otherwise in an aggregate amount of U.S. $10,000,000 or in each case any whole multiple of U.S. $1,000,000 in excess thereof, or shall be a reallocation to zero, (iii) after any such reallocation, the amount of the Aggregate Canadian Commitments shall be equal to or greater than U.S. $50,000,000 or shall be zero, but in no event more than the sum of the Canadian Maximum Commitments of all Canadian Lenders, (iv) after any such reallocation, the amount of the Aggregate U.S. Commitments may be equal to the amount of the Aggregate Commitments, and in such case, the amount of the Aggregate Canadian Commitments shall be zero, (v) the Borrowers shall not reallocate any portion of the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder (a) the Total Outstandings would exceed the Aggregate Commitments, (b) the Total Canadian Outstandings would exceed the Aggregate Canadian Commitments, (c) the Total U.S. Outstandings would exceed the Aggregate U.S. Commitments, (d) the sum of any Lender’s outstanding U.S. Committed Loans plus such Lender’s Pro Rata Share of outstanding U.S. L/C Obligations and U.S. Swing Line Loans would exceed such Lender’s U.S. Commitment, (e) the sum of any Canadian Lender’s outstanding Canadian Committed Loans and Bankers’ Acceptances plus such Canadian Lender’s Pro Rata Share of outstanding Canadian L/C Obligations and Canadian Swing Line Loans would exceed such Canadian Lender’s Canadian Commitment, or (f) any Canadian Lender’s Canadian Commitment would exceed its Canadian Maximum Commitment, and (vi) the Borrowers, collectively, shall make no more than four reallocations of the Commitments in any calendar year. The Administrative Agent will promptly notify the Lenders and their Canadian branches or affiliates with Canadian Commitments of any such notice of reallocation of the Commitments and the amount of their respective U.S. Commitments and Canadian Commitments, and shall notify all Lenders of the Commitments, the Aggregate U.S. Commitments and the Aggregate Canadian Commitments upon the effectiveness of such reallocation.~~

4.08. Extension of Maturity Date.

(a) Not earlier than 90 days prior to, nor later than 30 days prior to, each anniversary of the Closing Date, the ~~U.S.~~ Borrower may, upon notice to the Administrative Agent (which shall promptly notify the Lenders), request a one-year extension of the Maturity Date then in effect. Within 30 days of delivery of such notice, each Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the ~~U.S.~~ Borrower and the Lenders of the Lenders’ responses. The ~~U.S.~~ Borrower may not extend the Maturity Date pursuant to this Section 4.08 more than two times (it being understood and agreed that the extension of the Maturity Date applicable to the Lenders party to the First Amendment and Extension Agreement pursuant to this Section 4.08 on the First Amendment and Extension Effective Date shall not count against the two extensions permitted under this clause (a)).

(b) The Maturity Date shall be extended only if Lenders holding more than 50% of the Aggregate Commitments (calculated excluding Defaulting Lenders and prior to giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto. If so extended, the Maturity Date, as to the Consenting Lenders, shall be extended to the same date in the following year, effective as of the date of such extension by the Consenting Lenders (such effective date being the “Extension Effective Date”). The Administrative Agent and the ~~U.S.~~ Borrower shall promptly confirm to the Lenders such extension and the Extension Effective Date. As a condition precedent to such extension, the ~~U.S.~~ Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Extension Effective Date signed by a Responsible Officer of such Loan Party (i) certifying that such extension has been duly authorized by such Loan Party and (ii) in the case of ~~each~~the Borrower, certifying that, (A) before and after giving effect to such extension, the representations and warranties contained in Article 7 and the other Loan Documents made by it are true and correct in all material respects on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, (B) before and after giving effect to such extension no Default exists or will exist, and (C) no event has occurred since the date of the most recent audited financial statements of the ~~U.S.~~ Borrower delivered pursuant to Section 8.02(a) that has had, or could reasonably be expected to have, a Material Adverse Effect. The ~~U.S.~~ Borrower shall prepay ~~U.S.~~ Committed Loans outstanding on the Maturity Date with respect to any Lender that did not consent to an extension of such Maturity Date pursuant to Section 4.08(a) (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep outstanding ~~U.S.~~ Committed Loans ratable with any revised and new Pro Rata Shares of all the Lenders effective as of such Maturity Date. ~~The Canadian Borrower shall prepay any Canadian Committed Loans owing by it outstanding on the Maturity Date with respect to any Lender that did not consent to an extension of such Maturity Date pursuant to Section 4.08(a) (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep outstanding Canadian Committed Loans ratable with any revised and new Pro Rata Shares of all the Canadian Lenders effective as of such Maturity Date.~~

(c) If any Lender does not consent to the extension of the Maturity Date as provided in this Section 4.08, the ~~U.S.~~ Borrower shall have the right to replace such Lender in accordance with Section 12.17.

(d) This Section shall supersede any provisions in Section 4.06 or 12.01 to the contrary.

4.09. Increase in Commitments.

(a) The ~~U.S.~~ Borrower shall have the right (in consultation with the Administrative Agent), without the consent of any of the Lenders, to cause from time to time an increase in the Aggregate Commitments by adding to this Agreement one or more additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel or by allowing one or more Lenders to increase their respective Commitments, provided, however, (i) no Default shall exist, (ii) no such increase shall result in the Aggregate Commitments exceeding U.S. $3,750,000,000, (iii) no such increase shall be in an amount less than U.S. $50,000,000, and (iv) no Lender’s Commitment shall be increased without such Lender’s consent (which consent may be given or withheld in such Lender’s sole and absolute discretion) and any Lender which does not respond to any such request to increase its Commitment within the applicable time period provided therefor shall be deemed to have declined to increase its Commitment.

(b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the ~~U.S.~~ Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the ~~U.S.~~ Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the ~~U.S.~~ Borrower shall deliver to the Administrative Agent a certificate of the ~~U.S.~~ Borrower, if the Aggregate ~~U.S. Commitments are being increased, and/or the Canadian Borrower, if the Aggregate Canadian~~ Commitments are being increased, and each Guarantor dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions (or governing board minutes) adopted by such Loan Party authorizing such increase, and (ii) in the case of each certificate from ~~a~~the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article 7 (other than Section 7.14) and the other Loan Documents made by it are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, provided that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and (B) no Default exists. The ~~U.S.~~ Borrower shall prepay any ~~U.S.~~ Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep the outstanding ~~U.S.~~ Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the ~~U.S.~~ Commitments under this Section. ~~The Canadian Borrower shall prepay any Canadian Committed Loans owing by it and outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 5.05) to the extent necessary to keep the outstanding Canadian Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Canadian Commitments under this Section.~~

(c) This Section shall supersede any provisions in Section 4.06 or 12.01 to the contrary.

4.10. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of ~~“Canadian Required Lenders”,~~ “Required Lenders” and Section 12.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.11. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lenders hereunder; third, to Cash Collateralize any L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with

~~Sections~~Section 2.04(g) ~~and 3.04(g)~~; fourth, as the ~~applicable~~ Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the ~~U.S.~~ Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with ~~Sections~~Section 2.04(g) ~~and 3.04(g)~~; sixth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the ~~applicable~~ Borrower as a result of any judgment of a court of competent jurisdiction obtained by ~~such~~the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 4.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this
Section 4.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 4.02(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to ~~Sections~~Section 2.04(g) ~~and 3.04(g)~~, as applicable.

(C) With respect to any fee payable under Section 4.02(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the ~~applicable~~ Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuers and Swing Line Lenders, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or such Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02. are satisfied at the time of such reallocation (and, unless the ~~Borrowers~~Borrower shall have otherwise notified the Administrative Agent at such time, the ~~Borrowers~~Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 12.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the ~~applicable~~ Borrower shall within two (2) Business Days, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in ~~Sections~~Section 2.04(g) ~~and 3.04(g)~~ (other than with respect to the timing of such Cash Collateralization by the ~~applicable~~ Borrower), as applicable.

(b) Defaulting Lender Cure. If the ~~Borrowers~~Borrower, the Administrative Agent, Swing Line Lenders and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 4.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the ~~Borrowers~~Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

4.11. Termination or Reduction of Commitments. The ~~U.S.~~ Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments ~~(including the Aggregate Canadian Commitments),~~ or from time to time permanently reduce the Aggregate Commitments ~~(and proportionately reduce the Aggregate Canadian Commitments)~~; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of U.S. $10,000,000 or any whole multiple of U.S. $1,000,000 in excess thereof, (iii) the ~~U.S.~~ Borrower shall not terminate or reduce the Aggregate Commitments ~~(and the Aggregate Canadian Commitments, if applicable)~~ if, after giving effect thereto and to any concurrent prepayments hereunder, ~~(1) the Total Outstandings would exceed the Aggregate Commitments, (2) the Total U.S. Outstandings would exceed the Aggregate U.S. Commitments, or (3) the Total Canadian Outstandings would exceed the Aggregate Canadian~~the Total Outstandings would exceed the Aggregate Commitments, (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such ~~Sublimit~~sublimit shall be automatically reduced by the amount of such excess, and (v) if, after giving effect to any reduction of the Aggregate Commitments, the ~~U.S.~~ Swing Line Sublimit exceeds the amount of the Aggregate ~~U.S. Commitments or the Canadian Swing Line Sublimit exceeds the Aggregate Canadian~~ Commitments, such ~~sublimits~~sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the ~~U.S.~~ Commitment of each Lender according to such Lender’s Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

ARTICLE 5.

TAXES, YIELD PROTECTION AND ILLEGALITY

5.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 5.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and

(C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 5.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the ~~Borrowers~~Borrower. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the ~~applicable~~ Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.09(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 5.01, ~~such~~the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to ~~such~~the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to ~~such~~the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the ~~U.S.~~ Borrower and the Administrative Agent, at the time or times reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent as will enable the ~~U.S.~~ Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in
Sections 5.01(e)(ii)(A), 5.01(e)(ii)(B) and 5.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that ~~a~~the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the ~~U.S.~~ Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~U.S.~~ Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~U.S.~~ Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~U.S.~~ Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x)

a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~U.S.~~ Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the ~~U.S.~~ Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the ~~U.S.~~ Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the ~~U.S.~~ Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the ~~U.S.~~ Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 5.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the ~~U.S.~~ Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 5.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 5.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 5.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

5.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund ~~U.S. Dollar~~ Eurodollar Rate Loans ~~or Canadian Dollar CDOR Rate Loans, as applicable,~~ or to determine or charge interest rates based upon the ~~U.S. Dollar~~ Eurodollar Rate ~~or the Canadian Dollar CDOR Rate~~, then, on notice thereof by such Lender to ~~each applicable~~the Borrower through the Administrative Agent, any obligation of such Lender (a) to make or continue ~~U.S. Dollar~~ Eurodollar Rate ~~Loans or Canadian U.S. Eurodollar Rate Committed~~ Loans, or (b) to convert ~~(i) U.S.~~ Base Rate Committed Loans to ~~U.S.~~ Eurodollar Rate Committed Loans ~~or (ii) Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans to Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans,~~ shall be suspended until such Lender notifies the Administrative Agent and ~~each applicable~~ Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, ~~each applicable~~ Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, ~~(a)~~ convert all ~~U.S. Dollar~~ Eurodollar Rate ~~Loans or Canadian U.S. Eurodollar Rate Committed~~ Loans of such Lender to ~~U.S.~~ Base Rate ~~Loans, or Canadian Base Rate Committed~~ Loans, as the case may be, ~~and (b) convert all Canadian Dollar CDOR Rate Loans of such Lender to Canadian Prime Rate Committed Loans,~~ either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~U.S. Dollar~~ Eurodollar Rate Loans ~~or Canadian Dollar CDOR Rate Loans, as the case may be,~~ to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~U.S. Dollar~~ Eurodollar Rate Loans ~~or Canadian Dollar CDOR Rate Loans, as the case may be~~. Upon any such prepayment or conversion, ~~each applicable~~ Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

5.03. Inability to Determine Rates; Market Disruption.

(a) If the ~~U.S.~~ Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the ~~U.S. Dollar~~ Eurodollar Rate for any requested Interest Period with respect to a proposed ~~U.S.~~ Eurodollar Rate Committed Loan, or that the ~~U.S. Dollar~~ Eurodollar Rate for any requested Interest Period with respect to a proposed ~~U.S.~~ Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the ~~U.S.~~ Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain ~~U.S. Dollar~~ Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the ~~U.S.~~ Required Lenders) revokes such notice. Upon receipt of such notice, the ~~U.S.~~ Borrower may revoke any pending request for a ~~U.S.~~ Borrowing of, conversion to or continuation of ~~U.S.~~ Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a ~~U.S.~~ Committed Borrowing of ~~U.S.~~ Base Rate Loans in the amount specified therein.

(b) ~~If the Canadian Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the U.S. Dollar Eurodollar Rate or the Canadian Dollar CDOR Rate for any requested Interest Period with respect to a proposed Canadian Committed Loan, or that the U.S. Dollar Eurodollar Rate or the Canadian Dollar CDOR Rate for any requested Interest Period with respect to a proposed Canadian Committed Loan does not adequately and fairly reflect the cost to such Canadian Lenders of funding such Loan, the Administrative Agent will promptly so notify each Canadian Borrower and each Canadian Lender. Thereafter, the obligation of the Canadian Lenders to make or maintain Canadian Dollar CDOR Rate Loans and/or Canadian U.S. Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Canadian Required Lenders) revokes such notice. Upon receipt of such notice, the Canadian Borrower may revoke any pending request for a Canadian Borrowing of, conversion to or continuation of such Canadian Committed Loans or, failing that, will be deemed to have converted such request into a request for a Canadian Committed Borrowing of Canadian Base Rate Committed Loans or Canadian Prime Rate Committed Loans in the amount specified therein.~~[Reserved].

(c) ~~If for any reason in connection with any request for a U.S. Eurodollar Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan,~~Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination will be conclusive absent manifest error), or any of the ~~Borrowers or U.S. Required Lenders or Canadian~~Borrower or Required Lenders notify the Administrative Agent (with, in the case of the ~~U.S. Required Lenders or Canadian~~ Required Lenders, a copy to the ~~applicable~~ Borrower) that the ~~Borrowers~~Borrower or ~~U.S.~~ Required Lenders ~~or Canadian Required Lenders (as applicable)~~ have determined, that:

(i) adequate and reasonable means do not exist for ~~determining the U.S. Dollar Eurodollar Rate~~ascertaining LIBOR for any requested Interest Period ~~with respect to a proposed U.S. Eurodollar Rate Committed Loan or a Canadian U.S. Eurodollar Rate Committed Loan~~, including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR will no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”);

then~~(A)~~ , reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, ~~at the request of the Administrative Agent or the U.S. Borrower,~~ the Administrative Agent and ~~Borrowers~~Borrower shall endeavor to amend this Agreement ~~to replace LIBOR with an~~solely for the purpose of replacing LIBOR in accordance with this Section 5.03 with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate ~~(including any mathematical or other adjustments to the benchmark (if any) incorporated therein)~~, giving due consideration to any evolving or then-existing convention for similar U.S. Dollar-denominated syndicated credit facilities for such alternative benchmarks (and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”; and any such proposed rate, a “LIBOR Successor Rate”), ~~together with any proposed LIBOR Successor Rate Conforming Changes (as defined below)~~ and any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the ~~Borrowers~~Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders ~~do not accept such amendment; and~~(A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, (i) in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment, and (ii) such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.

~~(B) if~~If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), then the Administrative Agent will promptly so notify the ~~Borrowers~~Borrower and each Lender; and ~~(C)~~ thereafter, (x) the obligation of the Lenders to make or maintain ~~U.S.~~ Eurodollar Rate Committed Loans ~~or Canadian U.S. Eurodollar Rate Committed Loans, as applicable,~~ will be suspended (to the extent of the impacted ~~U.S. Eurodollar Rate Committed Loans, Canadian U.S.~~ Eurodollar Rate Committed Loans or Interest Periods), and (y) the ~~U.S. Dollar~~ Eurodollar Rate component will no longer be used to determine ~~U.S. Base Rate and Canadian U.S. Dollar Base Rate~~Base Rate. Upon receipt of any such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ~~U.S. Base Rate, Canadian U.S. Dollar~~ Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the ~~Borrowers~~Borrower).

~~Upon receipt of any such notice under clause (c)(i) or (c)(ii)(B) above, the applicable Borrower (A) may revoke any pending request for a U.S. Borrowing of, conversion to or continuation of U.S. Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a U.S. Committed Borrowing of U.S. Base Rate Loans (subject to clause (c)(ii)(C)(y) above) in the amount specified therein or (B) may revoke any pending request for a Canadian Borrowing of, conversion to or continuation of such Canadian U.S. Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Canadian Committed Borrowing of Canadian Base Rate Committed Loans (subject to clause (c)(vi)(C)(y) above) in the amount specified therein, as applicable.~~

Notwithstanding anything else herein, any definition of LIBOR Successor Rate will provide that in no event may such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right, subject to the consultation rights of the Borrower referenced above in the definition of LIBOR Successor Rate Conforming Changes, to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

5.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on ~~U.S. Dollar~~ Eurodollar Rate Loans~~, Canadian Dollar CDOR Rate Loans, and Canadian U.S. Eurodollar Rate Committed Loans.~~.

(a) If any Lender determines that as a result of a Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining ~~U.S. Dollar~~ Eurodollar Rate ~~Loans, Canadian Dollar CDOR Rate Loans, or Canadian U.S. Eurodollar Rate Committed~~ Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clause (a) of the definition of Excluded Taxes to the extent resulting from changes in tax rates, and Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (iii) Connection Income Taxes, ~~(iv) capital taxes imposed under Canadian law, and (v~~and (iv) reserve requirements contemplated by Section 5.04(c)), then from time to time within 20 days following delivery by such Lender of a certificate described in Section 5.06 (with a copy of such demand to the Administrative Agent), ~~each applicable~~the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that a Change in Law regarding capital adequacy or liquidity or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such

Lender’s obligations hereunder to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), ~~each applicable~~ Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The ~~U.S.~~ Borrower shall pay to each ~~Lender, and the Canadian Borrower shall pay to each Canadian~~ Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each ~~U.S. Dollar~~ Eurodollar Rate Loan ~~or Canadian Dollar CDOR Rate Loan, as applicable,~~ equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the ~~applicable~~ Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

5.05. Compensation for Losses. Within 20 days following delivery by any Lender of a certificate described in Section 5.06, upon demand of such Lender (with a copy to the Administrative Agent) from time to time, ~~each applicable~~the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a ~~U.S.~~ Base Rate ~~Loan, a Canadian Prime Rate Committed Loan or a Canadian Base Rate Committed~~ Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the ~~applicable~~ Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a ~~U.S.~~ Base Rate Loan~~, a Canadian Prime Rate Loan or a Canadian Base Rate Committed Loan, as the case may be,~~ on the date or in the amount notified by the ~~applicable~~ Borrower; or

(c) any assignment of a ~~U.S. Dollar~~ Eurodollar Rate Loan~~, a Canadian Dollar CDOR Rate Loan or a Canadian U.S. Eurodollar Rate Committed Loan, as the case may be,~~ on a day other than the last day of the Interest Period therefor as a result of a request by the ~~applicable~~ Borrower pursuant to Section 12.17;

excluding any loss of anticipated profits but including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

5.06. Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article 5 and setting forth in reasonable detail the manner in which the additional amount or amounts to be paid to it hereunder and the basis and calculation thereof were determined and certifying that the Administrative Agent or such Lender is generally charging such amounts to similarly situated borrowers under comparable credit facilities shall be delivered to the Borrower and shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. The ~~applicable~~ Borrower may reasonably request copies of documentation supporting such methods.

(b) Upon any Lender’s making a claim for compensation under Section 5.01 or 5.04 or providing a notice under Section 5.02, the ~~U.S.~~ Borrower may replace such Lender in accordance with Section 12.17.

(c) Notwithstanding any other provision of this Agreement to the contrary, no Borrower shall be under any obligation to compensate the Administrative Agent or any Lender under Section 5.01, 5.04 or 5.05 with respect to any request to be compensated for any losses, costs, expenses or other amounts relating to any period prior to the date that is 180 days prior to such request if such Lender or the Administrative Agent, as the case may be, knew of the circumstances giving rise to such losses, costs, expenses or amounts.

5.07. Mitigation Obligations. If any Lender requests compensation under Section 5.04, or requires ~~any~~the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.01, then such Lender shall (at the request of ~~such~~the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.04 or Section 5.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The ~~applicable~~ Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.08. Survival. All of the ~~Borrowers~~Borrower’s obligations under this Article 5 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 6.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

6.01. Conditions to Effectiveness of this Agreement. This Agreement is being executed and delivered on the Closing Date and shall become effective upon the satisfaction of the following conditions precedent:

(a) The Administrative Agent’s (or its counsel’s) receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of (A) this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower and (B) the Guaranties;

(ii) a Note executed by each Borrower, as applicable in favor of each Lender requesting a Note, to the extent requested at least 3 Business Days prior to the Closing Date;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certificates as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing and in good standing issued by appropriate public officials of the jurisdiction of such Loan Party’s organization or formation;

(v) favorable opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties and (ii) Bennett Jones LLP, Canadian counsel to the Canadian Borrower, in each case addressed to the Administrative Agent and each Lender, as applicable, and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate signed by a Responsible Officer of the U.S. Borrower certifying (A) that the conditions specified in Sections 6.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) the current Debt Ratings;

(vii) a copy of the duly completed compliance certificate as of June 30, 2018, signed by a Responsible Officer of the U.S. Borrower and delivered in connection with the Existing Credit Agreement; and

(viii) evidence of termination of the Commitments as defined in the Existing Credit Agreement and repayment or refinancing of all loans thereunder simultaneously with the Closing Date.

(b) (i) All documentation and other information as the Lenders may require in order to enable compliance with applicable AML/KYC Laws, including the Act, shall have been delivered 3 Business Days prior to the Closing Date to the extent requested by the Lenders not less than 7 Business Days prior to the Closing Date and (ii) a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have been delivered 3 Business Days prior to the Closing Date, to each Lender that so requests not less than 7 Business Days prior to the Closing Date.

(c) All accrued but unpaid interest, facility fees, utilization fees, letter of credit fees, and other fees and expenses due and payable under the Existing Credit Agreement shall be paid on the Closing Date.

(d) Any fees required to be paid on or before the Closing Date shall have been paid.

(e) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent; and provided further that, as used in this Section 6.01(e), “Attorney Costs” shall include (i) all fees, expenses and disbursements of only one law firm constituting U.S. counsel to the Administrative Agent, and (ii) all fees, expenses and disbursements of only one law firm constituting Canadian counsel to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

6.02. Conditions to all Credit Extensions. The obligations of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Loans) are subject to the following conditions precedent:

(a) The representations and warranties of ~~each~~the Borrower and each other Loan Party (i) which are contained in Article 7 (other than Section 7.14), any other Loan Document, such Request for Credit Extension or the most recent Compliance Certificate delivered to Administrative Agent prior to the requested date for such Credit Extension, or (ii) which are contained in any other document furnished at any time under or in connection herewith or therewith that specifically states therein that such representations and warranties are being made for the benefit of the Lenders and the Administrative Agent, shall be true and correct (in the case of each representation and warranty described in clause (i) or (ii) immediately preceding) in all material respects on and as of the date of such ~~U.S.~~ Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, provided that in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent and the applicable L/C Issuer or ~~U.S.~~ Swing Line Lender ~~or Canadian Swing Line Lender (as applicable)~~ shall have received a Request for ~~U.S.~~ Credit Extension ~~or Request for Canadian Credit Extension, as the case may be,~~ in accordance with the requirements hereof. Each Request for ~~U.S. Credit Extension and Request for Canadian~~ Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Loans) submitted by ~~any~~the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 6.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

6.03. Confirmation of Conditions to Effectiveness of this Agreement. The Administrative Agent shall provide prompt written notice to the Borrowers and the Lenders of the satisfaction (or waiver) of the conditions precedent set forth in Section 6.01 and the effectiveness of this Agreement.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

To confirm each Lender’s understanding concerning Restricted Persons and Restricted Persons’ businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, the ~~Canadian Borrower represents and warrants to each Lender with respect to the following matters applicable to it and its Subsidiaries that, and the U.S.~~ Borrower represents and warrants to each Lender with respect to all of the following matters that:

7.01. No Default. No event has occurred and is continuing which constitutes a Default.

7.02. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing (or equivalent status in any foreign jurisdiction) under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing (or equivalent status in any foreign jurisdiction) and authorized to do business in all other jurisdictions within the United States ~~or Canada~~ where the failure to so qualify would have a Material Adverse Effect. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States ~~or Canada~~ where the failure to take such actions or procedures would have a Material Adverse Effect.

7.03. Authorization. ~~Each~~The Borrower has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The ~~Borrowers are~~Borrower is duly authorized to make Borrowings and request Letters of Credit hereunder.

7.04. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not conflict with any provision of (A) any Law, (B) the ~~Organizational~~Organization Documents of any Restricted Person, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person unless with respect to clause (A) and clause (C) above such conflict would not reasonably be expected to have a Material Adverse Effect, or result in the acceleration of any Indebtedness owed by any Restricted Person which would reasonably be expected to have a Material Adverse Effect, or result in or require the creation of any Lien upon any assets or properties of any Restricted Person which would reasonably be expected to have a Material Adverse Effect, except as expressly contemplated or permitted in the Loan Documents. Except (A) as expressly contemplated in the Loan Documents or (B) for any filings required for compliance with any applicable requirements under securities laws or a national securities exchange, no consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents, unless failure to obtain such consent, approval, authorization or order or provide such notice or filing would not reasonably be expected to have a Material Adverse Effect.

7.05. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by applicable Debtor Relief Laws.

7.06. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made; provided that all such information is to be viewed in conjunction with all reports, statements, schedules and other information included in filings made by the ~~U.S.~~ Borrower and its Subsidiaries with the SEC (collectively, “SEC Filings”). There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed in the SEC Filings or a Disclosure Report to each Lender in writing which would reasonably be expected to have a Material Adverse Effect.

7.07. Litigation. Except as disclosed in the SEC Filings or in the Disclosure Schedule or a Disclosure Report there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Governmental Authority which would reasonably be expected to have a Material Adverse Effect, and there are no outstanding judgments, injunctions, writs, rulings or orders by any such Governmental Authority against any Restricted Person which would reasonably be expected to have a Material Adverse Effect.

7.08. ERISA Plans and Liabilities. All ERISA Plans and Multiemployer Plans existing as of the date hereof are listed in the Disclosure Schedule. Except as disclosed in the Disclosure Schedule, in the SEC Filings or a Disclosure Report, no Termination Event when taken together with all other Termination Events, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q of ~~U.S.~~the Borrower filed with the SEC, (i) no “at-risk status” (as defined in Section 430(i)(4) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, (ii) the total amount of withdrawal liability that would be incurred by all ERISA Affiliates upon their complete withdrawal from all Multiemployer Plans would not reasonably be expected to exceed the Threshold Amount, and (iii) the total present value of all unfunded benefit liabilities within the meaning of Title IV of ERISA of all ERISA Plans (based upon the actuarial assumptions used to fund each such ERISA Plan) did not, as of the respective annual valuation dates for the most recently ended plan year of each such ERISA Plan, exceed the Threshold Amount. ~~Except as disclosed in the Disclosure Schedule, in the SEC Filings or a Disclosure Report, no Loan Party maintains, contributes to, permits to exist or incurs any obligations under, any Canadian Defined Benefit Plan. As used herein, “Canadian Defined Benefit Plan” means a pension plan registered under the Income Tax Act (Canada), the Pension Benefits Act (Ontario) or any other applicable pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).~~

7.09. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule, Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws, unless failure to so comply would not reasonably be expected to have a Material Adverse Effect; none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, unless such remedial action would not reasonably be expected to have a Material Adverse Effect; and no Restricted Person (and to the best knowledge of ~~Borrowers~~the Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person, unless such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

7.10. Material Subsidiaries. As of the date hereof, ~~U.S.~~the Borrower does not have any Material Subsidiary except those listed in the Disclosure Schedule, and ~~U.S.~~the Borrower owns, directly or indirectly, the equity interest in each of its Material Subsidiaries which is indicated in the Disclosure Schedule.

7.11. Use of Proceeds; Margin Stock. The proceeds of the Credit Extensions will be used for general corporate purposes of the ~~Borrowers~~Borrower and ~~their~~its Subsidiaries and not in contravention of any Law or of any Loan Document. ~~No~~The Borrower is not engaged or will engage, principally or as one of its important activities, in extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Reg U).

7.12. Government Regulation. No Restricted Person owing Obligations is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

7.13. Solvency. Upon giving effect to the issuance of the Notes, the execution of each Loan Document by ~~each~~the Borrower and the consummation of the transactions contemplated hereby, ~~each~~the Borrower will be solvent (as such term is used in applicable Debtor Relief Laws ~~and, in the case of the Canadian Borrower, will not be an “insolvent person” as such terms is defined in the Bankruptcy and Insolvency Act (Canada)~~).

7.14. No Material Adverse Effect. As of the Closing Date, there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

7.15. OFAC. ~~No~~Neither the Borrower or any Subsidiary of ~~any~~the Borrower, nor, to the knowledge of the ~~Borrowers and~~Borrower or any ~~or their respective~~its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned 50% or more or controlled by any individual or entity that: (i) is currently the target of any Sanctions, (ii) included on the SDN List or (iii) is permanently located, organized or residing in any Designated Jurisdiction. ~~Each~~The Borrower is in compliance in all material respects with the Sanctions. No Credit Extension, nor the proceeds from any Credit Extension, has been used, directly or to the knowledge of the Borrower, indirectly, to lend, contribute, provide or be otherwise made available (i) to fund any activity or business in any Designated Jurisdiction that would cause a violation of the Sanctions, or (ii) to any Person on the SDN List in violation of Sanctions.

7.16. Anti-Corruption, Anti-Terrorism Laws. The ~~Borrowers~~Borrower and ~~their~~its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions, and the ~~Borrowers~~Borrower and ~~their~~its Subsidiaries are in compliance in all material respects with such Anti-Corruption Laws, such applicable Sanctions and the applicable provisions of the Act.

ARTICLE 8.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan or interest thereon or fee owed hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or L/C Obligation shall remain outstanding, the ~~Canadian Borrower shall, and the U.S.~~ Borrower shall, and shall cause each applicable Restricted Subsidiary to, comply with the following covenants:

8.01. Payment and Performance. ~~Each~~The Borrower will pay all amounts due and payable by ~~such~~the Borrower under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant and term in the Loan Documents applicable to it. The ~~U.S.~~ Borrower will cause each other Restricted Person to observe, perform and comply with every such term and covenant in any Loan Document applicable to it.

8.02. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. The ~~U.S.~~ Borrower will furnish the following statements and reports to Administrative Agent at the ~~U.S.~~ Borrower’s expense:

(a) Within five (5) Business Days of being filed with the SEC, and in any event within ninety (90) days after the end of each Fiscal Year, complete consolidated financial statements of the ~~U.S.~~ Borrower for such Fiscal Year, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by KPMG, or other independent certified public accountants selected by the ~~U.S.~~ Borrower and reasonably acceptable to Administrative Agent, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such Fiscal Year and consolidated statements of earnings, of cash flows, and of changes in owners’ equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, together with each such set of financial statements, the ~~U.S.~~ Borrower will furnish to Administrative Agent a Compliance Certificate signed by a Responsible Officer of the ~~U.S.~~ Borrower, stating that such financial statements are accurate and complete, stating that such Person has reviewed or caused to be reviewed the Loan Documents, containing all calculations required to be made to show compliance or non-compliance with the provisions of Section 9.08 at the end of such Fiscal Year, and further stating that to such Person’s best knowledge there is no condition or event at the end of such Fiscal Year or at the time of such certificate which constitutes a Default or, if a Default exists, specifying the nature and period of existence of any such condition or event.

(b) Within five (5) Business Days of being filed with the SEC, and in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), beginning with the Fiscal Quarter ending on September 30, 2018, the ~~U.S.~~ Borrower’s consolidated and consolidating balance sheet and income statement as of the end of such Fiscal Quarter and a consolidated statement of cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition the ~~U.S.~~ Borrower will, together with each such set of financial statements, furnish a Compliance Certificate signed by a Responsible Officer of the ~~U.S.~~ Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that such Person has reviewed or caused to be reviewed the Loan Documents, containing all calculations required to be made by the ~~U.S.~~ Borrower to show compliance or non-compliance with the provisions of Section 9.08 and further stating that to such Person’s best knowledge there is no condition or event at the end of such Fiscal Quarter or at the time of such certificate which constitutes a Default or if a Default exists, specifying the nature and period of existence of any such condition or event.

(c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the ~~U.S.~~ Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the ~~U.S.~~ Borrower with any securities exchange, the SEC or any similar Governmental Authority, including any information or estimates with respect to the ~~U.S.~~ Borrower’s oil and gas business (including its exploration, development and production activities) which are required to be furnished in the ~~U.S.~~ Borrower’s annual report pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any financial statements or other information included in such reports to the extent furnished pursuant to Section 8.02(a) or (b); provided, however, that no financial statements, reports, notices, proxy statements, registration statements or any other documents or information shall be required to be furnished pursuant to this Section 8.02(c) to the extent that they are available on the SEC’s EDGAR database.

Documents required to be delivered pursuant to this Section 8.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the ~~U.S.~~ Borrower posts such documents, or provides a link thereto on the ~~U.S.~~ Borrower’s website on the Internet at the website address listed on Schedule 12.02; or (ii) on which such documents are posted on the ~~U.S.~~ Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the ~~U.S.~~ Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the ~~U.S.~~ Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the ~~U.S.~~ Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the ~~U.S.~~ Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

~~Each~~The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers may make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of ~~such~~the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to ~~such~~the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Person’s securities. ~~Each~~The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” ~~such~~the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuers and the Lenders to treat ~~such~~the Borrower Materials as not containing any material non-public information with respect to ~~such~~the Borrower or its securities for purposes of United States Federal and state securities ~~laws or similar Canadian~~ laws (provided, however, that to the extent ~~such~~the Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat ~~any~~the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding any provision or implication herein to the contrary, ~~no~~the Borrower shall not be under any obligation to mark ~~any~~the Borrower Materials “PUBLIC”.

The ~~Borrowers~~Borrower shall be deemed to have satisfied their respective obligations hereunder to provide notices and information to the Lenders by providing such notices and information to the Administrative Agent for distribution to the Lenders.

8.03. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Administrative Agent may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with such Persons’ businesses and operations. Each Restricted Person will permit representatives appointed by Administrative Agent (including independent accountants, auditors, agents, and attorneys) to visit and inspect upon prior written notice during normal business hours, at the Administrative Agent’s expense

(except during the continuance of an Event of Default), any of such Restricted Person’s property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Administrative Agent or its representatives to investigate and verify the accuracy of the information furnished to Administrative Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives; provided that unless an Event of Default shall have occurred and be continuing, inspections of facilities and business assets shall occur no more frequently than twice per calendar year. Notwithstanding anything to the contrary herein, ~~no~~the Borrower or any Subsidiary of ~~a~~the Borrower shall not be required to disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (of their respective representatives or contractors)) is prohibited by applicable Law or any Contractual Obligation, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

8.04. Notice of Material Events. ~~Each~~The Borrower will promptly notify (or notify in accordance with the period specified below, as applicable) each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

(a) the occurrence of any event which would have a Material Adverse Effect;

(b) within five (5) Business Days after a Responsible Officer of ~~a~~the Borrower becomes aware, the occurrence of any Default;

(c) the acceleration of the maturity of any Indebtedness for borrowed money owed by any Restricted Person having a principal balance of more than U.S. $150,000,000, or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such default would have a Material Adverse Effect;

(d) the occurrence of any Termination Event which could reasonably be expected to cause (i) the total amount of withdrawal liability that would be incurred by all ERISA Affiliates upon their complete withdrawal from all Multiemployer Plans to exceed the Threshold Amount, or (ii) the aggregate amount of unfunded benefit liabilities within the meaning of Title IV of ERISA with respect to ERISA Plans (based upon the actuarial assumption used to fund each such ERISA Plan) to exceed the Threshold Amount;

(e) any claim that could reasonably be expected to result in liability equal to or greater than the Threshold Amount, any notice under any Environmental Laws that could reasonably be expected to result in liability which exceeds such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person’s properties that could reasonably be expected to have a Material Adverse Effect or result in liability equal to or greater than the Threshold Amount;

(f) the filing of any suit or proceeding against any Restricted Person which could reasonably be expected to have a Material Adverse Effect;

(g) any announcement by Moody’s or S&P of any change in the Debt Rating; and

(h) any change in its Fiscal Year.

8.05. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all property used or useful in the conduct of its business in good condition, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.06. Maintenance of Existence and Qualifications. Subject to Section ~~9.03 and Section 9.04, each~~9.03, the Borrower will maintain and preserve its existence; each other Restricted Person will maintain and preserve its existence except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and each Restricted Person will maintain its rights and franchises in full force and effect except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect and will qualify to do business in all states, provinces or jurisdictions where the failure so to qualify will have a Material Adverse Effect.

8.07. Payment of Taxes, etc. Each Restricted Person will timely file all required U.S. federal and other material tax returns; timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as (i) it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor, or (ii) the failure to pay or discharge such tax (or file any return with respect thereto) would not reasonably be expected to result in a Material Adverse Effect or a Lien that would violate Section 9.02.

8.08. Insurance. Each Restricted Person will keep or cause to be kept insured in accordance with industry standards by financially sound and reputable insurers, its surface equipment and other property of a character usually insured by similar Persons engaged in the same or similar businesses.

8.09. Compliance with Law. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

8.10. Environmental Matters.

(a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, unless such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) ~~Each~~The Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by ~~such~~the Borrower, or of which it has notice, pending or threatened against any Restricted Person, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business which could reasonably be expected to result in a liability or claim in excess of the Threshold Amount.

8.11. Use of Proceeds. ~~Each~~The Borrower shall use the proceeds of the Credit Extensions for general corporate purposes not in contravention in any material respect of any Law (including any

Anti-Corruption Law or applicable Sanction) or of any Loan Document. If proceeds of the Credit Extensions are used for a purpose which is governed by Reg U, ~~Borrowers~~the Borrower shall comply with Reg U in all respects.

8.12. Additional Guarantors. At its option, the ~~U.S.~~ Borrower may designate any Domestic Subsidiary as a Guarantor by giving the Administrative Agent revocable written notice thereof, and promptly after such notification (and in any event within ten (10) Business Days), cause such Domestic Subsidiary to (a) become a Guarantor by executing and delivering to the Administrative Agent a guaranty substantially in the form of ~~the U.S. Guaranty~~Exhibit G hereto or such other document as the Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent, with respect to such Guarantor, documents of the types referred to in clauses (iii) and (iv) of Section 6.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the preceding clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

8.13. Anti-Corruption; Sanctions. The ~~Borrowers~~Borrower and ~~their~~its Subsidiaries will maintain and enforce policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions.

ARTICLE 9.

NEGATIVE COVENANTS OF ~~BORROWERS~~THE BORROWER

So long as any Lender shall have any Commitment hereunder, any Loan or interest thereon or any fee hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or L/C Obligation shall remain outstanding, the ~~U.S.~~ Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

9.01. Indebtedness. No Restricted Subsidiary will in any manner owe or be liable for Indebtedness except:

(a) the Obligations;

(b) capital lease obligations (excluding oil, gas or mineral leases) entered into in the ordinary course of such Restricted Subsidiary’s business in arm’s length transactions on market terms (including rate) and conditions in all respects, provided that such capital lease obligations required to be paid in any Fiscal Year do not in the aggregate exceed U.S. $100,000,000 for all Restricted Subsidiaries;

(c) unsecured Indebtedness owed among the ~~U.S.~~ Borrower and its Subsidiaries, excluding any Indebtedness owed by a Restricted Subsidiary to an Unrestricted Subsidiary that has been transferred, assigned or pledged to a Person other than the ~~U.S.~~ Borrower or a Subsidiary of the ~~U.S.~~ Borrower; provided that Indebtedness owed by any such Subsidiary ~~(other than the Canadian Borrower)~~ to the ~~U.S.~~ Borrower may be secured by any and all assets of such Subsidiary;

(d) guaranties by one Restricted Subsidiary of liabilities owed by another Restricted Person, if such liabilities either are not Indebtedness or are allowed under subsections (a), (b) or (c) of this Section 9.01;

(e) Indebtedness of the Restricted Subsidiaries for plugging and abandonment bonds or for letters of credit issued in place thereof which are required by regulatory authorities in the area of operations, and Indebtedness of the Restricted Subsidiaries for other bonds or letters of credit which are required by such regulatory authorities with respect to other normal oil and gas operations;

(f) non-recourse Indebtedness as to which no Restricted Person provides any guaranty or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as a guarantor or otherwise); provided, that after giving effect to such Indebtedness outstanding from time to time, the ~~U.S.~~ Borrower is not in violation of Section 9.08;

(g) Indebtedness of ~~the Canadian Borrower or~~a Guarantor that is subordinated to the Obligations of the ~~Canadian Borrower or~~ Guarantor on terms which, in the reasonable opinion of the Administrative Agent, are customary for such Indebtedness or are otherwise acceptable;

(h) Acquired Debt;

(i) Indebtedness under Swap Contracts;

(j) Indebtedness relating to the surety bond and letter of credit obligations (including replacements thereof) listed on the Disclosure Schedule and Indebtedness relating to the undrawn amount of surety bonds and letters of credit (exclusive of the surety bonds and letter of credit obligations listed on the Disclosure Schedule and replacements thereof) incurred in the ordinary course of business not to exceed 2% of Consolidated Assets at any time;

(k) Indebtedness owed by Devon Financing LLC, including Indebtedness of Devon Financing LLC with respect to guaranties of Indebtedness of the ~~U.S.~~ Borrower, to the extent the ~~U.S.~~ Borrower is in compliance with the terms of Section 9.08 at the time such guaranties are executed and delivered, provided that, so long as Devon Financing LLC has not merged or consolidated with or into the ~~U.S.~~ Borrower, the Devon Financing LLC Guaranty remains valid, binding and enforceable obligations of Devon Financing LLC or, if the Devon Financing LLC Guaranty has been terminated, a replacement guaranty agreement on the same terms is executed by Devon Financing LLC and delivered to Administrative Agent, pursuant to this Agreement (along with documents with respect to Devon Financing LLC similar to those specified in clauses (iii) and (iv) of Section 6.01(a));

(l) Indebtedness outstanding on the Closing Date or thereafter incurred pursuant to funding commitments in existence on the Closing Date and listed in the Disclosure Schedule, as the same may be amended, supplemented or modified from time to time or extended, renewed, restructured, refinanced or replaced, so long as no Restricted Subsidiary increases (except for the purpose of paying any prepayment premium or any fees and expenses incurred in connection with such extension, renewal, restructuring, refinancing or replacement) the aggregate principal amount thereof for which such Restricted Subsidiary (or any other Restricted Subsidiary) is then or may thereafter become liable;

(m) Indebtedness of Restricted Subsidiaries that are Guarantors to the extent the ~~U.S.~~ Borrower is in compliance with the terms of Section 9.08 at the time such Indebtedness is incurred;

(n) Indebtedness of the Restricted Subsidiaries owed to a Guarantor arising under securities purchase or repurchase agreements between such Persons, which relate to securities evidencing equity interests in the Subsidiaries; and

(o) miscellaneous items of Indebtedness of all Restricted Subsidiaries not otherwise permitted in subsections (a) through (n) which do not exceed at any one time an aggregate outstanding amount equal to the greater of U.S. $800,000,000 and five percent (5%) of Consolidated Net Worth determined as of the end of the most recent Fiscal Quarter.

9.02. Limitation on Liens. Except for Permitted Liens, no Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

9.03. Fundamental Changes. The ~~U.S.~~ Borrower shall not liquidate or dissolve, consolidate with or merge or amalgamate with or into any other Person or convey, transfer or lease its properties and assets substantially (including, in each case, pursuant to a Delaware LLC Division) as an entirety unless:

(a) (i) in the case of a merger or amalgamation, the ~~U.S.~~ Borrower is the surviving entity; or

(ii) the Person formed by such consolidation or into which the ~~U.S.~~ Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the ~~U.S.~~ Borrower substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall (x) be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (y) (A) have non-credit enhanced, senior unsecured long-term Indebtedness rated “investment grade” by S&P or Moody’s (or, in the event the ~~U.S.~~ Borrower did not have non-credit enhanced, senior unsecured long-term Indebtedness rated “investment grade” by S&P or Moody’s immediately preceding such transaction, such Person shall have non-credit enhanced, senior unsecured long-term Indebtedness that is not rated lower by S&P or Moody’s than S&P’s or Moody’s ratings, respectively, of the ~~U.S.~~ Borrower’s non-credit enhanced, senior unsecured long-term Indebtedness immediately preceding such transaction), or (B) (1) have been formed solely for the purpose of effecting a change in the domicile of the ~~U.S.~~ Borrower by merger and (2) after giving effect to such merger, satisfy the requirements of clause (y)(A), and (z) expressly assume, by an agreement supplemental hereto, executed and delivered to the Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the obligations of the ~~U.S.~~ Borrower hereunder, including the due and punctual payment of the principal of and interest on all the ~~U.S.~~ Loans, the ~~U.S.~~ L/C Obligations~~, the Canadian Guaranty~~ and the performance of every covenant of this Agreement on the part of the ~~U.S.~~ Borrower to be performed or observed; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

9.04. ~~Fundamental Changes of Canadian Borrower.~~ Reserved. ~~The Canadian Borrower shall not liquidate or dissolve, consolidate with or merge or amalgamate with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety unless:~~

(a) ~~(i) in the case of a merger or amalgamation, the Canadian Borrower is the surviving or continuing entity; or~~

~~(ii) all Canadian Obligations of the Canadian Borrower shall have been paid in full and the obligations of the Canadian Lenders to make Canadian Credit Extensions to the Canadian Borrower shall have been terminated; or~~

~~(iii) the Person formed by such consolidation or the Person continuing from such merger or amalgamation of the Canadian Borrower or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Canadian Borrower substantially as an entirety shall be a corporation, unlimited company, partnership or trust, shall be organized and existing under the laws of Canada or any province thereof, and shall assume by operation of law or expressly assume, by an agreement supplemental hereto, executed and delivered to the~~

~~Administrative Agent, in form reasonably satisfactory to the Administrative Agent, the Canadian Obligations of the Canadian Borrower, including the due and punctual payment of the principal of and interest on all of the Canadian Loans and all Canadian L/C Obligations and the performance of every covenant of this Agreement on the part of the Canadian Borrower to be performed or observed and the U.S. Borrower shall confirm that its Canadian Guaranty covers such obligations (it being understood that the Canadian Borrower may liquidate or dissolve in connection with a conveyance, transfer or lease of its property and assets which complies with the foregoing requirements of this clause (a)(iii)); and~~

~~(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.~~

9.05. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable in any material respect to it than those which would have been obtainable at the time in arm’s-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among the ~~U.S.~~ Borrower and its Subsidiaries (including such transactions among such Subsidiaries).

9.06. Sanctions. Permit any Credit Extension or the proceeds of any Credit Extension, directly or to the knowledge of the ~~Borrowers~~Borrower , indirectly, to be lent, contributed or otherwise made available (i) to fund any activities of or business with any individual, or entity, or in any Designated Jurisdiction in violation of applicable Sanctions or (ii) to any Person on the SDN List in violation of applicable Sanctions or (iii) for any purpose that would violate any Anti-Corruption Law in any material respect.

9.07. Prohibited Contracts. Except as expressly provided in the Loan Documents and documents and instruments evidencing or governing Acquired Debt, no Restricted Person will, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of any Subsidiary to make Restricted Payments to ~~such~~the Borrower or otherwise to transfer property to ~~such~~the Borrower, other than any limitation which would not be reasonably expected to materially impair the ability of the ~~U.S.~~ Borrower to perform its~~, or the Canadian Borrower (and taking into account the U.S. Borrower Guaranty) to perform its,~~ monetary obligations hereunder.

9.08. Funded Debt to Total Capitalization. The ratio of the ~~U.S.~~ Borrower’s Consolidated Total Funded Debt to the ~~U.S.~~ Borrower’s Total Capitalization will not exceed sixty-five percent (65%) at the end of any Fiscal Quarter.

ARTICLE 10.

EVENTS OF DEFAULT AND REMEDIES

10.01. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

(a) ~~Any~~The Borrower or any Guarantor fails to pay any principal component of any Obligation payable by it when due and payable or fails to pay any interest thereon or fee payable by it within three (3) Business Days after the date when due and payable or fails to pay any other Obligation within ten (10) Business Days after the date when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

(b) Any “default” or “event of default” occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

(c) Any Restricted Person fails (other than as referred to in subsections (a) or (b) above) to (i) duly comply with Section 8.04(b) or 8.11 of this Agreement or (ii) duly observe, perform or comply with any other covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Administrative Agent to the ~~U.S.~~ Borrower;

(d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person (i) in any Loan Document, any Request for Credit Extension or the most recent Compliance Certificate delivered to Administrative Agent, or (ii) in any other document furnished at any time under or in connection herewith or therewith that specifically states therein that such representations and warranties are being made for the benefit of the Lenders and the Administrative Agent, shall (in the case of any representation or warranty described in clause (i) or (ii) immediately preceding) prove to have been false or incorrect in any material respect on any date on or as of which made, provided that if such falsity or lack of correctness is capable of being remedied or cured within a 30-day period, the ~~U.S.~~ Borrower shall (subject to the other provisions of this Section 10.01) have a period of 30 days after written notice thereof has been given to the ~~U.S.~~ Borrower by Administrative Agent within which to remedy or cure such falsity or lack of correctness; or this Agreement, any Note, or Guaranty executed by any Guarantor is asserted to be or at any time ceases to be valid, binding and enforceable in any material respect as warranted in Section 7.05 for any reason other than in accordance with its terms or its release or subordination by Administrative Agent;

(e) Any Restricted Person (i) fails to duly pay any Indebtedness in an aggregate amount in excess of U.S. $150,000,000 constituting principal or interest owed by it with respect to borrowed money or money otherwise owed under any note, bond, or similar instrument, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, other than a breach or default described in clause (i) above, and any such failure, breach or default under this clause (ii) results in the acceleration of such Indebtedness; provided that notwithstanding any provision of this subsection (e) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or utilization of the proceeds of such Indebtedness in connection therewith would result in such acceleration and in a Default or an Event of Default under this Agreement, and would cause this Agreement or any ~~U.S.~~ Loan to be subject to the margin requirements or any other restriction under Reg U, then such acceleration shall not constitute a Default or Event of Default under this subsection (e);

(f) Either of the following occurs: (i) a Termination Event occurs and the total amount of withdrawal liability that would be incurred by all ERISA Affiliates upon their complete withdrawal from all Multiemployer Plans would reasonably be expected to exceed the Threshold Amount, or (ii) a Termination Event occurs and the total present value of all unfunded benefit liabilities within the meaning of Title IV of ERISA of all ERISA Plans (based upon the actuarial assumptions used to fund each such Plan) would reasonably be expected to exceed the Threshold Amount;

(g) Any Change of Control occurs;

(h) A~~ny~~The Borrower, any Guarantor or any other Restricted Person having assets with a book value equal to or greater than the Threshold Amount:

(i) institutes or consents to the institution of any proceeding, application arrangement, compromise, scheme or other action under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, monitor, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver- manager, trustee, custodian, monitor, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property having a book value equal to or greater than the Threshold Amount is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(ii) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(iii) suffers a writ or warrant of attachment or similar process to be issued by any Governmental Authority against all or any part of its property having a book value equal to or greater than the Threshold Amount, and such writ or warrant of attachment or any similar process is not stayed or released within 30 days after the entry or levy thereof or after any stay is vacated or set aside; or

(iv) there is entered against any such Person a final judgment or order for the payment of money in an aggregate amount that exceeds (x) the valid and collectible insurance in respect thereof or (y) the amount of an indemnity with respect thereto reasonably acceptable to the Required Lenders by the Threshold Amount or more, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained.

10.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans ~~or accept Bankers’ Acceptances~~ and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by ~~each~~the Borrower;

(c) require that the ~~applicable~~ Borrower Cash Collateralize the L/C Obligations ~~and Bankers’ Acceptances~~ issued or owing by it (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the ~~U.S.~~ Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans ~~or accept Bankers’ Acceptances~~ and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the ~~applicable~~ Borrower to Cash Collateralize the L/C Obligations ~~and Bankers’ Acceptances~~ issued or owing by it as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any ~~Lender; and provided further that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Canadian Borrower under the applicable Debtor Relief Laws, the obligation of each Canadian Lender to make Canadian Loans or accept Bankers’ Acceptances and any obligation of the Canadian L/C Issuers to make Canadian L/C Credit Extensions to the Canadian Borrower shall automatically terminate, the unpaid principal amount of all outstanding Canadian Borrowings and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Canadian Borrower to Cash Collateralize the Canadian L/C Obligations and Bankers’ Acceptances issued or owing by it as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Canadian~~ Lender.

10.03. Application of Funds Received from the Canadian Borrower. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable and the Canadian L/C Obligations and Bankers’ Acceptances have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02), any amounts received on account of the Canadian Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article 5) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Canadian Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Canadian Lenders (including Attorney Costs and amounts payable under Article 5), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Canadian Loans and Canadian L/C Borrowings, ratably among the Canadian Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Loans and Canadian L/C Borrowings, ratably among the Canadian Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Canadian Lenders to Cash Collateralize the outstanding Bankers’ Acceptances; and

Sixth, to the Administrative Agent for the account of the Canadian L/C Issuers, to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit;

Last, the balance, if any, after all of the Canadian Obligations have been paid in full, to the Canadian Borrower or as otherwise required by Law.

Amounts used to Cash Collateralize the outstanding Bankers’ Acceptances pursuant to clause Fifth above shall be applied to satisfy all Obligations with respect to such Bankers’ Acceptances as they mature and, if any amount remains on deposit as Cash Collateral pursuant to clause Fifth above after all Bankers’ Acceptances have matured (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above. Subject to Section 3.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Sixth above shall be applied to satisfy reimbursement obligations with respect to drawings under such Canadian Letters of Credit as they occur and, if any amount remains on deposit as Cash Collateral pursuant to clause Sixth above after all Canadian Letters of Credit have been fully drawn or expired (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above.

10.04. Application of Funds Received from the ~~U.S.~~ Borrower. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable and the U.S. L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02), any amounts received on account of the U.S. Obligations and on account of the Canadian Obligations under the U.S. Borrower Guaranty shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article 5) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article 5), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the U.S. Loans, Canadian Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the U.S. Loans, Canadian Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, (i) to the Administrative Agent for the account of the U.S. L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of U.S. Letters of Credit, (ii) to the Administrative Agent for the account of the Canadian Lenders to Cash Collateralize the outstanding Bankers’ Acceptances, and (iii) to the Administrative Agent for the account of the Canadian L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit, ratably among the obligations described in the foregoing clauses (i), (ii) and (iii), in proportion to the respective amounts described in this clause Fifth; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the U.S. Borrower or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of U.S. Letters of Credit pursuant to clause Fifth above shall be applied to satisfy reimbursement obligations with respect to drawings under such U.S. Letters of Credit as they occur; amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Fifth above shall be applied to satisfy reimbursement obligations with respect to drawings under such Canadian Letters of Credit as they occur; and amounts used to Cash Collateralize outstanding Bankers’ Acceptances shall be applied to satisfy Obligations with respect to amounts paid pursuant to such Bankers’ Acceptances. If any amount held as Cash Collateral for U.S. Letters of Credit remains on deposit as Cash Collateral after all U.S. Letters of Credit have either been fully drawn or expired (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. If any amount held as Cash Collateral for Canadian Letters of Credit remains on deposit as Cash Collateral after all Canadian Letters of Credit have either been fully drawn or expired (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. If any amounts held as Cash Collateral for Bankers’ Acceptances remains on deposit as Cash Collateral after all Bankers’ Acceptance have matured (and all Obligations with respect thereto have been paid), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Calculation of amounts to be paid to the Administrative Agent and the Lenders pursuant to this Section 10.04 shall take into account any payments made by the Canadian Borrower and applied to the Canadian Obligations under Section 10.03.

10.05. Application of Funds Received under Devon Financing LLC Guaranty. All amounts received by the Administrative Agent or any Lender under the Devon Financing LLC Guaranty shall be applied to the Obligations in the order provided in Section 10.04.

ARTICLE 11.

ADMINISTRATIVE AGENT

11.01. Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the ~~Borrowers~~Borrower shall not have rights as third party beneficiaries of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

11.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the ~~Borrowers~~Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

11.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the ~~Borrowers~~Borrower or any of ~~their respective~~its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.02 and 12.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by ~~a~~the Borrower, a Lender or an L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the

Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the ~~Borrowers~~Borrower ), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

11.06. Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the ~~Borrowers~~Borrower . Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, which at all times other than during the existence of an Event of Default shall be selected by the ~~U.S.~~ Borrower in its reasonable discretion in consultation with the Required Lenders. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the ~~Borrowers~~Borrower and such Person remove such Person as Administrative Agent and appoint a successor, which at all times other than during the existence of an Event of Default shall be selected by the ~~U.S.~~ Borrower in its reasonable discretion in consultation with the Required Lenders. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 5.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the ~~Borrowers~~Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.08 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender so long as one or more financial institutions reasonably acceptable to the ~~Borrowers~~Borrower has accepted its appointment as a successor L/C Issuer and/or Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make ~~U.S.~~ Base Rate Committed Loans~~, Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans, as applicable,~~ or fund risk participations in Unreimbursed Amounts pursuant to
~~Sections~~Section 2.04(c) ~~and 3.04(c)~~. If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ~~U.S.~~ Base Rate Committed Loans~~, Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans, as applicable,~~ or fund risk participations in outstanding Swing Line Loans pursuant to ~~Sections~~Section 2.05(c) ~~and 3.05(c)~~. Upon the appointment by the ~~Borrowers~~Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.08. Indemnification of Administrative Agent, Etc. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent, each L/C Issuer, each Swing Line Lender or any Related Party of any of the foregoing (each such Person being called an “Agent/Issuer-Related Person”) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent/Issuer-Related Person from and against any and all Indemnified Liabilities incurred by it, provided, however, that no Lender shall be liable for the payment to any Agent/Issuer-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent/Issuer-Related Person’s own gross negligence or willful misconduct; provided, however, that such Indemnified Liabilities were incurred by or asserted against the Administrative Agent, such ~~Issuing Bank~~L/C Issuer or such Swing Line Lender in its capacity as such, provided, however, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders~~, U.S. Required Lenders, Canadian Required Lenders,~~ or all the Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the ~~Borrowers~~Borrower . The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, any L/C Issuer or any Swing Line Lender. As used in this Section 11.08, “Indemnified Liabilities” means~~, collectively,~~ the “Indemnified Liabilities” as defined in Section ~~12.05 and Section 12.06.~~12.05.

11.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the ~~applicable~~ Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under
Sections 2.04(i) and (j), 4.02 and 12.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver-manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.02 and 12.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

11.10. Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor~~, other than U.S. Borrower,~~ from its obligations under its Guaranty ~~if such Person ceases~~upon consummation of any transaction or related series of transactions not prohibited under the Credit Agreement if as a result thereof such Guarantor shall cease to be a Subsidiary ~~as a result of a transaction permitted hereunder~~of the Borrower. Upon request by the Administrative Agent at any time, (a) the ~~U.S.~~ Required Lenders will confirm in writing the Administrative Agent’s authority to release any ~~U.S.~~ Guarantor, (other than the Borrower) and (b) the Canadian Required Lenders will confirm in writing the Administrative Agent’s authority to release ~~any Canadian Guarantor (other than U.S.~~the Borrower~~)~~, from its obligations under the ~~applicable~~U.S. Borrower Guaranty pursuant to this Section 11.10.

11.11. Arrangers and Managers. None of the Persons identified on the cover page or signature pages of this Agreement as a “bookrunner”, “joint lead arranger” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of any such Person that is also a ~~Lender or a Canadian~~ Lender, those applicable to all Lenders ~~or Canadian Lenders, respectively,~~ as such. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 12.

MISCELLANEOUS

12.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letters and the Issuer Documents), and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (x) to the extent an amendment or waiver only affects Article 3 of this Agreement and the definitions in Section 1.01 relating only to Article 3, such amendment or waiver shall be effective with the written consent of the Canadian Required Lenders and the Borrowers and the acknowledgement of the Administrative Agent, and (y) no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 6.01(a) without the written consent of each Lender directly affected thereby;

(b) extend or increase the Commitment or the Canadian Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 12.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive or amend any obligation of any Borrower to pay interest at the rate provided herein for past due Obligations;

(e) change Section 4.06, Section 10.03, Section 10.04 or Section 10.05 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f) change any provision of this Section or the definition of “Required Lenders” or “Canadian Required Lenders” or “U.S. Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or in the case of the definition of “Canadian Required Lenders”, all Canadian Lenders;

(g) release Devon Financing LLC from its Guaranty without the written consent of each Lender, unless expressly permitted by the Loan Documents (it being understood and agreed that such Guaranty will be automatically released in the event of any merger or consolidation of Devon Financing LLC with or into the U.S. Borrower); or

(h) release the U.S. Borrower from the Canadian Guaranty without the written consent of each Canadian Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the U.S. Swing Line Lender or Canadian Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the U.S. Swing Line Lender or Canadian Swing Line Lender, as applicable, under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) the principal owing to such Lender may not be reduced or the final maturity thereof extended without the consent of such Lender, and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

12.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to ~~any~~the Borrower, Administrative Agent, any L/C Issuer, ~~U.S. Swing Line Lender, or Canadian~~or Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the ~~Borrowers~~Borrower ) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the ~~Borrowers~~Borrower , the Administrative Agent, L/C Issuers~~, U.S. Swing Line Lender,~~ and ~~Canadian~~ Swing Line Lender.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to ~~Article 2 or to any Canadian Lender pursuant to~~ Article ~~3~~2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any Swing Line Lender, any L/C Issuer or ~~any~~the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE

PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRU.S.ES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of the Agent-Related Persons (collectively, the “Agent Parties”), or any other Indemnitee have any liability to the ~~Borrowers~~Borrower , any other Lender, any other L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any transmission of Borrower Materials or other information related to this Agreement or any other Loan Document through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party or other Indemnitee have any liability to ~~any~~the Borrower any other Lender, any other L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the ~~Borrowers~~Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the ~~Borrowers~~Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the ~~U.S.~~ Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(f) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic ~~U.S.~~ Committed ~~Loan Notices, Canadian Committed Borrowing Notices, U.S. Swing Line~~ Loan Notices and ~~Canadian~~ Swing Line Loan Notices) purportedly given by or on behalf of ~~any~~the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The ~~U.S.~~ Borrower shall indemnify each Agent-Related Person and each ~~Lender, and the Canadian Borrower shall indemnify each Agent-Related Person and each Canadian~~ Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on its behalf, except to the extent determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

12.03. No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each L/C Issuer or Swing Line Lenders from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.11 (subject to the terms of Section 4.06), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 4.06, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

12.04. Attorney Costs and Expenses. The ~~U.S.~~ Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs (but not other costs of legal counsel), and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs ~~and Workout Attorney Costs~~ (but no other costs of legal counsel). All amounts due under this Section 12.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. ~~As used in this section, “Workout Attorney Costs” means all fees, expenses and disbursements of one law firm for all Persons included in the definition of Canadian L/C Issuer if they believe in good faith that separate counsel is necessary, and one other law firm for the other Lenders, if they deem necessary; provided that if Required Lenders~~

~~reasonably determine that a conflict of interest exists with respect to any of such law firms, one additional law firm selected by Required Lenders.~~

12.05. Indemnification by the ~~U.S.~~ Borrower. Whether or not the transactions contemplated hereby are consummated, the ~~U.S.~~ Borrower shall indemnify and hold harmless the Administrative Agent, each Lender, each Person included in the definition of L/C Issuer and their respective Related Parties (in this section collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, and reasonable and documented costs, expenses and disbursements (including Attorney Costs, provided that in the case of an actual or potential conflict of interest the ~~U.S.~~ Borrower shall indemnify each affected Indemnitee and similarly situated Indemnitees, taken as a whole, for all fees, expenses and disbursements of one U.S. ~~outside counsel and one Canadian~~ outside counsel for such affected Indemnitee and similarly situated Indemnitees, taken as a whole) of any kind or nature whatsoever (other than those that are governed by Sections 5.01, 5.04 or 5.05, in which case those sections shall govern) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment, Loan, or Letter of Credit ~~or Bankers’ Acceptance accepted by a Lender~~ hereunder or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by ~~any~~the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to ~~any~~the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) whether brought by ~~a~~the Borrower or by a third party and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of any Loan Document by, such Indemnitee or (ii) arise from any loss asserted against such Indemnitee by another Indemnitee, except (A) in its capacity or in fulfilling its role as Administrative Agent, Joint Lead Arranger, L/C Issuer, Swing Line Lender or any similar role under this Agreement or (B) that are caused by a failure of any Loan Party to comply with the terms of any Loan Document or the breach by any Loan Party of any representation and warranty contained therein. All amounts due under this Section 12.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

12.06. ~~Indemnification by Canadian Borrower.~~ Reserved. ~~Whether or not the transactions contemplated hereby are consummated, the Canadian Borrower shall indemnify and hold harmless the Administrative Agent, each Canadian Lender, each Person included in the definition of Canadian L/C Issuer and their respective Related Parties (in this section collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, and reasonable and documented costs, expenses and disbursements (including Attorney Costs, provided that in the case of an actual or potential conflict of interest the Canadian Borrower shall indemnify each affected Indemnitee and similarly situated Indemnitees, taken as a whole, for all fees,~~

~~expenses and disbursements of one U.S. outside counsel and one Canadian outside counsel for such affected Indemnitee and similarly situated Indemnitees, taken as a whole) of any kind or nature whatsoever (other than those that are governed by Sections 5.01, 5.04 or 5.05, in which case those sections shall govern) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Canadian Commitment, Canadian Borrowing or Canadian Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by a Canadian L/C Issuer to honor a demand for payment under a Canadian Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Canadian Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Canadian Borrower, any such Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (i) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of any Loan Document by such Indemnitee or (ii) arise from any loss asserted against such Indemnitee by another Indemnitee, except (A) in its capacity or in fulfilling its role as Administrative Agent, Joint Lead Arranger, L/C Issuer, Swing Line Lender or any similar role under this Agreement or (B) that are caused by a failure of any Loan Party to comply with the terms of any Loan Document or the breach by any Loan Party of any representation and warranty contained therein. All amounts due under this Section 12.06 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.~~

12.07. Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the ~~Borrowers~~Borrower , the Lenders, the Administrative Agent nor any of their respective Related Parties shall assert, and each hereby waives, and acknowledges that no other Person shall have, any claim against ~~any~~the Borrower, any Lender, the Administrative Agent or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 12.07 shall relieve ~~a~~the Borrower of any obligation it may have to indemnify an Indemnitee under Sections 12.05 ~~or 12.06, as applicable,~~ against special, indirect, consequential or punitive damages asserted against such Indemnitee by a non-Affiliated third party.

12.08. Payments Set Aside. To the extent that any payment by or on behalf of ~~any~~the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver, receiver-manager or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12.09. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as permitted under Section 9.03 and Section 9.04, the ~~U.S.~~ Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each ~~Lender, the Canadian Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Canadian L/C Issuer and each Canadian~~ Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Subject to the following requirements of this Section 12.09, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section), no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans ~~and Bankers’ Acceptances~~ of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date,

shall not be less than U.S. $10,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the ~~U.S.~~ Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each assignment, whether partial or entire, shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment ~~(including the Canadian Commitment of such Lender or its Affiliate, if any)~~ assigned (unless the Commitments have been terminated pursuant to Article 10) and the outstanding Loans (including its ~~U.S.~~ Loans, ~~U.S.~~ L/C Obligations~~,~~ and participations in ~~U.S.~~ Swing Line Loans~~, Canadian Loans, Canadian L/C Obligations, participations in Canadian Swing Line Loans and Bankers’ Acceptances~~), except that this clause (ii) shall not apply to Bid Loans or a Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the ~~U.S.~~ Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 10.01(a) or (h)(i) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the ~~U.S.~~ Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for an assignment if such assignment would increase the obligation of the assignee to participate in exposure under one or more Letters of Credit issued by such L/C Issuer (whether or not then outstanding); and

(D) the consent of the ~~U.S. Swing Line Lender and, if such Lender is a Canadian Lender, the Canadian~~ Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee (payable by the assignor Lender or the assignee Lender) in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to ~~any~~the Borrower or ~~any~~the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the ~~U.S.~~ Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.01, 5.04, 5.05, 12.04, ~~12.05,~~ and ~~12.06~~ 12.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, ~~each applicable~~the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the (and such agency being solely for tax purposes) ~~Borrowers~~Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the ~~Borrowers~~Borrower , the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The

Register shall be available for inspection by the ~~Borrowers~~Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the ~~Borrowers~~Borrower or the Administrative Agent, any L/C Issuer or the Swing Line Lender, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or ~~any~~the Borrower or of ~~any~~the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans ~~and Bankers’ Acceptances~~ (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the ~~Borrowers~~Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.08 without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to subsection (e) of this Section, the ~~Borrowers agree~~Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.04 and 5.05 through the participating Lender to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 5.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Sections 5.07 and 12.17 as if it were an assignee under paragraph (b) of this Section. Each Lender that sells a participation agrees, at the ~~Borrowers’~~Borrower’s request and expense, to use reasonable efforts to cooperate with the ~~Borrowers~~Borrower to effectuate the provisions of Section 5.07 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.11 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.06 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the ~~Borrowers~~Borrower , maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 5.01, 5.04 or 5.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or be entitled to the benefits of Section

12.11, unless the sale of the participation to such Participant is made with the ~~Borrowers’~~Borrower’s prior written consent. A Participant that purchases a participation in a Lender’s ~~U.S.~~ Commitment and/or ~~U.S.~~ Credit Extensions that would be (i) a Foreign Lender or (ii) a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (unless it is an exempt recipient (within the meaning of Treasury Regulations Section 1.6049-4(c), without regard to the third sentence of clause (1)(ii) of such Treasury Regulations)) if it were a Lender shall not be entitled to the benefits of Section 5.01 unless the ~~Borrowers are~~Borrower is notified of the participation sold to such Participant and such Participant complies with Section 5.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Definitions. As used herein, the following terms have the following meanings:

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.09(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 12.09(b)(iii)).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer or a Swing Line Lender assigns all of its Commitment and Loans pursuant to subsection (b) above, such Lender may, (i) upon 30 days’ notice to the ~~Borrowers~~Borrower and the Lenders, and, so long as one or more financial institutions reasonably acceptable to the ~~Borrowers have~~Borrower has accepted their appointment as a successor L/C Issuer, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the ~~Borrowers~~Borrower, resign as ~~U.S. Swing Line Lender and Canadian~~ Swing Line Lender. In the event of any such resignation as L/C Issuer~~, U.S. Swing Line Lender, or Canadian Swing Line Lender, the U.S.~~ or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor ~~U.S. L/C Issuer or U.S. Swing Line Lender hereunder, and the Canadian Borrower shall be entitled to appoint from among the Canadian Lenders a successor Canadian L/C Issuer or Canadian~~L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by ~~any~~the Borrower to appoint any such successor shall affect the resignation of such Lender as (except as provided above) L/C Issuer~~, U.S. Swing Line Lender, or Canadian~~ or Swing Line Lender, as the case may be. If such Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of

Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ~~U.S.~~ Base Rate Committed Loans or fund risk participations in ~~U.S.~~ Unreimbursed Amounts pursuant to Section 2.04(c) ~~and to require the Canadian Lenders to make Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans or fund risk participations in Canadian Unreimbursed Amounts pursuant to Section 3.04(c)~~). If such Lender resigns as ~~U.S.~~ Swing Line Lender, it shall retain all the rights of the ~~U.S.~~ Swing Line Lender provided for hereunder with respect to ~~U.S.~~ Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ~~U.S.~~ Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). ~~If such Lender resigns as Canadian Swing Line Lender, it shall retain all the rights of the Canadian Swing Line Lender provided for hereunder with respect to Canadian Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Canadian Lenders to make Canadian Prime Rate Committed Loans or Canadian Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 3.05(c).~~ Upon the appointment of a successor L/C Issuer and/or ~~U.S. Swing Line Lender or Canadian~~ Swing Line Lender,

(a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer~~, U.S. Swing Line Lender~~ or ~~Canadian~~ Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession (provided that the respective beneficiaries thereof agree to such substitution) or make other arrangements satisfactory to such Lender to effectively assume the obligations of such Lender with respect to such Letters of Credit.

12.10. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and that the Lender providing any such Information shall be responsible for the breach thereof by any such Person, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that Administrative Agent or such Lender, as applicable, shall notify ~~U.S.~~the Borrower if disclosure of such Information is so required, to the extent it is not prohibited from doing so by any Law or such subpoena or legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 4.09(a) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to ~~any~~the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating ~~any~~the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, with the consent of ~~any~~the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than ~~any~~the Borrower unless Administrative Agent or such Lender, as applicable, shall know that such source was required to keep such information confidential, or (i) with the written consent of the ~~Borrowers~~Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the ~~Agents~~Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from ~~any~~the Borrower or any of its Subsidiaries relating to ~~such~~the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by ~~such~~the Borrower or any Subsidiary, provided that, in the case of information received from ~~any~~the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.11. Bank Accounts; Offset. ~~(a)~~ The ~~U.S.~~ Borrower hereby agrees that each Lender shall have the right to offset (which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise) (i) any and all moneys, securities or other property (and the proceeds therefrom) of ~~such~~the Borrower now or hereafter held or received by or in transit to any Lender for the account of the ~~U.S.~~ Borrower, (ii) any and all deposits (general or special, time or demand, provisional or final) of the ~~U.S.~~ Borrower with any Lender, (iii) any other credits and balances of the ~~U.S.~~ Borrower at any time existing against any Lender, including claims under certificates of deposit, and (iv) any indebtedness owed or payable by any Lender to the ~~U.S.~~ Borrower at any time against Obligations due to it that have not been paid when due. At any time and from time to time after the occurrence of any Event of Default and during the continuance thereof, each Lender is hereby authorized to offset against the Obligations then due and payable to it (in either case without notice to the ~~U.S.~~ Borrower), any and all items hereinabove referred to. To the extent that the ~~U.S.~~ Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to the ~~U.S.~~ Borrower for the account of, third party royalty or joint interest owners. Each Lender agrees promptly to notify ~~each applicable~~the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

~~(b) The Canadian Borrower hereby agrees that each Canadian Lender shall have the right to offset (which shall be in addition to all other interests, liens, and rights of such Canadian Lender at common Law, in equity, under the Loan Documents, or otherwise) (a) any and all moneys, securities or other property (and the proceeds therefrom) of the Canadian Borrower now or hereafter held or received by or in transit to any Canadian Lender for the account of the Canadian Borrower, (b) any and all deposits (general or special, time or demand, provisional or final) of the Canadian Borrower with any Canadian Lender, (c) any other credits and balances of the Canadian Borrower at any time existing against any Canadian Lender, including claims under certificates of deposit, and (d) any indebtedness owed or payable by any Canadian Lender to the Canadian Borrower at any time against Canadian Obligations due to it that have not been paid when due. At any time and from time to time after the occurrence of any Event of Default and during the continuance thereof, each Canadian Lender is hereby authorized to offset against the Canadian Obligations then due and payable to it by the Canadian Borrower (in either case without notice to the Canadian Borrower), any and all items hereinabove referred to, and the Canadian Borrower hereby irrevocably and unconditionally consents to the same and authorizes and directs the Agent and each Canadian Lender (as applicable) to apply all such items listed above against such Canadian Obligations. To the extent that the Canadian Borrower has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to the Canadian Borrower for the account of, third party royalty or joint interest owners. Each Canadian Lender agrees promptly to~~

~~notify the Canadian Borrower and the Administrative Agent after any such set-off and application made by such Canadian Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.~~

12.12. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the ~~applicable~~ Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. ~~In no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable with respect to any Canadian Obligations exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of Canadian Borrower, Administrative Agent and Lenders and the amount of such excess payment or collection shall be refunded to Canadian Borrower. For purposes of the Canadian Obligations, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term applicable to the Canadian Obligations on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be prima facie evidence, for the purposes of such determination.~~

12.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.14. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

12.15. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any ~~U.S.~~ Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any ~~U.S.~~ Letter of Credit shall remain outstanding.

12.16. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 12.16, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

12.17. Replacement of Lenders. In the event that any Lender shall (i) claim payment of any amount pursuant to Section 5.01; (ii) claim any increased cost pursuant to Section 5.04 or the benefit of Section 5.02, Section 5.03; (iii) fail to agree to extend the Maturity Date pursuant to Section 4.08, if the requisite Lenders have agreed to do so; (iv) become and continue to be a Defaulting Lender; or (v) fail to consent to an election, consent, amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders~~, the U.S. Required Lenders or the Canadian Required Lenders, as the case may be,~~ and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, ~~the U.S. Required Lenders or the Canadian Required Lenders, as the case may be, (a) the U.S.~~(a) the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its rights and obligations hereunder (with the assignment fee to be paid by the ~~U.S.~~ Borrower in such instance) pursuant to Section 12.09(b) to one or more Eligible Assignees procured by the ~~U.S.~~ Borrower, each of which shall assume a pro rata portion of the Commitment ~~(including the Canadian Commitment, if any, of such replaced Lender, whether held by such Lender or by its Affiliate)~~ and the Credit Extensions of such replaced Lender and such Affiliate, if any (and, if such Lender refuses to assign its rights and obligations hereunder, such assignment shall be deemed effected upon payment to such Lender in full of all of the outstanding Loans ~~and Bankers’ Acceptances (as applicable)~~ of such Lender and all other Obligations owing to such Lender, together with accrued interest thereon to the date of prepayment and all other amounts owed by the ~~Borrowers~~Borrower to such Lender accrued to the date of prepayment and, if any such Lender is ~~a~~an L/C Issuer and any Letters of Credit issued by such L/C Issuer remain outstanding, upon the deposit of cash collateral with such L/C Issuer in an amount equal to the aggregate face amount of such Letters of Credit, to secure the ~~Borrowers’~~Borrower’s obligations to reimburse for drawing under such Letters of Credit or make other arrangements reasonably satisfactory to such L/C Issuer with respect to such Letters of Credit); provided, however, that if the ~~U.S.~~ Borrower elects to exercise such right with respect to any Lender pursuant to Section 5.01, Section 5.02, Section 5.03 or Section 5.04, it shall be obligated to replace all Lenders that have made similar requests for compensation or benefit or sent similar notices, as applicable, pursuant to Section 5.01, Section 5.02, Section 5.03 or Section 5.04; or (b) the ~~applicable~~ Borrower may, upon three Business Days’ notice to such Lender through the Administrative Agent, prepay in full all of the outstanding Loans ~~and Bankers’ Acceptances (as applicable)~~ of such Lender and all other Obligations owing to such Lender, or its assignee, together with accrued interest thereon to the date of prepayment and all other amounts owed by the ~~Borrowers~~Borrower to such Lender accrued to the date of prepayment, and concurrently therewith the ~~U.S.~~ Borrower may terminate the Commitment of such Lender by giving notice of such termination to Administrative Agent and such Lender; and in the case of the foregoing clauses (a) or (b), if any such Lender is ~~a~~an L/C Issuer and any Letters of Credit issued by such L/C Issuer remain outstanding, the ~~Borrowers~~Borrower shall deposit cash collateral with such L/C Issuer in an amount equal to the aggregate face amount of such Letters of Credit pursuant to arrangements satisfactory to such L/C Issuer, to secure the ~~Borrowers’~~Borrower’s obligations to reimburse for drawing under such Letters of Credit or make other arrangements satisfactory to such L/C

Issuer with respect to such Letters of Credit. Upon satisfaction of the requirements set forth above in clause (a) of the preceding sentence, payment to the Lender to be replaced of the purchase price in immediately available funds, and the payment by the ~~U.S.~~ Borrower of all requested costs accruing to the date of purchase which the ~~Borrowers are~~Borrower is obligated to pay under Sections 5.01, 5.03 and 5.04 and all other amounts owed by the ~~Borrowers~~Borrower to such Lender (other than the principal of and interest on the Credit Extension of such Lender, and accrued commitment fees, purchased by the Eligible Assignee), and deposit of cash collateral as required in the preceding sentence, such Eligible Assignee shall constitute a “Lender”~~and if applicable, a “Canadian Lender”,~~ hereunder, as the case may be, and the Lender being so replaced shall no longer constitute a “Lender”~~or “Canadian Lender”~~ hereunder, ~~as the case may be,~~ and its Commitment~~, and if applicable, its Canadian Commitment,~~ shall be deemed terminated. If, however, (x) the Eligible Assignee fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the ~~Borrowers~~Borrower shall continue to be obligated to pay amounts to such ~~Lender or Canadian~~ Lender pursuant to Section 5.01 or increased costs pursuant to Section 5.04, as the case may be, or (y) the Lender proposed to be replaced fails to consummate such purchase offer, the ~~Borrowers~~Borrower shall not be obligated to pay to such ~~Lender or Canadian~~ Lender such increased costs or additional amounts incurred or accrued from and after the date of such purchase offer.

12.18. Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ~~EACH OF~~ THE ~~BORROWERS~~BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ~~ANY~~THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. ~~EACH OF~~ THE ~~BORROWERS~~BORROWER , THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON

CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.19. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.20. Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.21. USA PATRIOT Act; KYC Notice.

(a) Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), and other AML/KYC Laws, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Act. ~~Each~~The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide or cause to be provided all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable AML/KYC Laws, “know your customer” and anti-money laundering rules and regulations.

(b) If, upon the written request of any Lender, the Administrative Agent has ascertained the identity of a Loan Party or any authorized signatories of such person or the purposes of applicable AML/KYC Laws on such Lender’s behalf, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Administrative Agent within the meaning of applicable AML/KYC Laws; and

(ii) shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding anything to the contrary in this Section 12.21, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of any Loan Party or any authorized signatories of such person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such person or any such authorized signatory in doing so.

12.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, ~~each~~the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the ~~Borrowers~~Borrower and ~~their respective~~its Affiliates, on the one hand, and the Administrative Agent and the Joint Lead Arrangers and the Lenders, on the other hand, and ~~such~~the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Joint Lead Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for ~~such~~the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Joint Lead Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of ~~such~~the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Joint Lead Arranger or any Lender has advised or is currently advising ~~such~~the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation to ~~such~~the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of ~~such~~the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation, by reason of the transactions contemplated hereby or the process leading thereto, to disclose of any of such interests to ~~such~~the Borrower or the other Loan Parties; and (v) the Administrative Agent and the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of ~~such~~the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the

Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty arising out of or related to any of the transactions contemplated hereby or the process leading thereto.

12.23. Termination of Commitments Under Existing Credit Agreement. The ~~U.S.~~ Borrower has given, or contemporaneously with the execution and delivery of this Agreement is giving, to the administrative agent under the Existing Credit Agreement, notice of the termination of commitments of the lenders under the Existing Credit Agreement, so that such commitments terminate on the Closing Date. Execution of this Agreement by Lenders who are lenders and, to the extent applicable, letter of credit issuers under the Existing Credit Agreement shall constitute (a) a waiver of the notice provisions in Section 4.11 of the Existing Credit Agreement that would otherwise be applicable to such termination, and the administrative agent under the Existing Credit Agreement may rely on this Section 12.23 and (b) an agreement that from and after the Closing Date, the Existing ~~Canadian Letters of Credit and Existing U.S.~~ Letters of Credit shall cease to be “Letters of Credit” issued pursuant to the Existing Credit Agreement.

12.24. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

12.25. Acknowledgement and Consent to Bail-In of EEA Financial Institutions Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

EXHIBIT A~~(U.S.)~~

FORM OF ~~U.S.~~ COMMITTED LOAN NOTICE

Date:                     , 20

To:	Bank of America, N.A., as Administrative Agent

Ladies	and Gentlemen:

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐	A Borrowing of ~~U.S.~~ Committed Loans	☐	A conversion of~~U.S.~~ Committed Loans

☐	A continuation of ~~U.S.~~ Eurodollar Rate Committed Loans

1. On                                                                                        (a Business Day)

2. In the amount of U.S. $                                                      .

3. Comprised of                                                                      .

[Type of ~~U.S.~~ Committed Loan requested]

4. For ~~U.S. Dollar~~ Eurodollar Rate Loans: with an Interest Period of         months.

The ~~U.S.~~ Committed Borrowing requested herein complies with clause (i) of the proviso to the first sentence of Section 2.01 of the Agreement.

DEVON ENERGY CORPORATION

By:
Name:
Title:

Exhibit A~~(U.S.)~~ to Devon Credit Agreement

EXHIBIT ~~A(C)~~B-1

~~FORM OF CANADIAN COMMITTED BORROWING NOTICE~~

~~Date:                     , 20~~

~~To:~~	~~Bank of America, N.A., as Administrative Agent~~

~~Ladies and Gentlemen:~~

~~Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, Devon Canada Corporation, an Alberta corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.~~

~~1. The undersigned hereby requests (select one):~~

☐	~~A Committed Borrowing of Canadian Committed Loans~~	☐	~~A conversion of Canadian Committed Loans~~

☐	~~A continuation of Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans~~

~~a.~~	~~On (a Business Day).~~

b.	~~In the amount of [U.S./C] $ .~~

~~c.~~	~~Comprised of .~~

~~[Type of Canadian Committed Loans requested]~~

~~d.~~	~~For Canadian Dollar CDOR Rate Committed Loans or Canadian U.S. Eurodollar Rate Committed Loans: with an Interest Period of months.~~

~~2. The undersigned hereby requests (select one):~~

☐	~~A Canadian Committed Borrowing BAs~~	☐	~~A conversion of of BAs~~

☐	~~A continuation of BAs~~

a.	~~with a term of days.~~

b.	~~The undersigned [will] [will not] market the Bankers’ Acceptance directly.~~

~~The Canadian Committed Borrowing requested herein complies with clause (i) of the proviso to the first sentence of Section 3.01 of the Agreement.~~

Exhibit ~~A(C)~~B-1 to Devon Credit Agreement

~~DEVON CANADA CORPORATION~~
~~By:~~
~~Name:~~
~~Title:~~

~~EXHIBIT B(U.S.)-1~~

FORM OF ~~U.S.~~ BID REQUEST

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Lenders are invited to make ~~U.S.~~ Bid Loans:

1. On                                                                      (a Business Day).

2. In an aggregate amount not exceeding U.S. $                         (with any sublimits set forth below).

3. Comprised of (select one):

☐	~~U.S.~~ Bid Loans based on an Absolute Rate	☐	~~U.S.~~ Bid Loans based on ~~U.S. Dollar~~ Eurodollar Rate

~~U.S.~~ Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	day/mos	U.S. $
2	day/mos	U.S. $
3	day/mos	U.S. $

Exhibit ~~A(C)~~B-1 to Devon Credit Agreement

The ~~U.S.~~ Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

The ~~U.S.~~ Borrower authorizes the Administrative Agent to deliver this ~~U.S.~~ Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B~~(U.S.)~~-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting ~~U.S.~~ Competitive Bids.

DEVON ENERGY CORPORATION

By:
Name:
Title:

Exhibit ~~A(C)~~B-1 to Devon Credit Agreement

EXHIBIT B~~(C)-1~~-2

FORM OF ~~CANADIAN BID REQUEST~~

~~To:~~	~~Bank of America, N.A., as Administrative Agent~~

~~Ladies and Gentlemen:~~

~~Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, Devon Canada Corporation, an Alberta corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.~~

~~The Canadian Lenders are invited to make Canadian Bid Loans:~~

~~1. On                                                                                  (a Business Day).~~

~~2. In an aggregate amount not exceeding C $                        (with any sublimits set forth below).~~

~~3. Comprised of (select one):~~

☐	~~Canadian Bid Loans based on an Absolute Rate~~	☐	~~Canadian Bid Loans based on Canadian Dollar CDOR Rate~~

~~Canadian Bid Loan No.~~	~~Interest Period requested~~	~~Maximum principal amount requested~~
~~1~~	~~day/mos~~	~~C $~~
~~2~~	~~day/mos~~	~~C $~~
~~3~~	~~day/mos~~	~~C $~~

~~The Canadian Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 3.03(a) of the Agreement.~~

~~The Canadian Borrower authorizes the Administrative Agent to deliver this Canadian Bid Request to the Canadian Lenders. Responses by the Canadian Lenders must be in substantially the form of Exhibit B(C)-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 3.03 of the Agreement for submitting Canadian Competitive Bids.~~

Exhibit B~~(C)~~-~~1~~2 to Devon Credit Agreement

~~DEVON CANADA CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~EXHIBIT B(U.S.)-2~~

~~FORM OF U.S.~~ COMPETITIVE BID

                    , 20

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Exhibit B~~(C)-1~~2 to Devon Credit Agreement

In response to the ~~U.S.~~ Bid Request dated                                                     , 20    , the undersigned offers to make the following ~~U.S.~~ Bid Loan(s):

1. ~~U.S.~~ Borrowing date:                                                          (a Business Day).

2. In an aggregate amount not exceeding U.S. $                     (with any sublimits set forth below).

3. Comprised of:

~~U.S.~~ Bid Loan No.	Interest Period offered	~~U.S.~~ Bid Maximum	~~U.S.~~ Absolute Rate Bid or ~~U.S.~~ Eurodollar Margin Bid~~*~~*
1	day/mos	U.S. $	(- +)%
2	day/mos	U.S. $	(- +)%
3	day/mos	U.S. $	(- +)%

~~*~~	~~Expressed in multiples of 1/100th a basis point.~~
*	Expressed in multiples of 1/100th a basis point.

Exhibit B~~(C)-1~~2 to Devon Credit Agreement

Contact Person:	Telephone:

[LENDER]

By:
Name:
Title:

THIS SECTION IS TO BE COMPLETED BY THE ~~U.S.~~ BORROWER IF IT WISHES TO

ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

~~U.S.~~ Bid Loan No.	Principal Amount Accepted
U.S. $
U.S. $
U.S. $

DEVON ENERGY CORPORATION

By:
Name:
Title:

Date:                     , 20

Exhibit B~~(C)-1~~2 to Devon Credit Agreement

EXHIBIT ~~B(~~C~~)-2~~

~~FORM OF CANADIAN COMPETITIVE BID~~

                     ~~, 20~~

~~To: Bank of America, N.A., as Administrative Agent~~

~~Ladies and Gentlemen:~~

~~Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, Devon Canada Corporation, an Alberta corporation (“Devon Canada”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.~~

~~In response to the Canadian Bid Request dated                                                                  , 20    , the undersigned offers to make the following Canadian Bid Loan(s) to Devon Canada:~~

~~1. Canadian Borrowing date:                                                         (a Business Day).~~

~~2. In an aggregate amount not exceeding C$                             (with any sublimits set forth below).~~

~~3. Comprised of:~~

~~Canadian Bid Loan No.~~	~~Interest Period offered~~	~~Canadian Bid Maximum~~	~~Canadian Absolute Rate Bid or Canadian Margin Bid*~~
~~1~~	~~day/mos~~	~~C $~~	~~(- +)~~ 	%
~~2~~	~~day/mos~~	~~C $~~	~~(- +)~~ 	%
~~3~~	~~day/mos~~	~~C $~~	~~(- +)~~ 	%

~~*~~	~~Expressed in multiples of 1/100th a basis point.~~

Exhibit B~~(C)-1~~2 to Devon Credit Agreement

~~Contact Person:~~	~~Telephone:~~

~~[LENDER]~~

~~By:~~
~~Name:~~
~~Title:~~

~~THIS SECTION IS TO BE COMPLETED BY THE CANADIAN BORROWER IF IT WISHES TO~~

~~ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:~~

~~The offers made above are hereby accepted in the amounts set forth below:~~

~~Canadian Bid Loan No.~~	~~Principal Amount Accepted~~
~~C $~~
~~C $~~
~~C $~~

~~DEVON CANADA CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

~~Date: , 20~~

~~EXHIBIT C(U.S.)~~

FORM OF ~~U.S.~~ SWING LINE LOAN NOTICE

Date:                     , 20

To:	Bank of America, N.A., as ~~U.S.~~ Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Exhibit ~~B(~~C~~)-2~~ to Devon Credit Agreement

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests a ~~U.S.~~ Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of U.S. $ .

The ~~U.S.~~ Swing Line Borrowing requested herein complies with the requirements of clauses (x)(i) and (x)(iii) of the proviso to the first sentence of Section 2.05(a) of the Agreement.

DEVON ENERGY CORPORATION

By:
Name:
Title:

Exhibit ~~B(~~C~~) 2~~ to Devon Credit Agreement

~~EXHIBIT C(C)~~

~~FORM OF CANADIAN SWING LINE LOAN NOTICE~~

~~Date:                     ,20~~

~~To:~~	~~Bank of America, N.A., as Canadian Swing Line Lender~~

~~Bank of America, N.A., as Administrative Agent~~

~~Ladies and Gentlemen:~~

~~Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, Devon Canada Corporation, an Alberta corporation, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.~~

~~The undersigned hereby requests a Canadian Swing Line Loan:~~

~~1.~~	~~On (a Business Day).~~

~~2.~~	~~In the amount of [C $][U.S. $] .~~

~~The Canadian Swing Line Borrowing requested herein complies with the requirements of clauses (x)(i) and (x)(iii) of the proviso to the first sentence of Section 3.05(a) of the Agreement.~~

~~DEVON CANADA CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

EXHIBIT

D~~-1~~ FORM OF ~~U.S.~~ NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned (the “~~U.S.~~ Borrower”), hereby promises to pay to                                  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each ~~U.S.~~ Loan from time to time made by the Lender to the ~~U.S.~~ Borrower under that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among the ~~U.S.~~ Borrower~~, Devon Canada Corporation~~, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The ~~U.S.~~ Borrower promises to pay interest on the unpaid principal amount of each ~~U.S.~~ Loan from the date of such ~~U.S.~~ Loan until such principal amount is paid in full, at such interest rates and at

Exhibit ~~C(C)~~D to Devon Credit Agreement

such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to ~~U.S.~~ Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in U.S. Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This ~~U.S.~~ Note is one of the ~~U.S.~~ Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. ~~This U.S. Note is also entitled to the benefits of the U.S. Guaranty.~~ Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this ~~U.S.~~ Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this ~~U.S.~~ Note and endorse thereon the date, amount and maturity of its ~~U.S.~~ Loans and payments with respect thereto.

The ~~U.S.~~ Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this ~~U.S.~~ Note.

Exhibit ~~C(C)~~D to Devon Credit Agreement

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

DEVON ENERGY CORPORATION

By:
Name:
Title:

Exhibit ~~C(C)~~D to Devon Credit Agreement

~~U.S.~~ LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit ~~C(C)~~D to Devon Credit Agreement

~~EXHIBIT D-2~~

~~FORM OF CANADIAN NOTE~~

~~FOR VALUE RECEIVED, the undersigned (the “Canadian Borrower”), hereby promises to pay~~ to                         ~~or registered assigns (the “Canadian Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Canadian Loan from time to time made by the Canadian Lender to such Canadian Borrower under that certain Credit Agreement, effective as of October 5, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Canadian Borrower, Devon Energy Corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.~~

~~The Canadian Borrower promises to pay interest on the unpaid principal amount of each Canadian Loan from the date of such Canadian Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 3.05(f) of the Agreement with respect to Canadian Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Canadian Lender in the same currency in which the applicable Canadian Loans were advanced, in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.~~

~~This Canadian Note is one of the Canadian Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Canadian Note is also entitled to the benefits of the Canadian Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Canadian Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Canadian Lender shall be evidenced by one or more loan accounts or records maintained by the Canadian Lender in the ordinary course of business. The Canadian Lender may also attach schedules to this Canadian Note and endorse thereon the date, amount and maturity of its Canadian Loans and payments with respect thereto.~~

~~The Canadian Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Canadian Note.~~

Exhibit ~~D-2~~E to Devon Credit Agreement

~~THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.~~

~~DEVON CANADA CORPORATION~~

~~By:~~
~~Name:~~
~~Title:~~

Exhibit ~~D-2~~E to Devon Credit Agreement

~~CANADIAN LOANS AND PAYMENTS WITH RESPECT THERETO~~

~~Date~~	~~Type of Loan Made~~	~~Amount of Loan Made~~	~~End of Interest Period~~	~~Amount of Principal or Interest Paid This Date~~	~~Outstanding Principal Balance This Date~~	~~Notation Made By~~

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation (the “~~U.S.~~ Borrower”)~~, Devon Canada Corporation, an Alberta corporation~~, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Exhibit ~~D-2~~E to Devon Credit Agreement

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of the ~~U.S.~~ Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the ~~U.S.~~ Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The year-end audited financial statements required by Section 8.02(a) of the Agreement for the Fiscal Year of the ~~U.S.~~ Borrower ended as of the above date are [attached hereto as Schedule 1][available on the SEC’s EDGAR database and the ~~U.S.~~ Borrower’s website in the Annual Report on Form 10-K with respect to such Fiscal Year], together with the report and opinion of an independent certified public accountant required by such section. Such financial statements are accurate and complete.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The unaudited financial statements required by Section 8.02(b) of the Agreement for the Fiscal Quarter of the ~~U.S.~~ Borrower ended as of the above date are [attached hereto as Schedule 1][available on the SEC’s EDGAR database and the ~~U.S.~~ Borrower’s website in the Quarterly Report on Form 10-Q with respect to such Fiscal Quarter]. Such financial statements fairly present the financial condition, results of operations and cash flows of the ~~U.S.~~ Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the ~~U.S.~~ Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the ~~U.S.~~ Borrower during such fiscal period has been made, or has been caused to have been made, under the supervision of the undersigned with a view to determining whether during such fiscal period the ~~Borrowers~~Borrower performed and observed all ~~their~~its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, there is no condition or event which constitutes a Default as of the date hereof.]

—or—

[to the best knowledge of the undersigned, the following is a list of each condition or event which constitutes a Default as of the date hereof and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                        , 20    .

DEVON ENERGY CORPORATION

Exhibit ~~D-2~~E to Devon Credit Agreement

By:
Name:
Title:

Exhibit ~~D-2~~E to Devon Credit Agreement

For the Fiscal Quarter/Year ended                            (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

(U.S. $ in 000’s)

I.	CONSOLIDATED TOTAL FUNDED DEBT TO TOTAL CAPITALIZATION OF THE~~U.S.~~ BORROWER

a.	Consolidated Total Funded Debt as of Statement Date	U.S. $

b.	Shareholders’ Equity as of Statement Date	U.S. $

c.	Total Capitalization (sum of (a) plus (b))	U.S. $

d.	Ratio ((a) divided by (c))

Exhibit ~~D-2~~E to Devon Credit Agreement

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is effective as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] ~~[, as to its U.S. Commitment, and [Insert name of Canadian Lender Assignor], as to its Canadian Commitment] ([collectively,]~~ (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a ~~Lender and as a Canadian~~ Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the ~~U.S.~~ Committed Borrowings, ~~U.S. L/C Credit Extensions, U.S. Swing Line Loans, Canadian Committed Borrowings, Canadian~~ L/C Credit Extensions and ~~Canadian~~ Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ~~[~~, as Lender~~]~~

~~Assignor: [, as Canadian Lender]~~

2.	Assignee as Lender: [and is an Affiliate/Approved Fund of [identify Lender]]

~~Assignee as Canadian Lender: [and is an Affiliate/Approved Fund of [identify Lender]]~~

Exhibit F to Devon Credit Agreement

3.	~~U.S.~~ Borrower: Devon Energy Corporation

4.	~~Canadian Borrower: Devon Canada Corporation5.~~ Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

~~6.~~5.

Credit Agreement: Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time), by and among Devon Energy Corporation, a Delaware corporation (“~~U.S.~~ Borrower”), ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

~~7.6.~~	Assigned Interest:

Aggregate Amount of ~~U.S.~~ Commitment/ ~~U.S.~~ Committed Borrowings for all Lenders	Amount of ~~U.S.~~ Commitment/ ~~U.S.~~ Committed Borrowings Assigned	Percentage Assigned of ~~U.S.~~ Commitment/ ~~U.S.~~ Committed Borrowings		CUSIP Number
U.S. $	U.S. $		%
~~Aggregate Amount of Canadian Commitment/ Canadian Committed Borrowings for all Canadian Lenders~~	~~Amount of Canadian Maximum Commitment Assigned~~	~~Amount of Canadian Commitment/ Canadian Committed Borrowings Assigned~~		~~Percentage Assigned of Canadian Commitment/ Canadian Committed Borrowings~~
~~U.S. $ .~~ 	~~U.S. $~~ 		%

[~~8.~~7.	Trade Date: ]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit F to Devon Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

~~*~~ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

~~*~~ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:

ADD SIGNATURE BLOCKS FOR L/C ISSUERS AS APPLICABLE]

Consented to:

BANK OF AMERICA, N.A., as ~~U.S.~~ Swing Line Lender ~~[and Canadian Swing Line Lender]~~

By:
Name:
Title:

~~*Add additional signature blocks for Canadian Affiliates as necessary~~

[Consented to:

DEVON ENERGY CORPORATION, as the ~~U.S.~~ Borrower

Exhibit F to Devon Credit Agreement

By:
Name:
Title:]

Exhibit F to Devon Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

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STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the ~~U.S.~~ Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a ~~Lender and a Canadian~~ Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a ~~Lender and a Canadian~~ Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.02 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit F to Devon Credit Agreement

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F to Devon Credit Agreement

EXHIBIT G~~-1(U.S. Borrower)~~

FORM OF ADDITIONAL GUARANTY ~~OF THE U.S. BORROWER~~

THIS GUARANTY is made effective as of ~~October 5, 2018, by Devon Energy Corporation, a Delaware corporation~~[    , 20     ], by [            ], a [            ] (“Guarantor”), in favor of Administrative Agent (as defined in the Credit Agreement described below).

RECITALS

1. ~~Guarantor, as U.S. Borrower,~~ Devon ~~Canada~~Energy Corporation, ~~an Alberta~~a Delaware corporation (the “~~Canadian~~ Borrower”), Administrative Agent, and each Lender from time to time party thereto (collectively, “Lenders”) are parties to that certain Credit Agreement effective ~~of even date herewith (as~~as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, called the “Credit Agreement”). ~~Pursuant to the Credit Agreement, the Canadian Lenders (as defined in the Credit Agreement) have agreed to advance funds to the Canadian Borrower.~~

2. Pursuant to the Credit Agreement, ~~Canadian~~ Borrower has executed in favor of the ~~Canadian~~ Lenders, to the extent requested by the ~~Canadian~~ Lenders, the ~~Canadian~~ Notes (as from time to time amended, substituted, renewed or extended, in whole or in part).

3. ~~It is a condition precedent to Canadian Lenders’ obligations to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver this Guaranty to Administrative Agent.~~As of the date hereof, Guarantor is a Domestic Subsidiary of Borrower.

4. ~~As of the date hereof, Guarantor owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the outstanding shares of common capital stock of the Canadian Borrower.~~Borrower, Guarantor, and the other direct and indirect subsidiaries of Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

5. ~~Canadian Borrower, Guarantor, and the other direct and indirect subsidiaries of Guarantor are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.6.~~ The ~~board of directors~~governing body of Guarantor has determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from ~~Canadian~~ Lenders’ advancement of funds to ~~Canadian~~ Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce ~~Canadian~~ Lenders to advance funds under the Credit Agreement, Guarantor hereby agrees with Administrative Agent, for the benefit of Administrative Agent and ~~Canadian~~ Lenders as follows:

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

AGREEMENTS

Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to this Guaranty, any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

“Obligation Documents” means the ~~Canadian~~ Notes~~, the Bankers’ Acceptances~~, the Credit Agreement, the Loan Documents, and all other documents, instruments, agreements, certificates and other writings heretofore or hereafter delivered in connection herewith or therewith; provided that this Guaranty shall not be an “Obligation Document” for any purpose of this Guaranty.

“Obligors” means ~~Canadian~~ Borrower~~, Devon Financing LLC,~~ and any other endorsers, guarantors or obligors, primary or secondary (but in any case excluding Guarantor), of any or all of the Obligations.

Section 2. Guaranty.

(a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees, jointly with any other guarantors from time to time and severally, as a primary obligor and not merely as a surety and as a guaranty of payment and performance and not merely as a guaranty of collection, to Administrative Agent and each ~~Canadian~~ Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

(i) the ~~Canadian~~ Obligations, including all principal, all interest thereon and all other sums payable thereunder; and

(ii) ~~the Bankers’ Acceptances issued by Canadian Borrower and accepted by Canadian Lenders; and(iii)~~ all other sums payable by ~~Canadian~~ Borrower under the other Obligation Documents, whether for principal, interest, fees or otherwise.

Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition or post-bankruptcy interest, expenses, and other duties and liabilities of ~~Canadian~~ Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by ~~Canadian~~ Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving ~~the Canadian~~ Borrower.

(b) ~~Guarantor hereby irrevocably, absolutely, and unconditionally guarantees, jointly with any other guarantors from time to time and severally, as a primary obligor and not merely as a surety and as a guaranty of payment and performance and not merely as a guaranty of collection, to Administrative Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Canadian Borrower to Administrative Agent or such Lender under, by reason of, or pursuant to any of the Obligation Documents.(c)~~ If ~~Canadian~~ Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Administrative Agent, pay such Obligation in full to Administrative Agent for the benefit of Administrative Agent or the ~~Canadian~~ Lender to whom such

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

Obligation is owed. ~~If Canadian Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Administrative Agent, cause such Obligation to be performed or, if specified by Administrative Agent, provide sufficient funds, in such amount and manner as Administrative Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Administrative Agent or such other Person as Administrative Agent shall designate.~~

(d) If either ~~Canadian~~ Borrower or Guarantor fails to pay ~~or perform~~ any Obligation as described in the immediately preceding subsections (a)~~,~~ or (b) ~~or (c)~~ Guarantor will incur the additional obligation to pay to Administrative Agent, and Guarantor will forthwith upon demand by Administrative Agent pay to Administrative Agent, the amount of any and all reasonable and documented expenses, including reasonable and documented fees and disbursements of Administrative Agent’s counsel and of any agents retained by Administrative Agent, which Administrative Agent may incur as a result of such failure.

(e) All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future Taxes. If Guarantor shall be required by any Laws to deduct Taxes from or in respect of any payment under this Guaranty, or any other Taxes are at any time imposed on any payments under or in respect of this Guaranty, Guarantor shall comply with the procedures of, and make the additional payments required by, Section 5.01 of the Credit Agreement in the same manner as if all references therein to Borrower were deemed to be references to Guarantor, and, for the avoidance of doubt, Guarantor shall be entitled to the benefits of the provisions of Section 5.01(f) and Section 5.07 of the Credit Agreement as to all Taxes imposed with respect to this Guaranty and paid by Guarantor hereunder as if all references therein to Borrower were deemed to be references to Guarantor. Notwithstanding anything herein to the contrary, Guarantor shall not be required to pay any additional amounts in respect of Taxes to any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code who does not comply with the provisions applicable to Foreign Lenders set forth in Section 5.01(e) of the Credit Agreement.

(f) Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and, absent clearly demonstrable error, shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Obligations.

(g) The liability of Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

Section 3. Unconditional Guaranty.

(a) No action which Administrative Agent or any ~~Canadian~~ Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by ~~Canadian~~ Borrower to Administrative Agent or any ~~Canadian~~ Lender), and no course of dealing of Administrative Agent or any ~~Canadian~~ Lender with any Obligor or any other Person except Guarantor, shall release or diminish Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any ~~Canadian~~ Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Administrative Agent or any ~~Canadian~~ Lender or any Obligor. Without limiting the foregoing, Guarantor hereby expressly agrees that Administrative Agent and ~~Canadian~~ Lenders may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

(i) Make an agreement with ~~any~~the Borrower to amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

(ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

(iii) Accelerate, make an agreement with ~~any~~the Borrower to change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

(iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

(v) Discharge, release, substitute or make an agreement with ~~any~~the Borrower or any other Person to add Obligors.

(vi) Apply all monies received from Obligors or others as Administrative Agent or ~~Canadian~~ Lenders may determine to be in their best interest, without in any way being required to marshal assets or to apply all or any part of such monies upon any particular Obligations.

(b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any ~~Canadian~~ Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:

(i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

(ii) The failure by Administrative Agent or any ~~Canadian~~ Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

(iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Administrative Agent or any ~~Canadian~~ Lender.

(iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

(v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Administrative Agent or any ~~Canadian~~ Lender.

(vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

(vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

(c) Administrative Agent and ~~Canadian~~ Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any security now or hereafter existing for the payment or performance of any of the Obligations. Administrative Agent and ~~Canadian~~ Lenders may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any Obligor.

(d) If any payment to Administrative Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state, provincial or federal laws, or if for any other reason Administrative Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Administrative Agent or such ~~Canadian~~ Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Administrative Agent or such ~~Canadian~~ Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Administrative Agent and ~~Canadian~~ Lenders.

(e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

Section 4. Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the Obligation Documents:

(a) notice of the incurrence of any Obligation by ~~Canadian~~ Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of ~~Canadian~~ Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Administrative Agent nor any ~~Canadian~~ Lender shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Administrative Agent and ~~Canadian~~ Lenders are hereby authorized to assume that Guarantor, by virtue of its relationships with ~~Canadian~~ Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever ~~Canadian~~ Lenders extend credit to ~~Canadian~~ Borrower or take any other action which may change or increase Guarantor’s liabilities or losses hereunder);

(b) notice that Administrative Agent, any ~~Canadian~~ Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation;

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

(c) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance; and

(d) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Section 5. Exercise of Remedies. Administrative Agent, on behalf of ~~Canadian~~ Lenders, shall have the right to enforce, from time to time, in any order and at Administrative Agent’s sole discretion, any rights, powers and remedies which Administrative Agent or the ~~Canadian~~ Lenders may have under this Guaranty or the Obligation Documents or otherwise; and Guarantor shall be liable to Administrative Agent and each ~~Canadian~~ Lender hereunder for any deficiency resulting from the exercise by Administrative Agent, on behalf of ~~Canadian~~ Lenders, of any such right or remedy even though any rights which Guarantor may have against ~~Canadian~~ Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Administrative Agent, on behalf of ~~Canadian~~ Lenders, to exercise, and no delay in exercising, any right hereunder or under this Guaranty or any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent, on behalf of ~~Canadian~~ Lenders, provided herein and in the Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative Agent, on behalf of ~~Canadian~~ Lenders, hereunder are not conditional or contingent on any attempt by Administrative Agent or any ~~Canadian~~ Lender to exercise any of its rights under this Guaranty or any Obligation Document against Guarantor, any Obligor or any other Person.

Section 6. Limited Subrogation. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor in connection with this Guaranty, and Guarantor hereby waives any rights to enforce any remedy in connection herewith which Guarantor may have against ~~Canadian~~ Borrower until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights or any such other remedy is exercised in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. If Guarantor shall make payment to Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Administrative Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above.

Section 7. Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated ~~(other than~~except, for avoidance of doubt, pursuant to a transaction not ~~in violation of Section 9.03 of~~prohibited by the Credit Agreement~~), but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor~~. This Guaranty shall (a) bind Guarantor and its successors and permitted assigns under the preceding sentence and (b) apply to and inure to the benefit of Administrative Agent and ~~Canadian~~ Lenders and their successors or assigns. Without limiting the generality of the immediately preceding sentence, Administrative Agent and each ~~Canadian~~ Lender may (subject to the provisions of the Credit Agreement) assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Administrative Agent and each

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

~~Canadian~~ Lender may assign or otherwise transfer its rights or any portion thereof under this Guaranty and any Obligation Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Administrative Agent or such ~~Canadian~~ Lender hereunder unless otherwise expressly provided by Administrative Agent or such ~~Canadian~~ Lender in connection with such assignment or transfer.

Section 8. ~~Subordination and~~ Offset. Guarantor hereby ~~subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Canadian Borrower to Guarantor. Guarantor agrees that upon and during the occurrence of any Event of Default it will neither permit Canadian Borrower to repay such indebtedness or any part thereof nor accept payment from Canadian Borrower of such indebtedness or any part thereof without the prior written consent of Administrative Agent and Lenders. If Guarantor receives any such payment without the prior written consent of Administrative Agent and Lenders, such amounts shall forthwith be paid over to Administrative Agent and applied in whole or in part by Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. Guarantor hereby agrees that each Canadian~~agrees that each Lender shall have the right to offset (which shall be in addition to all other interests, liens, and rights of any ~~Canadian~~ Lender at common Law, under the Loan Documents, or otherwise) (a) any and all moneys, securities or other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to any ~~Canadian~~ Lender for the account of Guarantor, (b) any and all deposits (general or special, time or demand, provisional or final) of Guarantor with any ~~Canadian~~ Lender, (c) any other credits and balances of Guarantor at any time existing against any ~~Canadian~~ Lender, including claims under certificates of deposit, and (d) any indebtedness owed or payable by any ~~Canadian~~ Lender to Guarantor at any time against ~~Canadian~~ Obligations due to it that have not been paid when due. At any time and from time to time after the occurrence of any Event of Default and during the continuance thereof, each ~~Canadian~~ Lender is hereby authorized to offset against the ~~Canadian~~ Obligations then due and payable to it (in either case without notice to Guarantor), any and all items hereinabove referred to. To the extent that Guarantor has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to Guarantor for the account of, third party royalty or joint interest owners. Each ~~Canadian~~ Lender (by having the benefits of this Guaranty) agrees promptly to notify ~~the~~ Guarantor and the Administrative Agent after any such set-off and application made by such ~~Canadian~~ Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9. Representations and Warranties. Guarantor hereby represents and warrants to Administrative Agent and each ~~Canadian~~ Lender as follows:

(a) The Recitals at the beginning of this Guaranty are true and correct in all respects.

(b) Each of the representations and warranties contained in Article 7 of the Credit Agreement is true, insofar as it refers to Guarantor, or to the assets, operations, conditions, agreements, business or actions of Guarantor, or to the Loan Documents to which it is a party.

(c) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.

(d) ~~The~~ Guarantor is solvent (as such term is used in applicable Debtor Relief Laws).

Section 10. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Administrative Agent on behalf of ~~Canadian~~

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent on behalf of ~~Canadian~~ Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 11. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

Section 12. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

Section 13. Term. ~~This Guaranty shall be irrevocable until~~Notwithstanding anything in this Guaranty or any Obligation Document to the contrary, Guarantor shall automatically be released from its obligations hereunder and the Guaranty shall be automatically released (a) upon consummation of any transaction or related series of transactions not prohibited under the Credit Agreement or (b) upon complete and final payment and performance of all of the Obligations ~~have been completely and finally paid and performed,~~ and no ~~Canadian~~ Lender has any obligation to make any loans or other advances to ~~Canadian~~ Borrower~~, and~~; provided that this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Administrative Agent or ~~Canadian~~ Lenders to ~~Canadian~~ Borrower under any Obligation Document shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

Section 14. Notices. Any notice or communication required or permitted hereunder shall be given ~~as provided in the Credit Agreement.~~in writing, sent by personal delivery, by facsimile, by delivery service with proof of delivery, or by registered or certified Canadian or U.S. mail, as applicable, postage prepaid, or to the extent permitted under Section 12.02(b) of the Credit Agreement, by electronic communications, in each case addressed to the appropriate party as follows:

To Guarantor:         [     ]

To Administrative Agent:                     [     ]

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) of the Credit Agreement, shall be effective as provided in such Section 12.02(b) of the Credit Agreement.

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

Section 15. Limitation on Interest. Administrative Agent, ~~Canadian~~ Lenders and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

Section 16. Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to Guarantor.

Section 17. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.

Section 18. Governing Law.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH ~~CANADIAN~~ LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAWS OF THE UNITED STATES.

(b) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

(c) GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 19. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE AGENT, AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY SUCH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 20. ~~Currency Conversion and Currency Indemnity.~~

~~(a) Guarantor shall make payment relative to any Obligation in the currency (the “Agreed Currency”) in which the underlying Obligation was incurred. If any payment is received on account of any Obligation in any currency (the “Other Currency”) other than the Agreed Currency (whether pursuant to an order or judgment or the enforcement thereof or the liquidation of Guarantor or otherwise howsoever), such payment shall constitute a discharge of the liability of Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Agreed Currency which the relevant Lenders are able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.~~

~~(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event Guarantor shall be obligated to pay the Lenders any deficiency in accordance with Section 20(c). For the foregoing purposes “rate of exchange” means the rate at which the relevant Lenders, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.~~

~~(c) If any Lender receives any payment or payments on account of the liability of Guarantor hereunder pursuant to any judgment or order in any Other Currency, and the amount of the Agreed Currency which the relevant Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after~~

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

~~deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then Guarantor shall within five Business Days after demand, and Guarantor hereby agrees to, indemnify and save such Lender harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 20(c) shall constitute an obligation separate and independent from all other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.Section 21.~~ Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exhibit G~~-1(U.S. Borrower)~~ to Devon Credit Agreement

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

~~DEVON ENERGY CORPORATION~~

[GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED: BANK OF AMERICA, N.A.

By:
Name:
Title:

Page 1	Exhibit G to Devon Credit Agreement

~~EXHIBIT G-2(Devon Financing)~~

~~FORM OF GUARANTY OF DEVON FINANCING LLC~~

~~THIS GUARANTY is made effective as of October 5, 2018, by Devon Financing Company, L.L.C., a Delaware limited liability company (“Guarantor”), in favor of Administrative Agent (as defined in the Credit Agreement described below).~~

~~RECITALS~~

~~1. Devon Energy Corporation, a Delaware corporation (“U.S. Borrower”), Devon Canada Corporation, an Alberta corporation (the “Canadian Borrower” and, together with U.S. Borrower, “Borrowers”), Administrative Agent, and each lender from time to time party thereto (collectively, “Lenders”) are parties to that certain Credit Agreement of even date herewith (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders have agreed to advance funds to Borrowers.~~

~~2. Pursuant to the Credit Agreement, U.S. Borrower has executed in favor of Lenders, to the extent requested by the Lenders, the U.S. Notes (as from time to time amended, substituted, renewed or extended, in whole or in part).~~

~~3. Pursuant to the Credit Agreement, Canadian Borrower has executed in favor of Canadian Lenders (as defined in the Credit Agreement), to the extent requested by the Canadian Lenders, the Canadian Notes (as from time to time amended, substituted, renewed or extended, in whole or in part).~~

~~4. It is a condition precedent to Lenders’ obligations to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver this Guaranty to Administrative Agent.~~

~~5. As of the date hereof, U.S. Borrower owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the outstanding equity interests in Guarantor.~~

~~6. U.S. Borrower, Guarantor, and the other direct and indirect subsidiaries of U.S. Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.~~

~~7. The governing body of Guarantor has determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.~~

Page 1	Exhibit G to Devon Credit Agreement

~~NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders’ advances of funds to Borrowers under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds under the Credit Agreement, Guarantor hereby agrees with Administrative Agent, for the benefit of Administrative Agent and Lenders as follows:~~

~~AGREEMENTS~~

~~Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes.~~

~~All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to this Guaranty, any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:~~

~~“Obligations” means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.~~

~~“Obligation Documents” means the U.S. Notes, the Canadian Notes, the Bankers’ Acceptances, the Credit Agreement, the Loan Documents, and all other documents, instruments, agreements, certificates and other writings heretofore or hereafter delivered in connection herewith or therewith; provided that this Guaranty shall not be an “Obligation Document” for any purpose of this Guaranty.~~

~~“Obligors” means each Borrower, and any other endorsers, guarantors or obligors, primary or secondary (but in any case excluding Guarantor), of any or all of the Obligations.~~

~~Section 2. Guaranty.~~

~~(a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees, jointly with any other guarantors from time to time and severally, as a primary obligor and not merely as a surety and as a guaranty of payment and performance and not merely as a guaranty of collection, to Administrative Agent and each Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:~~

~~(i) the U.S. Obligations, including all principal, all interest thereon and all other sums payable thereunder;~~

~~(ii) the Canadian Obligations, including all principal, all interest thereon and all other sums payable thereunder;~~

Page 2	Exhibit G to Devon Credit Agreement

~~(iii) the Bankers’ Acceptances issued by Canadian Borrower and accepted by Canadian Lenders; and~~

~~(iv) all other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise.~~

~~Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition or post-bankruptcy interest, expenses, and other duties and liabilities of Borrowers described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrowers but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving any Borrower.~~

~~(b) If any Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Administrative Agent, pay such Obligation in full to Administrative Agent for the benefit of Administrative Agent or the Lender to whom such Obligation is owed.~~

~~(c) If any Borrower or Guarantor fails to pay any Obligation as described in the immediately preceding subsections (a) or (b) Guarantor will incur the additional obligation to pay to Administrative Agent, and Guarantor will forthwith upon demand by Administrative Agent pay to Administrative Agent, the amount of any and all reasonable and documented expenses, including reasonable and documented fees and disbursements of Administrative Agent’s counsel and of any agents retained by Administrative Agent, which Administrative Agent may incur as a result of such failure.~~

~~(d) All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future Taxes. If Guarantor shall be required by any Laws to deduct Taxes from or in respect of any payment under this Guaranty, or any other Taxes are at any time imposed on any payments under or in respect of this Guaranty, Guarantor shall comply with the procedures of, and make the additional payments required by, Section 5.01 of the Credit Agreement, and, for the avoidance of doubt, Guarantor shall be entitled to the benefits of the provisions of Section 5.01(f) and Section 5.07 of the Credit Agreement as to all Taxes imposed with respect to this Guaranty and paid by Guarantor hereunder as if all references therein to Borrower were deemed to be references to Guarantor. Notwithstanding anything herein to the contrary, Guarantor shall not be required to pay any additional amounts in respect of Taxes to any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code who does not comply with the provisions applicable to Foreign Lenders set forth in Section 5.01(e) of the Credit Agreement.~~

~~(e) Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and, absent clearly demonstrable error, shall be binding upon Guarantor and conclusive for the purpose of establishing the amount of the Obligations.~~

Page 3	Exhibit G to Devon Credit Agreement

~~(f) The liability of Guarantor hereunder shall be limited to the maximum amount of liability that can be incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.~~

~~Section 3. Unconditional Guaranty.~~

~~(a) No action which Administrative Agent or any Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by any Borrower to Administrative Agent or any Lender), and no course of dealing of Administrative Agent or any Lender with any Obligor or any other Person except Guarantor, shall release or diminish Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Administrative Agent or any Lender or any Obligor. Without limiting the foregoing, Guarantor hereby expressly agrees that Administrative Agent and Lenders may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:~~

~~(i) Make an agreement with any Borrower to amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.~~

~~(ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.~~

~~(iii) Accelerate, make an agreement with any Borrower to change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).~~

~~(iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.~~

~~(v) Discharge, release, substitute or make an agreement with any Borrower or any other Person to add Obligors.~~

~~(vi) Apply all monies received from Obligors or others as Administrative Agent or Lenders may determine to be in their best interest, without in any way being required to marshal assets or to apply all or any part of such monies upon any particular Obligations.~~

Page 4	Exhibit G to Devon Credit Agreement

~~(b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Administrative Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:~~

~~(i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.~~

~~(ii) The failure by Administrative Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.~~

~~(iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Administrative Agent or any Lender.~~

~~(iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.~~

~~(v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Administrative Agent or any Lender.~~

~~(vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.~~

~~(vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.~~

Page 5	Exhibit G to Devon Credit Agreement

~~(c) Administrative Agent and Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any security now or hereafter existing for the payment or performance of any of the Obligations. Administrative Agent and Lenders may maintain an action against Guarantor on this Guaranty without joining any Obligor therein and without bringing a separate action against any Obligor.~~

~~(d) If any payment to Administrative Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state, provincial or federal laws, or if for any other reason Administrative Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Administrative Agent or such Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Administrative Agent and Lenders.~~

~~(e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.~~

~~Section 4. Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the Obligation Documents:~~

~~(a) notice of the incurrence of any Obligation by any Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of any Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Administrative Agent nor any Lender shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Administrative Agent and Lenders are hereby authorized to assume that Guarantor, by virtue of its relationships with Borrowers which are independent of this Guaranty, has full and complete knowledge of such matters whenever Lenders extend credit to any Borrower or take any other action which may change or increase Guarantor’s liabilities or losses hereunder);~~

~~(b) notice that Administrative Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation;~~

~~(c) demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance; and~~

~~(d) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.~~

Page 6	Exhibit G to Devon Credit Agreement

~~Section 5. Exercise of Remedies. Administrative Agent, on behalf of Lenders, shall have the right to enforce, from time to time, in any order and at Administrative Agent’s sole discretion, any rights, powers and remedies which Administrative Agent or the Lenders may have under this Guaranty or the Obligation Documents or otherwise; and Guarantor shall be liable to Administrative Agent and each Lender hereunder for any deficiency resulting from the exercise by Administrative Agent, on behalf of Lenders, of any such right or remedy even though any rights which Guarantor may have against any Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Administrative Agent, on behalf of Lenders, to exercise, and no delay in exercising, any right hereunder or under this Guaranty or any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Administrative Agent, on behalf of Lenders, provided herein and in the Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Administrative Agent, on behalf of Lenders, hereunder are not conditional or contingent on any attempt by Administrative Agent or any Lender to exercise any of its rights under this Guaranty or any Obligation Document against Guarantor, any Obligor or any other Person.~~

~~Section 6. Limited Subrogation. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor in connection with this Guaranty, and Guarantor hereby waives any rights to enforce any remedy in connection herewith, which Guarantor may have against Borrowers until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights or any such other remedy is exercised in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Administrative Agent to be held by Administrative Agent, or then or at any time thereafter applied in whole or in part by Administrative Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Administrative Agent shall elect. If Guarantor shall make payment to Administrative Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Administrative Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above.~~

~~Section 7. Successors and Assigns. Guarantor’s rights or obligations hereunder may not be assigned or delegated except (a) as permitted by the Credit Agreement, and (b) in connection with (i) an assignment to (or consolidation or merger with) U.S. Borrower referenced in Section 13 (in which case, subject to the terms of Section 13, this Guaranty shall terminate automatically) or (ii) an assignment to a Subsidiary of U.S. Borrower of all (but not less than all) of Guarantor’s rights and obligations in, to and under the Indebtedness referred to in Section 9.01(k) of the Credit Agreement, the release of Guarantor from all obligations and liabilities with respect to such Indebtedness, and termination of any and all commitments pursuant to which such Indebtedness could thereafter be borrowed or reborrowed by Guarantor (it being understood and agreed that, in the case of this clause (ii), the Administrative Agent shall be entitled to receive from such Subsidiary of U.S. Borrower a confirmation of its obligations under this Guaranty, in a form reasonably satisfactory to the Administrative Agent). This Guaranty shall (a) bind Guarantor and its successors and permitted assigns under the preceding sentence, and (b) apply to and inure to the benefit of Administrative Agent and Lenders and their successors or assigns. Without limiting the generality of the immediately preceding sentence, Administrative Agent and each Lender may (subject to the provisions of the Credit Agreement) assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Administrative Agent and each Lender may assign or otherwise transfer its rights or any portion thereof under this Guaranty and any Obligation~~

Page 7	Exhibit G to Devon Credit Agreement

~~Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Administrative Agent or such Lender hereunder unless otherwise expressly provided by Administrative Agent or such Lender in connection with such assignment or transfer.~~

~~Section 8. Offset. Guarantor hereby agrees that each Lender shall have the right to offset (which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise) (a) any and all moneys, securities or other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to any Lender for the account of Guarantor, (b) any and all deposits (general or special, time or demand, provisional or final) of Guarantor with any Lender, (c) any other credits and balances of Guarantor at any time existing against any Lender, including claims under certificates of deposit, and (d) any indebtedness owed or payable by any Lender to Guarantor at any time against Obligations due to it that have not been paid when due. At any time and from time to time after the occurrence of any Event of Default and during the continuance thereof, each Lender is hereby authorized to offset against the Obligations then due and payable to it (in either case without notice to Guarantor), any and all items hereinabove referred to. To the extent that Guarantor has accounts designated as royalty or joint interest owner accounts, the foregoing right of offset shall not extend to funds in such accounts which belong to, or otherwise arise from payments to Guarantor for the account of, third party royalty or joint interest owners. Each Lender (by having the benefits of this Guaranty) agrees promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.~~

~~Section 9. Representations and Warranties. Guarantor hereby represents and warrants to Administrative Agent and each Lender as follows:~~

~~(a) The Recitals at the beginning of this Guaranty are true and correct in all respects.~~

~~(b) Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; and Guarantor has all requisite power and authority to execute, deliver and perform this Guaranty.~~

~~(c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary action and do not and will not contravene its Organizational Documents, unless such contravention would not reasonably be expected to have a Material Adverse Effect.~~

~~(d) The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties that would reasonably be expected to have a Material Adverse Effect.~~

~~(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty, unless failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.~~

Page 8	Exhibit G to Devon Credit Agreement

~~(f) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.~~

~~(g) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which would reasonably be expected to have a Material Adverse Effect or which would materially and adversely affect Guarantor’s ability to perform its obligations hereunder.~~

~~(h) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.~~

~~(i) The Guarantor is solvent (as such term is used in applicable Debtor Relief Laws).~~

~~(j) The financial data and other information, taken as a whole, concerning the Guarantor which has been furnished to Administrative Agent and each Lender to induce it to accept this Guaranty (or otherwise furnished to Administrative Agent and each Lender in connection with the transactions contemplated hereby or associated herewith) does not contain any untrue statement of a material fact or omit to state any material fact known by Guarantor (other than industry-wide risks normally associated with the types of businesses conducted by the Guarantor) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made; provided that all such information is to be viewed in conjunction with the SEC Filings.~~

~~(k) Neither Guarantor, nor, to the knowledge of the Guarantor, any director, officer or employee thereof, is an individual or entity that is, or is owned 50% or more or controlled by any individual or entity that is: (i) currently the target of any Sanctions, (ii) included on the SDN List or (iii) permanently located, organized or residing in any Designated Jurisdiction. Guarantor is in compliance in all material respects with the Sanctions.~~

~~Section 10. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Administrative Agent on behalf of Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Administrative Agent on behalf of Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.~~

~~Section 11. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.~~

~~Section 12. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and~~

Page 9	Exhibit G to Devon Credit Agreement

~~“this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.~~

~~Section 13. Term. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, and no Lender has any obligation to make any loans or other advances to any Borrower, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d); provided, however, that (x) if Guarantor assigns to U.S. Borrower all (but not less than all) of its rights and obligations in, to and under the Indebtedness referred to in Section 9.01(k) of the Credit Agreement (provided Guarantor has provided to Administrative Agent written notice of such assignment and release and copies of such documentation with respect to such assignment and release as may be reasonably requested by Administrative Agent) and assigns to U.S. Borrower (or terminates) any and all commitments pursuant to which such Indebtedness could thereafter be borrowed or reborrowed and if Guarantor is released from all obligations and liabilities with respect to such Indebtedness, or (y) if Guarantor prepays, repays, redeems in full or otherwise ceases to be obligated with respect to such Indebtedness or to be the beneficiary of any such commitment, or (z) if Guarantor consolidates or merges with and into the U.S. Borrower, then this Guaranty shall terminate automatically and without any further action or consent of any other Person concurrently with, and the terms and provisions hereof shall have no further force or effect following, the consummation of such assignment, prepayment, repayment, redemption, consolidation, merger or other transaction. All extensions of credit and financial accommodations heretofore or hereafter made by Administrative Agent or Lenders to Borrowers under any Obligation Document shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.~~

~~Section 14. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by facsimile, by delivery service with proof of delivery, or by registered or certified Canadian or U.S. mail, as applicable, postage prepaid, or to the extent permitted under Section 12.02(b) of the Credit Agreement, by electronic communications, in each case addressed to the appropriate party as follows:~~

~~To Guarantor:~~	~~333 W. Sheridan Avenue Oklahoma City, Oklahoma 73102-Attention: Alana D. Tetrick Telephone: (405) 228-2822 Facsimile: (405) 228-4854 Electronic Mail: Alana.Tetrick@dvn.com~~

~~To Administrative Agent:~~

~~555 California St, 4th Floor~~

~~Mail Code: CA5-705-04-09~~

~~Dallas, Texas 75202-3714~~

~~Attention: Anthea Del Bianco~~

~~Telephone: (415) 436-2776~~

~~Facsimile: (415) 503-5101~~

~~Electronic Mail: anthea.del_bianco@baml.com~~

~~or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Notices and other communications sent by~~

Page 10	Exhibit G to Devon Credit Agreement

~~hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 12.02(b) of the Credit Agreement, shall be effective as provided in such Section 12.02(b) of the Credit Agreement.~~

~~Section 15. Limitation on Interest. Administrative Agent, Lenders and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and he provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.~~

~~Section 16. Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby ratifies, confirms and approves the Credit Agreement and the other Loan Documents and, in particular, any provisions thereof which relate to Guarantor.~~

~~Section 17. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.~~

~~Section 18. Governing Law.~~

~~(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAWS OF THE UNITED STATES.~~

~~(b) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR~~

Page 11	Exhibit G to Devon Credit Agreement

~~PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.~~

~~(c) GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.~~

~~Section 19. WAIVER OF JURY TRIAL. GUARANTOR, ADMINISTRATIVE AGENT, AND EACH LENDER (BY HAVING THE BENEFITS OF THIS GUARANTY) HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY SUCH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND ANY OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.~~

~~Section 20. Currency Conversion and Currency Indemnity.~~

~~(a) Guarantor shall make payment relative to any Obligation in the currency (the “Agreed Currency”) in which the underlying Obligation was incurred. If any payment is received on account of any Obligation in any currency (the “Other Currency”) other than the Agreed Currency (whether pursuant to an order or judgment or the enforcement thereof or the liquidation of Guarantor or otherwise howsoever), such payment shall constitute a discharge of the liability of Guarantor hereunder in respect of such Obligation only to the extent of the amount of the Agreed Currency which the relevant Lenders are able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.~~

Page 12	Exhibit G to Devon Credit Agreement

~~(b) If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event Guarantor shall be obligated to pay the Lenders any deficiency in accordance with Section 20(c). For the foregoing purposes “rate of exchange” means the rate at which the relevant Lenders, as applicable, in accordance with their normal banking procedures are able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.~~

~~(c) If any Lender receives any payment or payments on account of the liability of Guarantor hereunder pursuant to any judgment or order in any Other Currency, and the amount of the Agreed Currency which the relevant Lender is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such Obligations immediately prior to such judgment or order, then Guarantor shall within five Business Days after demand, and Guarantor hereby agrees to, indemnify and save such Lender harmless from and against any loss, cost or expense arising out of or in connection with such deficiency. The agreement of indemnity provided for in this Section 20(c) shall constitute an obligation separate and independent from all other obligations contained in this Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.~~

~~Section 21. Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.~~

~~[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]~~

Page 13	Exhibit G to Devon Credit Agreement

~~IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.~~

~~DEVON FINANCING COMPANY, L.L.C.~~

~~By:~~
~~Name:~~
~~Title:~~
~~ACKNOWLEDGED AND ACCEPTED: BANK OF AMERICA, N.A.~~

~~By:~~
~~Name: Title:~~EXHIBIT H

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on: (i) IRS Form W-8BEN or (ii) an IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

Page 14	Exhibit G to Devon Credit Agreement

By:
Name:
Title:

Date:	, 20

Page 15	Exhibit G to Devon Credit Agreement

EXHIBIT H

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:         , 20

Page 1	Exhibit G to Devon Credit Agreement

EXHIBIT H

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20

Page 1	Exhibit G to Devon Credit Agreement

EXHIBIT H

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, effective as of October 5, 2018 (as amended by that certain First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), by and among Devon Energy Corporation, a Delaware corporation, ~~Devon Canada Corporation, an Alberta corporation,~~ each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20

Exhibit H U.S. Tax Compliance Certificate

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$185,000,000.00	6.166666667%
The Bank of Nova Scotia, Houston Branch	$185,000,000.00	6.166666667%
Citibank, N.A.	$185,000,000.00	6.166666667%
JPMorgan Chase Bank, N.A.	$185,000,000.00	6.166666667%
Mizuho Bank, Ltd.	$185,000,000.00	6.166666667%
Royal Bank of Canada	$185,000,000.00	6.166666667%
Wells Fargo Bank, National Association	$185,000,000.00	6.166666667%
Bank of Montreal	$170,500,000.00	5.683333333%
Barclays Bank PLC	$170,500,000.00	5.683333333%
Branch Banking and Trust Company	$170,500,000.00	5.683333333%
Canadian Imperial Bank of Commerce, New York Branch	$170,500,000.00	5.683333333%
Export Development Canada	$170,500,000.00	5.683333333%
Goldman Sachs Bank USA	$170,500,000.00	5.683333333%
Morgan Stanley Bank, N.A.	$170,500,000.00	5.683333333%
MUFG Bank, Ltd.	$170,500,000.00	5.683333333%
The Toronto-Dominion Bank, New York Branch	$170,500,000.00	5.683333333%
U.S. Bank National Association	$170,500,000.00	5.683333333%

TOTAL	$3,000,000,000.00	100.00000000%

Page 1	Schedule 2.01 to Devon Credit Agreement

SCHEDULE 12.02

ADMINISTRATIVE AGENT’S OFFICE,

CERTAIN ADDRESSES FOR NOTICES

DEVON ENERGY CORPORATION:

333 W. Sheridan Avenue

Oklahoma City, Oklahoma 73102-5015

Attention:       Alana Tetrick

Telephone:     (405) 228-2822

Facsimile:      (405) 228-4854

Electronic Mail:       Alana.Tetrick@dvn.com

Website Address:     www.devonenergy.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

BANK OF AMERICA, N.A.

Mail Code: TX2-984-03-23

Building C

2380 Performance Dr.

Richardson, Texas 75082

Attention:       Grant Brandon

Telephone:     (469) 201-9581

Facsimile:      (214) 290-9511

Electronic Mail: grant.brandon@baml.com

For payments related to the Borrower:

ABA#: 026009593

Account No. 1366072250600

ATTN: Wire Clearing Acct for Syn Loans

Ref: Devon Energy Corporation

Other Notices as Administrative Agent:

BANK OF AMERICA, N.A.

Agency Management

555 California St, 4th Floor

Mail Code: CA5-705-04-09

San Francisco, CA 94104

Attention: Anthea Del Bianco

Telephone:       (415) 436-2776

Facsimile:        (415) 503-5101

Electronic Mail:     anthea.del_bianco@baml.com

Page 1	Schedule 12.02 to Devon Credit Agreement

SWING LINE LENDER:

BANK OF AMERICA, N.A.

Mail Code: TX2-984-03-23

Building C

2380 Performance Dr.

Richardson, Texas 75082

Attention:         Grant Brandon

Telephone:      (469) 201-9581

Facsimile:        (214) 290-9511

Electronic Mail: grant.brandon@baml.com

Page 2	Schedule 12.02 to Devon Credit Agreement

L/C ISSUERS:

BANK OF AMERICA:

Bank of America, N.A., as an Issuing Bank

Bank of America, N.A.

Mail Code: PA6-580-02-30

One Fleet Way Scranton, PA 18507

Attention: Mike Grizzanti

Phone:       570.496.9621

Fax:           800.755.8743

Electronic Mail: michael.a.grizzanti@baml.com

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH:

Bank of Nova Scotia

1 Queen Street East, 2nd Floor, Toronto, Ontario, Canada M5C 2W5

Attention: Linda Hu

Phone:      416-933-8025

Electronic Mail: Linda Hu <linda.hu@scotiabank.com>

CITIBANK, N.A.:

Citibank, N.A.

811 Main Street, Suite 4000

Houston, Texas 77002

Attention: Mario Duran

Phone:      (713) 821-4772

Fax:          (281) 407-3570

Electronic Mail: mario.duran@citi.com

and

1615 Brett Road, Ops III

New Castle, DE 19720

Attention: Gopinath Elangovan

Citi Letters of Credit Team

Phone: (201)751-7466

Fax: (646)274-5000

Email: global.loans.lcrecon@citi.com

Page 3	Schedule 12.02 to Devon Credit Agreement

JPMORGAN:

JPMorgan Chase Bank, N.A.

JPM-Delaware Loan Operations

Sarjapur Outer Ring Rd, Vathur Hobli,

Floor 1

Bangalore, 560 087, India

Attention: Shashank Jain

Telephone:(+91-80) 66764242

Facsimile: (201) 244-3885

Electronic Mail: shashank.m.jain@jpmorgan.com

MIZUHO BANK, LTD.:

Mizuho Bank, Ltd.

Eva Millas Russo

Director, Risk and Collateral Management Group

Attention: RCMGNY@mizuhocbus.com

Phone: 212-282-3224

Fax: 212-282-3294

Electronic Mail: eva.millasrusso@mizuhocbus.com

ROYAL BANK OF CANADA:

Royal Bank of Canada

30 Hudson Street, 28th floor

Jersey City, NJ 07302-4699

Attention: Credit Administration

Phone: 212-428-6298

Fax: 212-428-3015

Electronic Mail: CM-USA-NYCreditAdministration@rbc.com

WELLS FARGO BANK, NATIONAL ASSOCIATION:

Wells Fargo Bank, National Association

1000 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: Brandon Dunn

Phone:     713-319-1855

Fax:         713-319-1925

Electronic Mail: brandon.l.dunn@wellsfargo.com

Page 4	Schedule 12.02 to Devon Credit Agreement